UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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FirstEnergy Corp.
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Notice of Annual Meeting of Shareholders and Proxy Statement Annual Meeting of Shareholders May 19, 2015

2015

76 South Main Street

Akron, Ohio 44308

Rhonda S. Ferguson

Vice President and Corporate Secretary

April 1, 2015

Dear Shareholder:

You are cordially invited to attend the 2015 FirstEnergy Corp. Annual Meeting of Shareholders on Tuesday, May 19, 2015, at 8:00 a.m., Eastern Time, at the John S. Knight Center, 77 E. Mill Street, Akron, Ohio. If you plan to attend the meeting in person, you must register in advance. Instructions on how to register are included in the questions and answers section of the accompanying proxy statement.

The notice and proxy statement contain important information about proxy voting and the business to be conducted at the meeting. We encourage you to read it carefully before voting. Then, whether or not you plan to attend the meeting in person, please vote by following the voting instructions described in the accompanying materials to ensure that your shares are represented at the meeting. We encourage you to take advantage of our Internet or telephone voting options. Your Board of Directors recommends that you vote “FOR” Items 1 through 4 and “AGAINST” each of the shareholder proposals, which are Items 5 through 8.

This proxy statement demonstrates our ongoing commitment to provide a clear and detailed discussion of matters that will be addressed at the meeting. It includes an expanded proxy statement summary starting on page 1 with certain charts and illustrations to help better explain our corporate governance and compensation programs and objectives.

We are pleased to again take advantage of the Securities and Exchange Commission’s “notice and access” rules that permit us to electronically deliver proxy materials to some of our shareholders. This delivery method allows us to provide our shareholders with the information they need while lowering our printing and mailing costs, reducing the impact on the environment by decreasing the amount of paper needed to print the proxy statement and related materials, and reducing the resources required to deliver these materials.

This notice and proxy statement is being mailed to shareholders on or about April 1, 2015.

Your vote and support are important to us. Thank you in advance for voting promptly.

Sincerely,

Important Note Regarding Voter Participation

Pursuant to applicable rules, if your shares are held in a broker account, you must provide your broker with voting instructions for all matters to be voted on at the Annual Meeting of Shareholders except for the ratification of PricewaterhouseCoopers LLP as FirstEnergy Corp.’s independent registered public accounting firm; your broker does not have the discretion to vote your shares on any other matters without the specific instruction from you to do so.

Please take time to vote your shares!

FirstEnergy Corp. 2015 Proxy Statement

Notice of Annual Meeting of Shareholders

April 1, 2015

To the Holders of Shares of Common Stock:

The 2015 FirstEnergy Corp. Annual Meeting of Shareholders (later referred to as the Annual Meeting or the Meeting) will be held on Tuesday, May 19, 2015 at 8:00 a.m., Eastern Time at the John S. Knight Center, 77 E. Mill Street, Akron, Ohio. The purpose of the Meeting will be to:

•	Elect the 13 nominees to the Board of Directors named in the attached proxy statement to hold office until the 2016 annual meeting of shareholders and until their successors shall have been elected;

•	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2015;

•	Advisory vote to approve named executive officer compensation;

•	Approve the FirstEnergy Corp. 2015 Incentive Compensation Plan;

•	Vote on four shareholder proposals, if properly presented at the Meeting; and

•	Take action on other business that may come properly before the Meeting and any adjournment or postponement thereof.

Please carefully review this notice and the proxy statement and vote your shares by following the instructions on your proxy card/voting instruction form, Notice of Internet Availability of Proxy Materials or other electronic communications to ensure your representation at the Meeting. Only shareholders of record as of the close of business on March 20, 2015, or their proxy holders, may vote at the Meeting.

If you plan to attend the Meeting in person, you must register in advance. Instructions on how to register are included in the questions and answers section of the accompanying proxy statement.

On behalf of the Board of Directors,

Rhonda S. Ferguson

Vice President and Corporate Secretary

Akron, Ohio

FirstEnergy Corp. 2015 Proxy Statement

Table of Contents

Proxy Summary	1

Questions and Answers about the Annual Meeting	4

Proxy Materials	4

Voting Matters	6

How You Can Vote	8

Attending the Annual Meeting	10

Shareholder Proposals for 2016	11

Obtaining Additional Information	12

Corporate Governance and Board of Directors Information	13

Audit Committee Report	20

Matters Relating to the Independent Registered Public Accounting Firm	21

Items to Be Voted On	22

Review of Director Nominees	34

Biographical Information and Qualifications of Nominees for Election as Directors	35

Security Ownership of Management	42

Security Ownership of Certain Beneficial Owners	43

Executive Compensation	44

Compensation Committee Report	44

Compensation Discussion and Analysis	44

Executive Summary	44

Compensation Tables	70

Director Compensation	89

2015 Shareholder Proposals	92

Other Information	102

Compensation Committee Interlocks and Insider Participation	102

Section 16(a) Beneficial Ownership Reporting Compliance	102

Certain Relationships and Related Person Transactions	102

Equity Compensation Plan Information	103

Appendices

FirstEnergy Corp. 2015 Incentive Compensation Plan	A-1

Energy Services and General Industry Peer Groups	B-1

FirstEnergy Corp. 2015 Proxy Statement

Proxy Summary

2015 Annual Meeting of Shareholders

•	Time and Date: 8:00 a.m., Eastern Time on Tuesday, May 19, 2015

•	Location: John S. Knight Center, 77 E. Mill Street, Akron, Ohio

•	Record Date: March 20, 2015

•

Voting: Shareholders of record of FirstEnergy common stock as of the March 20, 2015 record date are entitled to receive the Notice of Annual Meeting of Shareholders and they or their proxy holders may vote their shares at the Annual Meeting.

•	Admission: If you plan to attend the Annual Meeting, you must register in advance. See the questions and answers “Attending the Annual Meeting” section below for more details.

Voting Matters

		Board Vote Recommendation		Page Reference (for more detail)
		FOR	AGAINST
Item 1	Election of 13 Director Nominees named in this proxy statement	✓		22
Item 2	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2015	✓		23
Item 3	Advisory vote to approve named executive officer compensation	✓		23
Item 4	Vote on a management proposal to approve the FirstEnergy Corp. 2015 Incentive Compensation Plan	✓		24
Items 5 to 8	Shareholder Proposals		✓	32

How to Cast Your Vote

Your vote is important! Even if you plan to attend our Annual Meeting in person, please cast your vote as soon as possible by:

Internet (or by scanning the QR Code if provided on your proxy card/voting instruction form)	Calling toll-free using a touch-tone phone	Mail by returning your proxy card/voting instruction form

Please follow the instructions provided on your proxy card/voting instruction form (later referred to as the proxy card), Notice of Internet Availability of Proxy Materials, electronic or other communications included with your proxy materials. Also refer to the “How You Can Vote” section of the Questions and Answers below for more details.

1	FirstEnergy Corp. 2015 Proxy Statement

— Proxy Summary (Continued) —

Board Nominees

Your Board of Directors (later referred to as your Board) has 13 members that will stand for re-election. Each member stands for re-election annually. The following table provides summary information about each director nominee standing for re-election to your Board.

Name	Age	Director Since	Independent	Committee Memberships	# of Other Public Company Boards*
Paul T. Addison	68	2003	Yes	Audit, Finance (Chair)	0
Michael J. Anderson	63	2007	Yes	Corporate Governance (Chair), Finance	1
William T. Cottle	69	2003	Yes	Corporate Governance, Nuclear (Chair)	0
Robert B. Heisler, Jr.	66	2006	Yes	Audit, Compensation	3
Julia L. Johnson	52	2011	Yes	Corporate Governance, Finance	3
Charles E. Jones	59	2015	No	N/A	1
Ted J. Kleisner	70	2011	Yes	Compensation (Chair), Nuclear	0
Donald T. Misheff	58	2012	Yes	Finance, Nuclear	2
Ernest J. Novak, Jr.	70	2004	Yes	Audit (Chair), Finance	2
Christopher D. Pappas	59	2011	Yes	Compensation, Finance	1
Luis A. Reyes	63	2013	Yes	Corporate Governance, Nuclear	0
George M. Smart	69	1997	Yes	Audit, Corporate Governance	1
Dr. Jerry Sue Thornton	68	2015	Yes	N/A	2
* As determined by New York Stock Exchange Listed Company Manual guidance.

Mr. Charles E. Jones was elected to your Board effective January 1, 2015 and is a nominee for election by shareholders at the Annual Meeting. Dr. Jerry Sue Thornton was elected to your Board effective March 17, 2015 and is a nominee for election by shareholders at the Annual Meeting. It is anticipated that Dr. Thornton will be appointed to one or more Board committees at your Board’s organizational meeting in May. Mr. Anthony J. Alexander will conclude his service as Executive Chairman on April 30, 2015 and will also step down from your Board effective May 1, 2015. Ms. Catherine A. Rein and Mr. Wes M. Taylor will retire from your Board as of the date of the Meeting in accordance with the mandatory retirement age provisions of our Corporate Governance Policies. The size of your Board, which is currently set at 16, will be reduced to 13 as of the Annual Meeting.

Corporate Governance Highlights

Your Company is committed to good corporate governance, which we believe is important to the success of our business and in advancing shareholder interests. Highlights include:

✓

The positions of Executive Chairman & Chief Executive Officer (later referred to as our CEO) are separated. The positions of Chairman and CEO were separated during 2014 and were held by an independent director and officer, respectively. Effective May 1, 2015, Mr. Smart, currently our Lead Independent Director, will return to his prior role as our independent Chairman when Mr. Alexander concludes his service as Executive Chairman.

✓	All directors are independent, other than the CEO and, until May 1, 2015, our Executive Chairman
✓	Board committees comprised entirely of independent directors
✓	Annual election of all directors
✓	Director Resignation Policy requiring any director nominee in an uncontested director election who receives a majority withheld votes to tender his or her resignation
✓	Diversity reflected in Board composition
✓	Independent directors meet without management present at every regular Board meeting
✓	Corporate Governance Committee and Board engage in rigorous director succession planning
✓	Directors may not stand for reelection after age 72
✓	Directors attended 75% or more of Board and committee meetings in 2014

2	FirstEnergy Corp. 2015 Proxy Statement

— Proxy Summary (Continued) —

✓	Our Corporate Governance Policies provide that your Board considers diversity, age, business or administrative experience and skills and other attributes when evaluating nominees for your Board
✓	Risk oversight by full Board and Committees
✓	Required annual Board and Committee evaluations per Corporate Governance Policies
✓	Active shareholder engagement
✓	Shareholder right to call special meetings
✓	Adoption of a Code of Business Conduct and Ethics
✓	Robust stock ownership guidelines
✓	Policy prohibiting short sales, hedging, margin accounts and pledging by our directors and executive officers

Our corporate governance practices are described in greater detail in the “Corporate Governance and Board of Directors Information” section.

Executive Compensation Highlights

What we do	What we DON’T do

✓     Pay for performance

✓     Consider peer groups in establishing compensation

✓     Review tally sheets

✓     Robust stock ownership guidelines

✓     Clawback policy

✓    Retain an independent compensation consultant

✓     Annual advisory vote to approve named executive officer compensation

✓     Compensation Committee that is comprised entirely of independent directors

✓      Do not allow repricing of underwater stock options

✓      Do not allow hedging or pledging of Company stock by our directors and executive officers

✓      Do not have excise tax gross-ups

✓      Do not pay tax gross-ups on our limited perquisites

✓      Do not provide excessive perquisites

Our executive compensation practices are described in greater detail in the “Executive Compensation” section.

3	FirstEnergy Corp. 2015 Proxy Statement

Proxy Statement

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 19, 2015. This proxy statement and the annual report are available at www.ReadMaterial.com/FE.

Questions and Answers about the Annual Meeting

Proxy Materials

1	Q:	Why did I receive these proxy materials?
A:

You received these materials because you were a holder or beneficial owner (as defined below) of shares of common stock of FirstEnergy Corp. (later referred to as FirstEnergy, the Company, we, us or our) as of the close of business on March 20, 2015, the record date (later referred to as the Record Date). Your Company’s Annual Meeting of Shareholders (later referred to as the Meeting) will be held on Tuesday, May 19, 2015. We began distributing these proxy materials to shareholders on or about April 1, 2015.

2	Q:	Can I view FirstEnergy proxy materials and annual reports on the Internet instead of receiving paper copies in the future?

A:

Yes. If you received paper copies of the proxy statement and the annual report and you are a shareholder of record, you can elect to view future proxy statements and annual reports on the Internet by marking the designated box on your proxy card or by following the instructions when voting by Internet or by telephone. If you choose this option, prior to the next annual meeting, you will be mailed a paper copy of the proxy card along with instructions on how to access the proxy statement and annual report using the Internet unless applicable regulations require delivery of printed proxy materials. Your choice will remain in effect until you notify us that you wish to resume mail delivery of these documents.

If you previously elected to access your proxy materials over the Internet, you will not receive a Notice of Internet Availability of Proxy Materials (later referred to as a Notice of Internet Availability) or paper copies of proxy materials in the mail unless applicable regulations require delivery of printed proxy materials. Instead, you will receive a paper copy of the proxy card along with instructions on how to access the proxy statement and annual report using the Internet.

If you received a Notice of Internet Availability, you may not receive printed copies of the proxy statements and annual reports in the future unless applicable regulations require delivery of printed proxy materials. You may elect to be mailed a paper proxy card with instructions on how to access proxy statements and annual reports using the Internet for future meetings by following the instructions when voting by Internet. The Notice of Internet Availability also contains instructions on how you may request delivery of proxy materials in printed form on an ongoing basis, if desired.

If you are a beneficial owner, refer to the information provided by your broker, bank or other nominee for instructions on how to elect to view future FirstEnergy proxy statements and annual reports on the Internet instead of receiving paper copies.

4	FirstEnergy Corp. 2015 Proxy Statement

3	Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of receiving a full set of printed proxy materials?

A:

To reduce the environmental impact and related costs of the Meeting, we are pleased to again furnish the proxy materials over the Internet. As a result, we are sending a number of our shareholders a Notice of Internet Availability instead of a printed copy of the proxy materials. All shareholders receiving the Notice of Internet Availability will have the ability to access the proxy materials and vote via the Internet and to request a printed copy of the proxy materials by mail, if desired. Instructions on how to access the proxy materials over the Internet, to vote online, and to request a printed copy may be found in the Notice of Internet Availability. In addition, the Notice of Internet Availability contains instructions on how you may request delivery of proxy materials in printed form on an ongoing basis, if desired.

4	Q:	Can I vote my shares by filling out and returning the Notice of Internet Availability, if I received such notice?

A:

No. The Notice of Internet Availability identifies the items to be voted on at the Meeting, but you cannot vote by marking the Notice of Internet Availability and returning it. The Notice of Internet Availability provides instructions on how to vote via the Internet, how to request proxy materials in printed form so that you can vote by telephone or by returning a paper proxy card by mail, and how to submit a ballot in person at the Meeting.

5	Q:	Why did we receive just one copy of the proxy statement and annual report when we have more than one stock account in our household?

A:

Where applicable, we follow the Securities and Exchange Commission (later referred to as the SEC) rule that permits us to send one copy each of this proxy statement and the annual report to a household if shareholders provide written or implied consent. We previously mailed a notice to eligible registered shareholders stating our intent to use this rule unless a shareholder provided an objection. Using this rule reduces unnecessary publication and mailing costs. Shareholders continue to receive a separate proxy card or opportunity to vote via the Internet, as applicable, for each stock account. If you are a registered shareholder and received only one copy each of the proxy statement and the annual report in your household, you can request multiple copies of the proxy statement and the annual report for some or all accounts for this year or in the future, either by calling Shareholder Services at 1-800-736-3402 or by writing to FirstEnergy Corp., c/o American Stock Transfer & Trust Company, LLC, P.O. Box 2016, New York, NY 10272-2016, and we will promptly deliver the requested copies. You also may contact us in the same manner if you are receiving multiple copies of this proxy statement and/or the annual report in your household and desire to receive one copy. If you are not a registered shareholder and your shares are held by a bank, broker, or other nominee you will need to contact such bank, broker, or other nominee to revoke your election and receive multiple copies of these documents.

6	Q:	What is the difference between holding shares as a “shareholder of record” and holding shares in “street name” or as a “beneficial owner”?

A:

Shareholder of Record: If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are a shareholder of record of the shares. As the shareholder of record, you have the right to vote your shares directly or to grant a proxy to vote your shares to a representative of your Company or to another person. As a record holder you have received either a proxy card to use in voting your shares or a Notice of Internet Availability which instructs you how to vote.

5	FirstEnergy Corp. 2015 Proxy Statement

Beneficial Owner: If your shares are held through a bank, broker, or other nominee, it is likely that they are registered in the name of such bank, broker, or other nominee and you are the beneficial owner of shares, meaning that you hold shares in “street name.” You are also a beneficial owner if you own shares through the FirstEnergy Corp. Savings Plan.

As a beneficial owner of shares, you have the right to direct the registered holder to vote your shares, and you may attend the Meeting (please follow the advance registration instructions below in Question 17). Your bank, broker or other nominee has provided a voting instruction form for you to use in directing how your shares are to be voted. However, since a beneficial owner is not the shareholder of record, you may not vote your shares in person at the Meeting unless you obtain a legal proxy from the registered holder of the shares giving you the right to do so. If you are a FirstEnergy Corp. Savings Plan participant, because the Savings Plan’s Trustee is the only one who can vote your Savings Plan shares, you cannot vote your Savings Plan shares in person at the Meeting (although you may certainly attend by following the advance registration instructions below in Question 17).

7	Q:	Who is soliciting my vote, how are proxy cards being solicited, and what is the cost?
A:

Your Board is soliciting your vote. We have arranged for the services of Morrow & Co., LLC to solicit votes personally or by telephone, mail, or other electronic means for a fee not expected to exceed $19,250, plus reimbursement of expenses. Votes also may be solicited in a similar manner by officers and employees of your Company on an uncompensated basis. Your Company will pay all solicitation costs and will reimburse banks, brokers, or other nominees for postage and expenses incurred by them for sending proxy materials to beneficial owners.

Voting Matters

8	Q:	What items of business will be voted on at the Meeting?
	A:	The items of business scheduled to be voted on at the Meeting are:

•  Item 1 - Election of 13 Director Nominees named in this proxy statement

•  Item 2 - Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2015

•  Item 3 - Advisory vote to approve named executive officer compensation

•  Item 4 - Vote on a proposal to approve the FirstEnergy Corp. 2015 Incentive Compensation Plan and

•  Items 5 - 8 - Shareholder proposals

9	Q:	What is a quorum and what other voting information should I be aware of?
A:

As of the Record Date, 421,985,114 shares of our common stock were outstanding. A majority of these shares represented at the Meeting either in person or by proxy constitutes a quorum. A quorum is required to conduct business at the Meeting. All shares represented at the Meeting are counted for the purpose of determining a quorum, without regard to abstentions or broker non-votes. A broker non-vote occurs when an entity holding shares in street name, such as a bank or broker, has not received voting instructions from the beneficial owner and either chooses not to vote those shares on a routine matter or is not permitted to vote those shares on a non-routine matter. You are entitled to one vote for each share of common stock you owned on the Record Date.

6	FirstEnergy Corp. 2015 Proxy Statement

If you are a beneficial owner, we encourage you to provide instructions to your bank, broker, or other nominee by executing the voting form supplied to you by that entity. A broker will be permitted to vote your shares on Item 2 without your instructions because Item 2 is considered a routine matter under applicable New York Stock Exchange (later referred to as NYSE) rules; however, your broker cannot vote your shares on any other items unless you provide instructions because these are deemed to be non-routine matters under NYSE rules. Therefore, your failure to give voting instructions means that your shares will not be voted on these non-routine items and, as applicable, your unvoted shares will be broker non-votes. An item to be voted on may require a percentage of votes cast, rather than a percentage of shares outstanding, to determine passage or failure. Votes cast is defined to include both “For” and “Against” votes and excludes abstentions and broker non-votes, except with respect to Item 4 whereby abstentions will have the same effect of being counted as a vote “Against” pursuant to NYSE rules. If your proxy card is not completed properly, such as marking more than one box for an item, your vote for that particular item will be treated as an abstention.

10	Q:	What is the vote required for each item to be voted on?
A:

For the election of directors named under Item 1, the 13 nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. As further described in Item 1 below, any nominee for director who receives a greater number of votes “Withheld” from his or her election than votes “For” his or her election will promptly tender his or her resignation to the Corporate Governance Committee following certification of the shareholder vote. Abstentions and broker non-votes will have no effect. With respect to Item 2, ratification of the appointment of PricewaterhouseCoopers LLP as your Company’s independent registered public accounting firm for 2015 requires the affirmative vote of a majority of votes cast. Abstentions and broker non-votes will have no effect. For Item 3, the affirmative vote of a majority of the votes cast is required to approve, by non-binding vote, named executive officer compensation. Abstentions and broker non-votes will have no effect. For Item 4, the affirmative vote of a majority of the votes cast is required to approve the FirstEnergy Corp. 2015 Incentive Compensation Plan. Under NYSE requirements for the approval of equity plans, abstentions will be counted and have the same effect as an “Against” vote and broker non-votes will have no effect.

The non-binding shareholder proposals in Items 5 through 8, must receive the affirmative vote of a majority of votes cast. Abstentions and broker non-votes will have no effect. Notwithstanding the results of the shareholder vote on Items 5 through 8, the ultimate adoption of such shareholder proposals is at the discretion of your Board.

11	Q:	Will any other matters be voted on other than those described in this proxy statement?

A:

We do not know of any business that will be considered at the Meeting other than the matters described in this proxy statement. However, if other matters are presented properly, your executed appointment of a proxy will give authority to the appointed proxies to vote on those matters at their discretion, unless you indicate otherwise in writing.

12	Q:	Where can I find the voting results of the Meeting?
A:

We will announce preliminary voting results at the Meeting. Final voting results will be set forth in a Current Report on Form 8-K, which is required to be filed with the SEC within four business days after the date of the Meeting and will be posted on our Internet website at www.firstenergycorp.com under the tab Investors, SEC Filings & Reports. You may also automatically receive your Company’s SEC Alerts (which include alerts for the filing of Form 8-Ks by your Company with the SEC) via e-mail by visiting that same website and clicking on Investors, SEC Filings & Reports and then the E-mail Alert icon.

7	FirstEnergy Corp. 2015 Proxy Statement

How You Can Vote

13	Q:	Who is entitled to vote at the Meeting?
A:

Shareholders of record of FirstEnergy common stock as of the Record Date are entitled to receive notice of the Meeting and vote their shares. If you plan to attend the Meeting, you will need to register in advance by following the advance registration instructions below in Question 17.

14	Q:	How does the Board recommend that I vote?
A:

Your Board recommends that you vote as follows:

•  “For” the 13 Nominees to your Board who are listed in this proxy statement (Item 1);

•  “For” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2015 (Item 2);

•  “For” the advisory vote to approve named executive officer compensation (Item 3);

•  “For” the management proposal to approve the FirstEnergy Corp. 2015 Incentive Compensation Plan (Item 4); and

•  “Against” each of the shareholder proposals (Items 5 through 8).

15	Q:	How do I vote?
A:

If you are a shareholder of record or an employee who holds unvested restricted stock, you can vote your shares using one of the following methods. Whether you plan to attend the Meeting or not, we encourage you to vote as soon as possible.

•  By Internet - Go to the Internet website indicated on your proxy card, Notice of Internet Availability or other electronic communications and follow the instructions.

•  By telephone - Call the toll-free number indicated on your proxy card or other electronic communications using a touch-tone telephone and follow the instructions.

•  By mail

–   Complete, date and sign the proxy card that you received in the mail. If you properly sign your proxy card but do not mark your choices, your shares will be voted as recommended by your Board.

–   Mail your proxy card in the enclosed postage-paid envelope. If your envelope is misplaced, send your proxy card to Corporate Election Services, your Company’s independent proxy tabulator and Inspector of Election. The address is FirstEnergy Corp., c/o Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230.

•  At the Meeting - You may vote in person at the Meeting, even if you previously appointed a proxy by Internet, telephone, or mail.

If you received a Notice of Internet Availability and would like to vote by telephone or mail, please follow the instructions on your notice to request a paper copy of the proxy materials and proxy card.

If you are a participant in the FirstEnergy Corp. Savings Plan, your proxy card will include the shares of common stock held for your account in the FirstEnergy Corp. Savings Plan and any other shares registered with our transfer agent, American Stock Transfer & Trust Company, LLC, as of the Record Date. You can vote shares allocated to your Savings Plan account by submitting your voting instructions by telephone or through the Internet as instructed on your proxy card or by completing,

8	FirstEnergy Corp. 2015 Proxy Statement

signing, and dating the proxy card and returning the form in the enclosed postage-prepaid envelope. Subject to the Employee Retirement Income Security Act of 1974, as amended, and pursuant to the Savings Plan provisions, the Savings Plan’s Trustee will vote all shares as instructed by Savings Plan participants and shares for which the Savings Plan’s Trustee does not receive timely voting instructions will be voted in the same proportion as the shares held under the Savings Plan for which the Savings Plan’s Trustee receives timely voting instructions. Because the Savings Plan Trustee is the only one who can vote your FirstEnergy Corp. Savings Plan shares, you may not vote such shares at the Meeting.

Beneficial owners (other than participants in the FirstEnergy Corp. Savings Plan) will receive instructions from the holder of record (the bank, broker or other nominee that holds your shares) that you must follow in order for your shares to be voted. Also, please note that if you wish to vote in person at the Meeting, you must request a legal proxy from your bank, broker, or other nominee that holds your shares and present that legal proxy identifying you as the beneficial owner of your shares of FirstEnergy common stock and authorizing you to vote those shares at the Meeting.

If you are voting by Internet, telephone or mail, your vote must be received by 7:00 a.m. Eastern time on Tuesday, May 19, 2015, to be counted in the final tabulation except for participants in the FirstEnergy Corp. Savings Plan. If you are a participant in the FirstEnergy Corp. Savings Plan, your vote must be received by 6:00 a.m. Eastern time on Monday, May 18, 2015, to be counted in the final tabulation.

16	Q:	How may I revoke my proxy?
A:

You may revoke your appointment of a proxy or change your related voting instructions one or more times by:

•  Mailing a proxy card that revises your previous appointment and voting instructions;

•  Voting by Internet or telephone after the date of your previous appointment and voting instructions;

•  Voting in person at the Meeting (other than participants in the FirstEnergy Corp. Savings Plan); or

•  Notifying the Corporate Secretary of your Company in writing prior to the commencement of the Meeting.

The proxy tabulator will treat the last instructions it receives from you as final. For example, if a proxy card is received by the proxy tabulator after the date that a telephone or Internet appointment is made, the tabulator will treat the proxy card as your final instruction. For that reason, it is important to allow sufficient time for your voting instructions on a mailed proxy card to reach the proxy tabulator before changing them by telephone or Internet. Please note that unless you are voting in person at the Meeting, in order to be counted, the revocation or change must be received by the date and time discussed above in Question 15. Also refer to “How do I vote?” in Question 15 above for additional instructions.

If you are a beneficial owner of shares, you must follow the directions you receive from your bank, broker, or other nominee in order to change your vote.

9	FirstEnergy Corp. 2015 Proxy Statement

Attending the Annual Meeting

17	Q:	Do I need to register in advance to attend the Meeting?
A:

Yes. In accordance with our security procedures, if you plan to attend the Meeting, you will need to register in advance by following the advance registration instructions below.

Attendance at the Meeting will be limited to your Company’s invited guests and to persons owning FirstEnergy Corp. shares as of the Record Date of March 20, 2015, who register in advance of the Meeting as described below and present (i) an admission card (refer to further instructions below) and (ii) a valid form of government-issued photo identification. If you are a beneficial owner of shares (other than being a participant in the FirstEnergy Corp. Savings Plan), to attend the meeting you will also need an original copy of a letter or legal proxy from your bank, broker, or other nominee or your account statement showing proof that you own FirstEnergy shares as of the Record Date. The admission card admits only the named shareholder(s) and is not transferable.

Advance Registration

If you are a shareholder of record, participant in the FirstEnergy Corp. Savings Plan or an employee who holds unvested restricted stock and you are voting by Internet or telephone, or by mail: To register to attend the Meeting, please indicate that you will attend the Meeting when voting by Internet or telephone, or check the appropriate registration box on your proxy card if voting by mail.

All other shareholders: To register to attend the Meeting and, as applicable, have an admission card mailed to you, please send a request containing all of the information described below.

Send your request by mail to: FirstEnergy Corp. Annual Meeting Registration — A-GO-16, 76 South Main Street, Akron, OH 44308-1890; by email to: Registration@FirstEnergyCorp.com or by fax: 330-777-6519.

1.     Your name, mailing address and telephone number; and

2.     If you are a beneficial owner (other than participants in the FirstEnergy Corp. Savings Plan), proof that you own FirstEnergy shares (such as a photocopy of a letter or legal proxy from your bank, broker, or other nominee or a photocopy of your account statement redacting certain information) as of the Record Date of March 20, 2015.

Admission Card

If you plan to attend the Meeting, please follow the advance registration instructions above and bring the admission card with you to the Meeting. If you are a shareholder of record, participant in the FirstEnergy Corp. Savings Plan or an employee who holds unvested restricted stock, the admission card portion of your proxy card or one-page Notice of Internet Availability will serve as your admission card. All other shareholders must follow the instructions above to receive an admission card.

Other Related Matters

If you desire to have one representative attend the Meeting on your behalf or one representative designated to present a shareholder proposal properly brought before the Meeting, please follow the process under “All other shareholders” above and include the name, mailing address and telephone number of that representative.

10	FirstEnergy Corp. 2015 Proxy Statement

Cameras, recording equipment, computers, large bags and items such as briefcases, backpacks and packages will not be permitted in the Meeting room. No individual may use communication devices, take photographs, or use audio or video recording equipment in the Meeting facilities without the express written permission of your Company. No firearms or weapons will be allowed in the Meeting facilities. Signage and other inappropriate items are likewise prohibited. Seating will be limited and your Company reserves the right to limit the number of Meeting attendees.

18	Q:	What are the directions to the Meeting location?
A:

John S. Knight Center, 77 E. Mill Street, Akron, Ohio

•   From Ohio Turnpike Via Route 8: Take I-80 East to Exit 180 (Route 8 South). Follow Route 8 South to the Perkins Street exit. Exit right onto Perkins Street. Proceed on Perkins Street until reaching High Street. Turn left onto High Street. Proceed on High Street, passing over East Market Street. The John S. Knight Center is located on the left at the corner of High & Mill Streets.

•   From North Via I-77 & West Via I-76: Take I-77/I-76 (they run concurrently briefly) to Exit 22A. Merge with a one-way side street (South Street). Follow South Street to the 2nd light—At that point all traffic must turn left onto Broadway. Follow Broadway to Mill Street. The John S. Knight Center is located at the corner of Broadway & Mill Streets.

•   From North and South via I-71: Take I-71 to I-76 East to Exit 22A (Main/Broadway/Downtown) then follow directions above.

•   From South: Take I-77 to Exit 22A. Take Broadway and follow Broadway to Mill Street. The John S. Knight Center is located on the left at the corner of Broadway & Mill Streets.

Parking is available next to and near the John S. Knight Center.

Shareholder Proposals For 2016

19	Q:	When are shareholder proposals due for the 2016 Annual Meeting?
A:

Under the rules of the SEC, a shareholder who wishes to offer a proposal for inclusion in your Company’s proxy statement and proxy card for the 2016 annual meeting of shareholders must submit the proposal and any supporting statement by December 3, 2015, to the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, OH 44308-1890. Any proposal received after that date will not be eligible for inclusion in the 2016 proxy statement and proxy card.

Under our Amended Code of Regulations (later referred to as the Amended Regulations), a shareholder who wishes to properly introduce an item of business before an annual meeting of shareholders must follow the applicable rules and procedures. The procedures provide that we must receive the notice of intention to introduce an item of business, including nominations of candidates for election to your Board, at an annual meeting not less than 30 nor more than 60 calendar days prior to the annual meeting. In the event public announcement of the date of the annual meeting is not made at least 70 calendar days prior to the date of the meeting, notice must be received not later than the close of business on the 10th calendar day following the day on which the public announcement is first made. Accordingly, if a public announcement of the date of the 2016 annual meeting of shareholders is made at least 70 calendar days prior to the date of the meeting and assuming that our 2016 annual meeting of shareholders is held on the third Tuesday of May, we must receive any notice of intention to introduce an item of business at that meeting no earlier than March 18, 2016 and no later than April 17, 2016; otherwise, we must receive any notice of intention to introduce an item of business at that meeting no later than the close of business on the 10th calendar day following the day on which the public announcement is first made. If we do not receive notice as set forth above or if certain

11	FirstEnergy Corp. 2015 Proxy Statement

other requirements of applicable law are met, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting. Our Amended Regulations are available on the SEC website and upon written request to the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, OH 44308-1890.

Obtaining Additional Information

20	Q:	How can I learn more about FirstEnergy’s operations?
A:

You can learn more about our operations by reviewing the annual report to shareholders for the year ended December 31, 2014, that is included with the mailing of this proxy statement. You can also view the annual report and other information by visiting our Internet website at www.firstenergycorp.com/financialreports or www.ReadMaterial.com/FE.

A copy of our latest Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC, including the financial statements and the financial statement schedules, will be sent to you, without charge, upon written request to Rhonda S. Ferguson, Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, Ohio 44308-1890. You also can view the Form 10-K by visiting your Company’s Internet website at www.firstenergycorp.com/financialreports. Information contained on any of the Company or third-party* Internet sites referenced above or later in this proxy statement is not deemed to be part of this proxy statement.

*

The inclusion of a hyperlink to any third-party Internet site is not and does not imply any endorsement, approval, investigation, verification or monitoring by FirstEnergy of any information contained in such a third-party site (other than information prepared by FirstEnergy). In no event shall FirstEnergy be responsible for the information (other than information prepared by FirstEnergy) contained on any such third-party site or your use of such third-party site.

12	FirstEnergy Corp. 2015 Proxy Statement

Corporate Governance and Board of Directors Information

Board Leadership Structure

Your Board separated the positions of CEO and Chairman of the Board in 2004 and such separation continued throughout 2014. During 2014, Mr. Anthony J. Alexander served as our CEO, while Mr. George M. Smart, an independent director, served as our Chairman of the Board. Our Amended Regulations and Corporate Governance Policies do not require that our Chairman of the Board of Directors and CEO positions be separate, and your Board has not adopted a specific policy or philosophy on whether the role of the CEO and Chairman of the Board of Directors should be separate. However, having a separate Chairman of the Board and CEO has typically allowed our CEO to focus more time on our day-to-day operations and is appropriate at this time.

Your Board recently considered its leadership structure when Mr. Anthony J. Alexander, who served as your Company’s CEO in 2014, was elected as our Executive Chairman, effective January 1, 2015. He was succeeded by Mr. Charles E. Jones, who was elected as your Company’s CEO and to your Company’s Board. Mr. Alexander will conclude his service as Executive Chairman on April 30, 2015 and will also step down from your Board effective May 1, 2015. During this brief transition period in 2015, Mr. Smart, serving as your Lead Independent Director since January 1, 2015, effectively provides the Board with the same level of independent leadership that was provided while Mr. Smart served as Chairman of the Board, which allows your new CEO to focus more time on our day-to-day operations and allows your Executive Chairman to focus on the transition of your new CEO. Effective May 1, 2015, Mr. Smart will return to his prior role as your independent Chairman when Mr. Alexander concludes his service as Executive Chairman. Mr. Smart, whether in his role as Chairman in 2014 or in his role as Lead Independent Director during the transition period, presides at all executive sessions of the independent directors.

As required by the NYSE listing standards, FirstEnergy schedules regular executive sessions for our independent directors to meet without management participation. Because an independent director is required to preside over each such executive session of independent directors, we believe it is more efficient to have our Lead Independent Director or independent Chairman preside over all such meetings as opposed to rotating that function among all of your Company’s independent directors.

Director Independence

Your Board annually reviews the independence of each of its members to make the affirmative determination of independence that is called for by our Corporate Governance Policies and required by the SEC and the listing standards of the NYSE, including certain independence requirements of Board members serving on the Audit Committee, the Compensation Committee and the Corporate Governance Committee.

Your Board adheres to the definition of an “independent” director as established by the NYSE and the SEC. The definition used by your Board to determine independence is included in our Corporate Governance Policies and can be viewed by visiting our Internet website at www.firstenergycorp.com/charters.

Compliance with the definition of independence is reviewed annually by the Corporate Governance Committee. During this review, your Board recognizes that in the ordinary course of business, relationships and transactions may occur between your Company and its subsidiaries and entities with which some of our Directors are or have been affiliated. Accordingly, our Corporate Governance Guidelines provide categorical standards to assist your Board in determining what constitutes a material relationship for purposes of determining a director’s independence. The following relationships are not considered to be material and, as such, would not impair a Director’s independence: if the Director, an immediate family member or a person or organization with which the Director has an affiliation purchases electricity or related products or services from your Company or its subsidiaries in the ordinary course of business and the rates or charges involved in the transaction are fixed in conformity with law or governmental authority or otherwise meet the requirements of Item 404(a) Instruction 7 of the SEC’s Regulation S-K. Each independent director is required to report to the Corporate Secretary any changes in the information used to determine independence.

13	FirstEnergy Corp. 2015 Proxy Statement

Based on the most recent annual independence review, your Board affirmatively determined, with the exception of Mr. Anthony J. Alexander (who is not a nominee) and Mr. Charles E. Jones, that all nominees (Paul T. Addison, Michael J. Anderson, William T. Cottle, Robert B. Heisler, Jr., Julia L. Johnson, Ted J. Kleisner, Donald T. Misheff, Ernest J. Novak, Jr., Christopher D. Pappas, Luis A. Reyes, George M. Smart and Dr. Jerry Sue Thornton) as well as Ms. Rein and Mr. Taylor are independent, in each case under these independence standards. Mr. Alexander and Mr. Jones are not considered independent directors because of their employment with your Company. Ms. Rein and Mr. Taylor will retire from your Board as of the date of the Meeting in accordance with the mandatory retirement age provisions of our Corporate Governance Policies. Accordingly, your Board has not nominated Ms. Rein or Mr. Taylor as candidates for reelection at the Meeting.

In making such determination, your Board considered the fact that certain directors are executive officers of companies with which we conducted business. In addition, many of our directors are or were directors, trustees, or similar advisors of entities with which we conducted business or of non-profit organizations with which we conducted business and/or made contributions.

Specifically, your Board considered the following relationships that existed during the preceding three years between your Company and its subsidiaries and certain entities affiliated with our directors:

•

Purchases from the Company for non-regulated electric services and related non-electric products and services (Ms. Johnson, Dr. Thornton and Messrs. Anderson, Heisler, Kleisner, Misheff, Novak, Reyes and Smart);

•	Purchases by the Company of electric power generation and equipment, fuel and related products, and generator service (Dr. Thornton and Messrs. Anderson, Reyes, Smart and Taylor);

•	Purchases by the Company of paint and related coatings (Dr. Thornton);

•	Purchases by the Company for public utility water services (Ms. Johnson);

•	Purchases by the Company of temporary labor and mutual emergency assistance (Ms. Johnson and Mr. Reyes);

•	Payments by the Company of fees for non-advisory cash financial services and non-advisory trustee and investment management financial services (Ms. Rein);

•	Purchases by the Company of cement products (Mr. Novak);

•	Purchase from the Company for rental property lease (Mr. Anderson);

•	Purchases by the Company of tools and tire repair services (Mr. Heisler);

•	Payments by the Company relating to workers compensation (Dr. Thornton and Messrs. Heisler and Novak);

•	Purchases by the Company for banquet, meeting and outing related expenses (Dr. Thornton and Messrs. Heisler and Misheff); and

•	Payments by the Company relating to charitable contributions, membership fees/dues and related expenses (Dr. Thornton and Messrs. Anderson, Heisler, Kleisner, Misheff, Novak, Reyes and Smart).

In all cases, your Board determined that the nature of the business conducted and any interest of the applicable director in that business were immaterial both to your Company and to the director. Pursuant to your Company’s Corporate Governance Policies, your Board also determined that the amounts paid to or received from the other entity affiliated with the applicable director in connection with the applicable transactions in each of the last three years did not exceed the greater of $1 million or 2 percent of the consolidated gross revenue of that entity, which is the threshold set forth in the NYSE listing standards and our Corporate Governance Policies. The Corporate Governance Committee determined that none of the relationships described above constituted a related person transaction requiring disclosure as set forth in the Related Person Transactions Policy described under the heading “Certain Relationships and Related Person Transactions” in this proxy statement. In addition, outside of their service as a Company director, your Company’s directors do not currently provide professional or other services to your Company, its affiliates or any officer of your Company and your Company’s directors are not

14	FirstEnergy Corp. 2015 Proxy Statement

related to any executive officer of your Company. Also, in each case where the director is an executive officer of another company, any transactions constituted less than one percent of your Company’s and the other company’s consolidated gross revenues in each of the last three completed fiscal years.

Board’s Function

Although your Board has the responsibility for establishing broad corporate policies and for our overall performance, the Board is not involved in day-to-day operations of your Company. Management keeps the directors informed of our business and operations with various reports and documents that are sent to them each month. Management also makes operating and financial presentations at Board and committee meetings. The Board established the committees described below to assist in performing its responsibilities.

Corporate Governance Documents

Your Board believes that your Company’s policies and practices should enhance your Board’s ability to represent your interests as shareholders. In support of this philosophy, your Board established Corporate Governance Policies which, together with Board committee charters, serve as a framework for meeting your Board’s duties and responsibilities with respect to the governance of your Company. Our Corporate Governance Policies and Board committee charters can be viewed by visiting our Internet website at www.firstenergycorp.com/charters. Any amendments to these documents will promptly be made available on our Internet website.

Board’s Role in Risk Oversight

Your Company faces a variety of risks and recognizes that the effective management of those risks contributes to the overall success of your Company. Your Company has implemented a process to identify, prioritize, report, monitor, manage, and mitigate its significant risks. A Risk Policy Committee, consisting of the Chief Risk Officer and senior executive officers, provides oversight and monitoring to ensure that appropriate risk policies are established and carried out and processes are executed in accordance with selected limits and approval levels. Other Company committees exist to address topical risk issues. Timely reports on significant risk issues are provided as appropriate to employees, management, senior executive officers, respective Board committees, and the full Board. The Chief Risk Officer also prepares enterprise-wide risk management reports that are presented to the Audit Committee, the Finance Committee and your Board.

Your Board administers its risk oversight function through the full Board as well as through the various Board committees. Specifically, the full Board considers applicable risks of your Company at each meeting in connection with its consideration of significant business and financial developments of your Company. Also, the Audit Committee Charter requires the Audit Committee to oversee, assess, discuss, and generally review your Company’s policies with respect to the assessment and management of risks, including risks related to the financial statements and financial reporting process of your Company, credit risk, and liquidity and commodity market risks. The Audit Committee also reviews and discusses with management the steps taken to monitor, control, and mitigate such exposures. Through this oversight process, your Board obtains an understanding of significant risk issues on a timely basis, including the risks inherent in your Company’s strategy. In addition, while your Company’s Chief Risk Officer administratively reports to the Chief Financial Officer, he has full access to the Audit and Finance Committees and is scheduled to attend each of their Committee meetings.

In addition to the Audit Committee’s role in risk oversight, our other Board committees also play a role in risk oversight within each of their areas of responsibility. Specifically, the Compensation Committee reviews, discusses, and assesses risk related to compensation programs, including incentive compensation and equity-based plans, and risk related to compensation philosophy and structure. See also, “Risk Assessment of Compensation Programs” found in the Compensation Discussion and Analysis section in this proxy statement. The Corporate Governance Committee considers risk related to corporate governance, including Board and committee membership, Board performance, and related party transactions. The Finance Committee evaluates the impact of risk resulting from financial resources and strategies, including capital structure policies, financial forecasts, budgets and financial transactions, commitments, expenditures, long and short-term debt levels, dividend policy, issuance of securities, exposure to fluctuation in interest rates, share repurchase programs and

15	FirstEnergy Corp. 2015 Proxy Statement

other financial matters deemed appropriate by your Board. The Nuclear Committee considers the risks associated with the safety, reliability, and quality of our nuclear operations. Further, day-to-day risk oversight is conducted by our Corporate Risk department and our senior management and is shared with your Board or Board committees, as appropriate. We believe that your Board’s role in risk oversight is consistent with and complemented by your Board’s leadership structure. The section above in this proxy statement entitled “Board Leadership Structure” provides information relating to our historical separation of the Chairman of the Board and CEO positions and the similar roles of the Independent Lead Director and CEO positions during the current transition period.

Board Training

The Board recognizes the importance of its members keeping current on Company and industry issues and their responsibilities as directors. All new directors participate in orientation soon after being elected to the Board. Also, the Board makes available and encourages continuing education programs for Board members, which may include internal strategy meetings, third-party presentations, and externally offered programs.

Attendance at the Annual Meeting of Shareholders and Board and Committee Meetings

Our Corporate Governance Policies provide that Directors are expected to attend all scheduled Board and committee meetings and your Company’s annual meetings of shareholders. All Board members who were nominees at that time attended your Company’s 2014 annual meeting of shareholders.

Your Board held ten meetings during 2014. All directors attended 75 percent or more of the meetings of your Board and of the committees on which they served in 2014.

Non-management directors, who are all independent directors, are required to meet as a group in executive sessions without the CEO, the Executive Chairman or any other non-independent director, or management at least six times in each calendar year. George M. Smart, our Lead Independent Director, presides over all executive sessions. During 2014, the non-management directors met ten times in executive sessions.

Members of the Nuclear Committee and other Board members also participate in regular site visits to your Company’s nuclear units and other operating locations.

Committees of the Board of Directors

Your Board established the standing committees listed below. All committees are comprised solely of independent directors as determined by your Board in accordance with our Corporate Governance Policies, which incorporate the NYSE listing standards and applicable SEC rules. All members of the Audit Committee, Compensation Committee and the Corporate Governance Committee are independent based on the definition applicable to such committee in the NYSE listing standards and SEC rules.

Audit Committee

The purpose of the Audit Committee is to assist your Board with oversight of: the integrity of your Company’s financial statements; your Company’s compliance with legal, risk management, and regulatory requirements; the independent auditor’s qualifications and independence; the performance of your Company’s internal audit function and independent auditor; and your Company’s systems of internal control with respect to the accuracy of financial records, adherence to Company policies, and compliance with legal and regulatory requirements. The Audit Committee prepares the report that SEC rules require be included in this proxy statement and performs such other duties and responsibilities enumerated in the Audit Committee Charter. The Audit Committee’s function is one of oversight, recognizing that your Company’s management is responsible for preparing your Company’s financial statements, and the independent auditor is responsible for auditing those statements. In adopting the Audit Committee Charter, your Board acknowledges that the Audit Committee members are not employees of your Company and are not providing any expert or special assurance as to your Company’s financial statements or any professional certification as to the independent auditor’s work or auditing standards. Each member of the Audit Committee shall be entitled to rely on the integrity of those persons and organizations

16	FirstEnergy Corp. 2015 Proxy Statement

within and outside your Company who provide information to the Audit Committee and the accuracy and completeness of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary. For a complete list of responsibilities and other information, refer to the Audit Committee Charter available on our Internet website at www.firstenergycorp.com/charters.

The Audit Committee is comprised of five independent members and met nine times in 2014. The current members of the Audit Committee are Ernest J. Novak, Jr. (Chair), Paul T. Addison, Robert B. Heisler, Jr., Catherine A. Rein and George M. Smart. All members of the Committee are financially literate. Your Board appoints at least one member of the Audit Committee who, in your Board’s business judgment, is an “Audit Committee Financial Expert,” as such term is defined by the SEC. Your Board determined that independent Audit Committee and Board member Ernest J. Novak, Jr. meets this definition. If it would occur and as required by the applicable NYSE listing standards, your Company will disclose on its website (www.firstenergycorp.com under the tab Investors, Corporate Governance, Board of Directors) any Board determination that the service by a member of your Company’s Audit Committee on the audit committees of more than three public companies does or does not impair the ability of that individual to serve effectively on your Company’s Audit Committee. See the Audit Committee Report in this proxy statement for additional information regarding the Audit Committee. Ms. Rein will retire from your Board as of the date of the Meeting in accordance with the mandatory retirement age provisions of our Corporate Governance Policies.

Compensation Committee

The purpose of the Compensation Committee is to discharge the responsibilities of your Board as specified in the Compensation Committee Charter relating to the compensation of certain senior-level officers of your Company, including your CEO, your Company’s other non-CEO executive officers, the Chairman of the Board, if the Chairman of the Board is not an employee, and other individuals named in your Company’s annual proxy statement; to review, discuss, and endorse a compensation philosophy and objectives that support competitive pay for performance and are consistent with the corporate strategy; to assist your Board in establishing the appropriate incentive compensation and equity-based plans for your Company’s executive officers and other senior-level officers; to administer such plans in order to attract, retain, and motivate skilled and talented executives and to align such plans with Company and business unit performance, business strategies, and growth in shareholder value; to review and discuss with your Company’s management the disclosures in the Compensation Discussion and Analysis (later referred to as the CD&A) required by applicable rules and regulations and, based upon such review and discussions, to recommend to your Board whether the CD&A should be included in your Company’s Annual Report on Form 10-K and proxy statement; to produce the Compensation Committee Report to be included in your Company’s Annual Report on Form 10-K and proxy statement, in accordance with applicable rules and regulations; and to perform such other duties and responsibilities enumerated in and consistent with the Compensation Committee Charter. For a complete list of responsibilities and other information, refer to the Compensation Committee Charter available on our Internet website at www.firstenergycorp.com/charters. In addition, refer to the CD&A that can be found later in this proxy statement.

The Compensation Committee is comprised of five independent members and met five times in 2014. The current members of this committee are Ted J. Kleisner (Chair), Robert B. Heisler, Jr., Christopher D. Pappas, Catherine A. Rein and Wes M. Taylor. Mr. Kleisner was elected as Chair of the Committee in May 2014. Ms. Rein and Mr. Taylor will retire from your Board as of the date of the Meeting in accordance with the mandatory retirement age provisions of our Corporate Governance Policies.

Corporate Governance Committee

The purpose of the Corporate Governance Committee is to develop, recommend to your Board, and periodically review the corporate governance principles applicable to your Company; to recommend Board candidates for all directorships by identifying individuals qualified to become Board members in a manner that is consistent with criteria approved by your Board; to recommend that your Board select the director nominees for the next annual

17	FirstEnergy Corp. 2015 Proxy Statement

meeting of shareholders and recommend to your Board nominees to fill any vacancies and/or newly created directorships on your Board; and to oversee the evaluation of your Board, each committee thereof, and management.

In consultation with the CEO, the Chairman of the Board or, as applicable, the Lead Independent Director and the full Board, the Corporate Governance Committee has primary responsibility to search for, recruit, screen, interview, and recommend prospective directors, as required, who will provide an appropriate balance of knowledge, experience, and capability on your Board. The process for board succession planning and identifying potential candidates for nomination by your Board is an ongoing one. The Corporate Governance Committee has actively engaged in director succession planning and regularly evaluates the addition of a director or directors with particular attributes described below along with an appropriate mix of long-, medium-, and short-term tenured directors in its succession planning. Your Board did not use a third party to assist with the identification and evaluation of potential nominees. In connection with our mandatory retirement age for outside directors described below, five of our six longest tenured directors are expected to retire within three years, including Ms. Rein and Mr. Taylor who will be retiring in May 2015.

The Corporate Governance Committee is guided by its charter, the Corporate Governance Policies, and other applicable laws and regulations in recruiting and selecting director candidates. Any assessment of a prospective Board or committee candidate includes, at a minimum, issues of diversity, age, background and training; business or administrative experience and skills; dedication and commitment; business judgment; analytical skills; problem-solving abilities; and familiarity with the regulatory environment. The Corporate Governance Policies provide that your Board will not nominate for re-election at any annual meeting of shareholders a non-employee Director following his or her 72nd birthday. In addition, the Corporate Governance Committee may consider such other attributes as it deems appropriate, all in the context of the perceived needs of your Board or applicable committee at that point in time. Such directors shall possess experience in one or more of the following: management or senior leadership position which demonstrates significant business or administrative experience and skills; accounting or finance; the electric utilities or nuclear power industry; or other significant and relevant areas deemed by the Corporate Governance Committee to be valuable to your Company.

The Corporate Governance Committee investigates and considers suggestions for candidates for membership on your Board, including shareholder nominations for your Board. Provided that shareholders nominating director candidates have complied with the procedural requirements set forth in the Corporate Governance Committee Charter and Amended Regulations, the Corporate Governance Committee applies the same criteria and employs substantially similar procedures for evaluating nominees suggested by shareholders for your Board as it would for evaluating any other Board nominee. The Corporate Governance Committee will give due consideration to all written shareholder nominations that are submitted in writing to the Corporate Governance Committee, in care of the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, Ohio 44308-1890, received at least 120 days before the publication of your Company’s annual proxy statement from a shareholder or group of shareholders owning one half of one percent (0.5 percent) or more of your Company’s voting stock for at least one year, and accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information, together with the written consent of the proposed nominee to be named in the proxy statement and to serve on your Board. For a complete list of responsibilities and other information, refer to the Corporate Governance Committee Charter available on our Internet website at www.firstenergycorp.com/charters.

This committee is comprised of five independent members and met five times in 2014. The current members of this committee are Michael J. Anderson (Chair), William T. Cottle, Julia L. Johnson, Luis A. Reyes and George M. Smart.

Finance Committee

The purpose of the Finance Committee is to monitor and oversee your Company’s financial resources and strategies, with emphasis on those issues that are long-term in nature. For a complete list of responsibilities and other information, refer to the Finance Committee Charter available on our Internet site at www.firstenergycorp.com/charters.

18	FirstEnergy Corp. 2015 Proxy Statement

This committee is comprised of six independent members and met four times in 2014. The current members of this committee are Paul T. Addison (Chair), Michael J. Anderson, Julia L. Johnson, Donald T. Misheff, Ernest J. Novak, Jr. and Christopher D. Pappas.

Nuclear Committee

The purpose of the Nuclear Committee is to monitor and oversee your Company’s nuclear program and the operation of all nuclear units in which your Company or any of its subsidiaries has an ownership or leasehold interest. For a complete list of responsibilities and other information, refer to the Nuclear Committee Charter available on our Internet site at www.firstenergycorp.com/charters.

This committee is comprised of five independent members and met six times in 2014. The current members of this committee are William T. Cottle (Chair), Ted J. Kleisner, Donald T. Misheff, Luis A. Reyes and Wes M. Taylor. Mr. Taylor will retire from your Board as of the date of the Meeting in accordance with the mandatory retirement age provisions of our Corporate Governance Policies.

Non-Affiliated Board Membership

Our Corporate Governance Policies provide that the expectation is that directors will not, without your Board’s approval, serve on the board of directors of more than three other non-affiliated companies having securities registered under the Securities Exchange Act of 1934, as amended (later referred to as the Exchange Act). All of our directors are in compliance with this provision of our Corporate Governance Policies.

Communications with the Board of Directors

Your Board provides a process for shareholders and interested parties to send communications to your Board and non-management directors, including our Lead Independent Director. As set forth in your Company’s Corporate Governance Policies, shareholders and interested parties may send written communications to your Board or a specified individual director by mailing any such communications to the FirstEnergy Board of Directors at your Company’s principal executive office, c/o Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, OH 44308-1890. Our Corporate Governance Policies can be viewed by visiting our Internet website at www.firstenergycorp.com/charters.

The Corporate Secretary or a member of her staff reviews all such communications promptly and relays them directly to a Board member or a specified individual director, provided that such communications: (i) bear relevance to your Company and the interests of the shareholder, (ii) are capable of being implemented by your Board, (iii) do not contain any obscene or offensive remarks, (iv) are of a reasonable length, and (v) are not from a shareholder who already has sent two such communications to your Board in the last year. Your Board may modify procedures for sorting shareholders’ and interested parties’ communications or adopt any additional procedures, provided they are approved by a majority of the independent directors.

Codes of Business Conduct

Your Company’s Code of Business Conduct applies to all employees, including the CEO, Chief Financial Officer, and Chief Accounting Officer. In addition, your Board has a separate Director Code of Ethics and Business Conduct. Both codes can be viewed on our Internet website at www.firstenergycorp.com/charters. Any substantive amendments to these documents or related waivers will be made available on our Internet website. Both codes are available, without charge, upon written request to the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, Ohio 44308-1890.

19	FirstEnergy Corp. 2015 Proxy Statement

Audit Committee Report

The Audit Committee (later referred to in this section as the Committee) of your Board is charged with assisting the full Board in fulfilling your Board’s oversight responsibility with respect to the quality and integrity of the accounting, auditing, and financial reporting practices of your Company. The Committee acts under a written charter that is reviewed annually, revised as necessary, and is approved by your Board. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements to be included in your Company’s Annual Report on Form 10-K for the year ended December 31, 2014. In performing its review, the Committee discussed the propriety of the application of accounting principles by your Company, the reasonableness of significant judgments and estimates used in the preparation of the financial statements, and the clarity of disclosures in the financial statements.

The Committee reviewed and discussed with your Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, their opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States. This discussion covered the matters required by Auditing Standard No. 16, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board, including its judgments as to the propriety of the application of accounting principles by your Company.

The Committee received the written disclosures and the letter from the independent registered public accounting firm regarding their independence from your Company as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and discussed with the independent registered public accounting firm such firm’s independence.

The Committee discussed with your Company’s internal auditors and independent registered public accounting firm the overall scope, plans, and results of their respective audits. The Committee met with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of your Company’s internal controls, and the overall quality of your Company’s financial reporting process.

Based on the above reviews and discussions conducted, the Committee recommended to your Board that the audited financial statements be included in your Company’s Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC.

Audit Committee Members: Ernest J. Novak, Jr. (Chair), Paul T. Addison, Robert B. Heisler, Jr., Catherine A. Rein and George M. Smart.

20	FirstEnergy Corp. 2015 Proxy Statement

Matters Relating to the Independent Registered Public Accounting Firm

Audit Fees

The following is a summary of the fees paid by your Company to its independent registered public accounting firm, PricewaterhouseCoopers LLP, for services provided to your Company and its reporting subsidiaries during the years 2014 and 2013:

PricewaterhouseCoopers LLP billed your Company an aggregate of $7,818,000 in 2014 and $8,001,000 in 2013 in fees for professional services rendered for the audit of your Company’s financial statements and the review of the financial statements included in each of your Company’s Quarterly Reports on Form 10-Q, services that are normally provided in connection with statutory and regulatory filings or engagements, audit related services and, in 2013, non-audit services as noted below.

	Fees for Audit Year 2014	Fees for Audit Year 2013
Audit Fees(1)	$7,701,000	$7,661,000
Audit Related Fees(2)	117,000	300,000
Tax Fees	- 0 -	- 0 -
All Other Fees(3)	- 0 -	40,000

	$7,818,000	$8,001,000

(1)

Professional services rendered for the audits of your Company’s and certain of its subsidiaries’ annual financial statements and reviews of unaudited financial statements included in your Company’s and its SEC reporting subsidiary’s Quarterly Reports on Form 10-Q and for services in connection with statutory and regulatory filings or engagements, including comfort letters, agreed upon procedures and consents for financings and filings made with the SEC.

(2)

Professional services rendered in 2014 and 2013 related to additional agreed upon procedures for the audit of compliance with certain DOE grants. Also, in 2014, professional services rendered related to SEC Regulation AB and, in 2013, professional services rendered related to storm attestation.

(3)	Other professional services rendered in 2013 related to SEC Regulation AB readiness.

The Committee has considered whether any non-audit services rendered by the independent registered public accounting firm are compatible with maintaining its independence. The Committee, in accordance with its charter and in compliance with all applicable legal and regulatory requirements promulgated from time to time by the NYSE and SEC, has a policy under which the independent registered public accounting firm cannot be engaged to perform non-audit services that are prohibited by these requirements. The policy further states that any engagement of the independent registered public accounting firm to perform other audit-related or any non-audit services must have approval in advance by the Chair of the Committee upon the recommendation of the Vice President, Controller and Chief Accounting Officer. Such approved engagement is then presented to the Committee at its next regularly scheduled meeting. All services provided by PricewaterhouseCoopers LLP in 2014 and 2013 were pre-approved.

21	FirstEnergy Corp. 2015 Proxy Statement

Items to Be Voted On

Item 1 — Election of Directors

You are being asked to vote for the following 13 nominees to serve on your Board for a term expiring at the annual meeting of shareholders in 2016 and until their successors shall have been elected: Paul T. Addison, Michael J. Anderson, William T. Cottle, Robert B. Heisler, Jr., Julia L. Johnson, Charles E. Jones, Ted J. Kleisner, Donald T. Misheff, Ernest J. Novak, Jr., Christopher D. Pappas, Luis A. Reyes, George M. Smart and Dr. Jerry Sue Thornton. Mr. Jones was elected to your Board effective January 1, 2015 and is a nominee for election by shareholders at the Meeting. Dr. Thornton was elected to your Board effective March 17, 2015 and is a nominee for election by shareholders at the Meeting. Dr. Thornton was recommended as a director by the members of our Corporate Governance Committee.

As previously discussed, Mr. Alexander will conclude his service as Executive Chairman on April 30, 2015 and will also step down from your Board effective May 1, 2015, and Ms. Rein and Mr. Taylor will retire from your Board as of the date of the Meeting in accordance with the mandatory retirement age provisions of our Corporate Governance Policies. Accordingly, your Board has not nominated Ms. Rein or Messrs. Alexander and Taylor as candidates for reelection at the Meeting and the size of your Board, which is currently set at 16, will be reduced to 13 as of the Meeting. Mr. Alexander began his career with your Company in 1972 and there is profound thanks from your Board for his dedication, steadfastness, commitment and years of service to the interests of the Company, your Board, our shareholders, employees, customers and the communities we serve. Ms. Rein has been a director of your Company since 2001 and director of GPU, Inc. (merged with your Company in 2001) from 1989 to 2001. Mr. Taylor has been a director of your Company since 2004. We are also grateful for the leadership Ms. Rein and Mr. Taylor have provided during their years of service to your Company; their wisdom, knowledge, and judgment will be missed.

The section of this proxy statement entitled “Biographical Information and Qualifications of Nominees for Election as Directors” provides information for all nominees for election at the Meeting. Your Board has no reason to believe that the persons nominated will not be available to serve after being elected. If any of these nominees would not be available to serve for any reason, shares represented by the appointed proxies will be voted either for a lesser number of directors or for another person selected by your Board. However, if the inability to serve is believed to be temporary in nature, the shares represented by the appointed proxies will be voted for that person who, if elected, will serve when able to do so.

Pursuant to your Company’s Amended Regulations, at any election of directors, the persons receiving the greatest number of votes are elected to the vacancies to be filled. Our Corporate Governance Policies also provide that in an uncontested election of directors (i.e., an election where the only nominees are those recommended by your Board), any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “For” his or her election will promptly tender his or her resignation to the Corporate Governance Committee following certification of the shareholder vote. The Corporate Governance Committee will promptly consider the tendered resignation and will recommend to your Board whether to accept or reject the tendered resignation no later than 60 days following the date of the shareholders’ meeting at which the election occurred. In considering whether to recommend acceptance or rejection of the tendered resignation, the Corporate Governance Committee will consider factors deemed relevant by the committee members, including the director’s length of service, the director’s particular qualifications and contributions to your Company, the reasons underlying the majority withheld vote, if known, and whether these reasons can be cured, and compliance with stock exchange listing standards and the Corporate Governance Policies. In considering the Corporate Governance Committee’s recommendation, your Board will consider the factors considered by the Corporate Governance Committee and any such additional information and factors your Board believes to be relevant. Your Board will act on the Corporate Governance Committee’s recommendation no later than at its next regularly scheduled board meeting.

This Item 1 asks that you vote “FOR” the 13 nominees named in this proxy statement to serve on your Board.

Your Board Recommends That You Vote “For” Item 1.

22	FirstEnergy Corp. 2015 Proxy Statement

Item 2 — Ratification of the Appointment of the Independent Registered Public Accounting Firm

You are being asked to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as your Company’s independent registered public accounting firm to examine the books and accounts of your Company for the fiscal year ending December 31, 2015. While our Amended Regulations do not require shareholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, we are submitting the proposal for ratification as a matter of good corporate governance. However, if shareholders do not ratify the appointment, the Audit Committee will reconsider retaining PricewaterhouseCoopers LLP. Even if the appointment is ratified, the Audit Committee, at its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of your Company and its shareholders. A representative of PricewaterhouseCoopers LLP is expected to attend the Meeting and will be available to respond to appropriate questions, and have an opportunity to make a statement if he or she wishes to do so. We refer you to the Matters Relating to the Independent Registered Public Accounting Firm section of this proxy statement for information regarding services performed by, and fees paid to, PricewaterhouseCoopers LLP during the years 2013 and 2014.

This Item 2 asks that you vote “FOR” the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as your Company’s independent registered public accounting firm for the 2015 fiscal year.

Your Board Recommends That You Vote “For” Item 2.

Item 3 — Advisory Vote to Approve Named Executive Officer Compensation

The following proposal provides shareholders the opportunity to cast an advisory, non-binding vote on compensation for the named executive officers (later referred to as the NEOs), as further described in the Compensation Discussion and Analysis (later referred to as CD&A), by voting for or against the following resolution. This resolution is required pursuant to Section 14A of the Exchange Act. The next advisory vote on executive officer compensation is scheduled to occur at your Company’s 2016 annual meeting of shareholders.

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the FirstEnergy Corp. NEOs, as such compensation is disclosed pursuant to the compensation disclosure rules of the SEC, including the CD&A, the compensation tables, and the other related narrative executive compensation disclosure contained in this proxy statement.”

The primary objectives of your Company’s executive compensation program are to attract, motivate, retain, and reward the talented executives who we believe can provide the performance and leadership we need to achieve success in the highly complex energy industry. Our executive compensation program is centered on a pay for performance philosophy and is aligned with the long-term interests of our shareholders. In 2014, compensation adjustments were provided to some of our NEOs, positioning the total annual compensation opportunities provided to our NEOs, in the aggregate, at 2 percent below the revenue-regressed 50th percentile of our peer group.

After engaging with our top shareholders in 2013 and 2014 and making significant changes to our compensation plans and programs, we received over 92 percent support from our shareholders for our advisory vote to approve named executive officer (later referred to as NEO) compensation at our annual meeting in 2014. During 2014, we continued to benchmark our plans and programs to support direct alignment between pay and performance and with your Company’s shareholders’ interests.

23	FirstEnergy Corp. 2015 Proxy Statement

The following are highlights of changes made to our compensation plans and programs in 2014:

•

Created a pool of funds for the Short-Term Incentive Program (later referred to as STIP) payout based on Operating EPS (a non-GAAP financial measure, as described in the CD&A) achieved during the plan year to ensure incentive payouts are aligned with Company Operating earnings results,

•

Strengthened the relationship between pay and performance by providing a completely at-risk Long-Term Incentive Program (later referred to as LTIP) beginning in 2014, which puts 88 percent of our CEO’s and 74 percent of our remaining NEOs’, in the aggregate, total compensation opportunity completely at-risk,

•	Eliminated overlapping performance measures in the STIP and LTIP beginning in 2014, with the exception of the Safety performance measure,

•	Implemented a clawback policy,

•	Closed the FirstEnergy Corp. Supplemental Executive Retirement Plan to new entrants in 2014,

•	Moved to a qualified and nonqualified cash-balance pension plan formula for new hires and rehires after January 1, 2014, and

•	Eliminated the counting of unvested performance-adjusted restricted stock units towards share ownership guideline requirements.

We direct you to the CD&A for a more detailed discussion of these changes.

Your Board strongly believes that these changes, in conjunction with continued shareholder outreach, are in the best interests of shareholders and address the financial and operational concerns raised in previous shareholders’ advisory vote results and ongoing shareholder outreach. Annual review of all compensation plans and programs will continue to ensure that your Company’s compensation programs are in alignment with market practice and in the best interest of our shareholders.

Your Board recommends that shareholders vote “FOR” approval of Item 3. Because your vote is advisory, it will not be binding upon your Board. However, your Board carefully considers shareholders’ opinions, and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation practices.

Your Board Recommends That You Vote “For” Item 3.

Item 4 — Approve the FirstEnergy Corp. 2015 Incentive Compensation Plan

Subject to shareholder approval, your Board has adopted the FirstEnergy Corp. 2015 Incentive Compensation Plan (later referred to as the Plan), to promote the success of your Company and its subsidiaries by providing incentives to certain employees and directors that will link their personal interests to the long-term financial success of your Company and its subsidiaries and to increase shareholder value. By adopting the Plan, your Board believes your Company will continue to be able to motivate, attract, and retain the people whose judgment, interest, efforts, and special skills will help enable your Company to succeed. The Plan provides for equity and equity-based awards the Company intends to grant under its Long-Term Incentive Program and cash-based awards your Company intends to grant under its Short-Term Incentive Program.

Purpose of the Proposal

You are being asked to approve the proposed Plan, including the authority to issue 10 million shares for awards under the Plan. Based on the number of shares available under our current 2007 Incentive Plan (as described below) and the Company’s historical grant practices, approval of the Plan is necessary in order to have sufficient shares available in the future for your Company’s customary annual incentive awards and occasional awards to attract, retain and motivate key employees in specific situations. The affirmative vote of a majority of the votes cast is required to approve the Plan. Under NYSE requirements for the approval of equity plans, abstentions will be counted and have the same effect as an “Against” vote and broker non-votes will have no effect. A summary of the principal features of the Plan is provided below, but is qualified in its entirety by reference to the full text of the Plan that is attached as Appendix A to this proxy.

24	FirstEnergy Corp. 2015 Proxy Statement

Shareholder approval of the Plan is intended to constitute approval for purposes of the approval requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (later referred to as the Code), so that certain awards based on the attainment of performance goals using the performance measures set forth in the Plan are eligible to qualify as “performance-based compensation” under Section 162(m) of the Code. Section 162(m) of the Code generally limits the deductibility of compensation in excess of $1,000,000 that is payable to certain officers of your Company. If, however, awards qualify as “performance-based compensation” and other conditions are met your Company may avoid the loss of tax deductions for those awards. Because the performance-based compensation exception under Section 162(m) of the Code requires a review of individual facts, and there is limited binding guidance under Section 162(m), your Company cannot guarantee that any awards under the Plan to covered employees that are intended to qualify for the exemption will necessarily qualify. Your Company reserves the right to grant awards to covered employees under the Plan that are not intended to qualify for exemption under Section 162(m) of the Code.

Material Features of the Plan

Plan Administration.   Generally, the Plan will be administered by the Compensation Committee of your Board (later referred to in this Item 4 as the Committee). However, the Plan is administered by the full Board with respect to awards granted to non-employee directors. The Committee consists solely of two or more “outside directors” (as defined under the regulations of Section 162(m) of the Code). With respect to awards granted to employees, the Committee has the discretionary power to interpret the terms of the Plan, any award agreement and any other agreement or document related to the Plan. With respect to awards granted to non-employee directors, your Board has the discretionary power to interpret the terms of the Plan, any award agreement and any other agreement or document related to the Plan. The Committee also may adopt such rules, regulations, forms, instruments, and guidelines for administering the Plan as it deems necessary or proper. The Committee may delegate to an officer of your Company the authority to grant a certain number of awards to employees who are not deemed to be insiders for purposes of Section 16 of the Exchange Act.

Eligibility.   All employees and non-employee directors are eligible to participate in the Plan. The Plan authorizes the Committee to designate any employee of your Company and its subsidiaries as a participant in the Plan. Your Board may designate any non-employee director as a participant. Generally, all regular employees (approximately 15,466 as of the date of this proxy statement) may receive cash-based awards granted under the plan under the Company’s short-term incentive programs and all executives of the organization (approximately 558 as of the date of this proxy statement) may receive equity or equity-based awards under your Company’s long-term incentive program. Currently, there are 14 non-employee directors on your Board who are eligible to receive awards under the Plan.

Shares Available Under the Plan.   The maximum number of shares of your Company’s common stock, par value $0.10 per share, that your Company may issue with respect to awards granted under the Plan is:

•	10,000,000 shares, plus

•	the total number of shares remaining available for grant under your Company’s Amended and Restated 2007 Incentive Plan as of the effective date of the Plan, plus

•

the total number of shares that are subject to awards currently outstanding under your Company’s Amended and Restated 2007 Incentive Plan that are not used due to the forfeiture, cancellation or expiration of such awards.

Assuming target level payouts, as of March 17, 2015, there are approximately 1.95 million shares remaining available under the Amended and Restated 2007 Incentive Plan and approximately 2.3 million shares underlying outstanding awards granted under the Amended and Restated 2007 Incentive Plan, which reflects expected forfeitures related to Mr. Alexander’s pending departure associated with prorated performance-adjusted RSUs for the 2013-2015 and 2014-2016 cycles. Assuming maximum achievement of performance targets, as of March 17, 2015, there are less than 25,000 shares remaining available under the Amended and Restated 2007 Incentive Plan and approximately 4.2 million shares underlying outstanding awards granted under the Amended and Restated 2007 Incentive Plan, which also reflects Mr. Alexander’s expected forfeitures. Actual results will not be

25	FirstEnergy Corp. 2015 Proxy Statement

determined until the end of each applicable performance period and may be adjusted upward or downward subject to the achievement of performance targets. In connection with the approval of the Plan, no further awards will be granted under the Amended and Restated 2007 Incentive Plan. Awards previously issued under the Amended and Restated 2007 Incentive Plan will continue to be governed in accordance with the terms of such plan. As of March 17, 2015, the closing price of a common share of your Company was $35.06. Shares available for issuance under the Plan may be authorized and unissued shares, treasury shares or shares obtained on the open market.

Adjustments.   In the event of any corporate event or transaction (including a change in the shares of your Company or the capitalization of your Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spinoff, other distribution of stock or property of your Company, combination of shares, exchange of shares, dividend in-kind or other like change in capital structure, number of outstanding shares or distribution (other than normal cash dividends) to shareholders of your Company or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of the participants’ rights under the Plan, will substitute or adjust, as applicable, the number and kind of shares that may be issued under the Plan or under particular forms of awards, the number and kind of shares subject to outstanding awards, the exercise price applicable to outstanding awards, any annual award limits, and other value determinations applicable to outstanding awards.

No Liberal Share Counting Provisions.   The Plan prohibits “liberal share counting” by requiring that no shares tendered in payment of a stock option’s exercise price may be added back into the aggregate share limit. The Plan also provides that no shares withheld in satisfaction of tax withholding obligations may be added back into the aggregate share limit. The full number of common shares covered by a SAR, to the extent that it is settled in common shares, and whether or not all shares are actually issued to a participant upon exercise of the SAR, will be considered used and therefore may not be added back to the aggregate share limit. Lastly, if your Company repurchases common shares with stock option exercise proceeds, those shares will not be added to the aggregate plan limit.

Annual Award Limits.   No more than 500,000 shares subject to stock options or SARs that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code may be granted to any participant with respect to any calendar year. Awards of restricted stock, restricted stock units, and performance shares that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code are each limited to 500,000 shares per participant for any calendar year, whether such awards are paid in cash or stock. For any calendar year, the maximum amount payable to any participant with respect to any cash-based award intended to qualify as “performance-based compensation” under Section 162(m) of the Code will be $15 million. In addition, the aggregate number of shares that may be granted to any non-employee director under an award during any calendar year may not exceed 500,000 shares.

Prohibition on Repricing of Options or SARs.   Subject to the adjustment provisions described above in the subsection titled “Adjustments”, in no event will the Committee or your Board, without first obtaining the approval of your Company’s shareholders, have the right to:

•

cancel outstanding stock options or SARs for the purpose of replacing or regranting such stock options or SARs with an exercise price that is less than the original exercise price of the stock option or SAR;

•	change the exercise price of a stock option or SAR to an exercise price that is less than the original exercise price; or

•	cancel an outstanding stock option or SAR with an exercise price that is more than the fair market value of a share on the date of cancellation in exchange for cash or another award.

Minimum Vesting Requirements.   Awards granted under the Plan are generally required to have a minimum vesting period of at least one year. However, up to five percent (5%) of the shares available under the Plan may be used for awards without a minimum vesting period.

26	FirstEnergy Corp. 2015 Proxy Statement

Performance Goals.   Awards under the Plan may be conditioned upon the attainment of performance goals. Any performance measure(s) may be used to measure the performance of your Company or any subsidiary as a whole or any business unit or segment of your Company or a subsidiary. Any performance measures may also be used as a comparison of the performance of your Company, a subsidiary or a division to the performance of a group of comparator companies, or a published or special index. The Committee may select a share price performance measure as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any award based on the achievement of performance goals pursuant to the performance measures. In establishing performance measures, the Committee may provide that any financial factor that in whole or in part comprises any performance measure will be determined in accordance with U.S. generally accepted accounting principles (later referred to as GAAP) or that any such financial factor may be non-GAAP (i.e., that such financial factor may be adjusted to exclude from its calculation one or more GAAP or non-GAAP items).

The Committee may provide in any award based on the achievement of performance goals that any evaluation of performance may include or exclude any of the following events that occur during a performance period: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; any reorganization and restructuring programs; extraordinary nonrecurring items; acquisitions or divestitures; and/or foreign exchange gains and losses.

27	FirstEnergy Corp. 2015 Proxy Statement

Performance goals and performance measures under the Plan may be selected by the Committee in its sole discretion. With respect to awards intended to qualify as performance-based compensation under Section 162(m) of the Code, performance goals may be based upon one or more of the following performance measures:

•	Net earnings or net income (before or after taxes);
•	Income;
•	Retained earnings;
•	Earnings per share;
•	Net sales or revenue growth;
•	Net operating profit or income;
•	Operating earnings;
•	Return measures (including return on assets, capital, invested capital, equity, sales or revenue);
•	Cash flow (including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment);
•	Earnings before taxes, interest, depreciation and/or amortization (later referred to as EBITDA);
•	Adjusted EBITDA;
•	Gross or operating margins;
•	Productivity ratios;
•	Share price (including growth measures and total shareholder return);
•	Costs or cost control;
•	Margins;
•	Operating efficiency;
•	Operating and maintenance cost management;
•	Demand-side management (including conservation and load management);
•	Market share;
•	Service reliability;
•	Energy production availability performance;
•	Results of customer satisfaction or employee satisfaction surveys;
•	Aggregate product price and other product price measures;
•	Working capital;
•	Economic value added (later referred to as EVA®), which is net operating profit after tax minus the sum of capital multiplied by the cost of capital;
•	Management development;
•	Succession planning;
•	Shaping legislative and regulatory initiatives and outcomes;
•	Taxes;
•	Safety record;
•	Depreciation and amortization;
•	Total shareholder return;
•	Workforce hiring plan measures;
•	Air quality control project management;
•	Environmental;
•	Risk management;
•	Technology upgrade measures;
•	Financial contribution to earnings from special projects or initiatives;
•	Capital expenditures;
•	Generation output;
•	Power supply sourcing adequacy;
•	Results of asset acquisitions;
•	Results of asset divestitures;
•	Capitalization;
•	Credit metrics;
•	Credit ratings;
•	Compound growth rates (earnings, revenue, income from continuing operations, cash generation, etc.);
•	Generation outage duration;
•	Transmission outage duration;
•	Distribution outage duration;
•	Value creation;
•	Effective tax rate;
•	Financing flexibility;
•	Financing capability; and
•	Value returned to shareholders.

If the shareholders vote to approve the Plan, they will be approving the performance measures listed above for purposes of the shareholder approval requirements for “performance-based compensation” under Section 162(m) of the Code. Nevertheless, if the Committee determines that it is advisable to grant awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may grant such awards without satisfying the requirements of Section 162(m) of the Code and base vesting on performance measures other than those set forth above.

28	FirstEnergy Corp. 2015 Proxy Statement

Types of Awards.   The Plan permits awards in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, other stock-based awards, and cash-based awards. Each award is evidenced by an agreement by which the Committee establishes its specific terms and conditions. In addition, non-employee Directors are eligible to receive any type of award, which may or may not be subject to vesting requirements.

Stock Options.   Awards under the Plan may take the form of stock options that may be tax-favored incentive stock options or non-qualified stock options. If an award under the Plan is made in the form of stock options, the exercise price of the option may not be less than the fair market value of the underlying shares on the date of grant. The term of any stock option cannot exceed ten years. The Committee is entitled to set all terms in connection with a participant’s right to exercise an award and may impose such conditions as it determines. No participant may be awarded incentive stock options that are first exercisable during any calendar year which involve shares having a fair market value, determined at the time of grant, in excess of $100,000. The maximum number of shares that may be issued with respect to incentive stock options is 10,000,000 shares. Options can be settled in shares or in cash, as determined by the Committee and provided in the applicable award agreement.

Stock Appreciation Rights.   Awards under the Plan may take the form of a SAR. SARs allow the holder to realize the value of the difference between the exercise price set by the Committee and the market value of that stock when the rights are exercised. The exercise price set by the Committee may not be less than the fair market value of the underlying shares as of the date of grant. The term of a SAR cannot exceed ten years. If the value of the stock has not increased during its term, the SAR will have no value. SARs may be settled in cash, shares, or a combination of cash and shares, as determined by the Committee and provided in the applicable award agreement.

Restricted Stock.   Awards under the Plan may take the form of shares of restricted stock. Restricted stock involves the issuance of shares to participants subject to restrictions on transferability and any other restrictions the Committee may impose. The restrictions lapse if either the holder remains employed by your Company or its subsidiaries for a period of time established by the Committee under the applicable award agreement or satisfies other restrictions, including performance-based restrictions, during the period of time established by the Committee. Participants holding shares of restricted stock granted under the Plan may be granted the right to exercise full voting rights with respect to those shares prior to the lapse of the restrictions on the shares.

Restricted Stock Units.   Awards under the Plan may take the form of restricted stock units. A restricted stock unit is the right of the participant to receive one share of common stock, or its cash equivalent, upon the satisfaction of requirements set forth in the applicable award agreement. Requirements may consist of remaining in the employ of your Company or a subsidiary for a certain period of time or the achievement of performance goals. The Participant will have no rights of ownership in the shares subject to the restricted stock units and shall have no right to vote such shares until the shares, if any, are issued to the participant upon satisfaction of the award’s underlying requirements.

Performance Shares.   Awards under the Plan may take the form of performance shares. The period of time over which performance goals are measured will be of such duration as the Committee shall determine. Performance shares are denominated in common shares and may be settled in cash, shares, or a combination of cash and shares, as determined by the Committee.

Other Stock-Based Awards and Cash-Based Awards.   Other stock-based awards are awards of stock-based compensation that do not fit within the scope of the other specifically enumerated types of awards but are denominated in shares or based on the price of your Company’s common shares. The Committee may make cash-based awards with a range of payment levels. Cash-based awards are denominated in dollar amounts. Other stock-based awards and cash-based awards may be based upon the achievement of performance goals. Other stock-based awards and cash-based awards may be settled in cash, shares, or a combination of cash and shares, as determined by the Committee.

29	FirstEnergy Corp. 2015 Proxy Statement

Awards to Non-Employee Directors.   Your Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting of any type of an award to non-employee directors of your Company or a subsidiary. Each grant of an award to a non-employee director will be upon such terms and conditions as approved by your Board and will be evidenced by an award agreement in such form as will be approved by your Board. Each award agreement will specify in the case of a stock option and free-standing SAR, an exercise price per share, which will not be less than the fair market value per share on the date of grant. Each stock option and SAR granted under the Plan to a non-employee director will expire not more than ten years from date of grant. If a non-employee director subsequently becomes an employee of your Company or a subsidiary while remaining a member of your Board, any award held by such individual at the time of such commencement of employment will not be affected by such employment. Non-employee directors may be granted, or may be permitted to elect to receive, pursuant to procedures established by your Board, all or any portion of their annual retainers, meeting fees or other fees in shares or restricted shares in lieu of cash.

Dividends and Dividend Equivalents.   Awards of restricted stock, restricted stock units and performance shares may provide for the issuance of dividends or dividend equivalents with respect to the shares subject to the awards. Awards of stock options or SARs may not provide for the issuance of dividends or dividend equivalents on either a current or deferred basis. To the extent any award of restricted stock, restricted stock units or performance shares is subject to the achievement of performance goals, then any dividends or dividend equivalents issued with respect to such awards will be deferred until and contingent upon achievement of the performance goals.

Change in Control of the Company – Double Trigger Vesting Provision.   Upon a change in control of your Company, if a participant is granted a “replacement award” by the successor or acquiring entity, then such replacement award will remain subject to its vesting and/or conditions of exercise after the change in control. If, however, a participant’s employment is terminated by your Company (or successor entity) for any reason other than cause, then such replacement awards will become fully vested and/or exercisable and all stock options or SARs held by the participant as of the date of the change in control will remain exercisable until the earlier of one year following the termination of employment (unless the agreement provides for a longer term of exercisability after termination of employment) or the original termination date of the stock option. A “replacement award” under the Plan is an award related to publicly traded stock granted by the successor or acquiring entity that is of at least equal value and with no less favorable terms and conditions as the awards held by the participant as of the date of the change in control.

If, upon a change in control, a participant is not granted a replacement award by the successor or acquiring entity, the Committee may:

•

determine that any or all outstanding awards granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such award may receive for each share of common stock subject to such awards a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by shareholders of your Company in respect of a share of common stock in connection with such transaction and the purchase price per share, if any, under the award multiplied by the number of shares of common stock subject to such award (or if the exercise price of an award is greater than the value of the consideration received by shareholders, cancel such award without payment); or

•	provide that the period to exercise stock options or SARs granted under the Plan shall be extended (but not beyond the expiration of such stock options or SARs).

Subject to some additional considerations described in the Plan document, a “change in control” generally includes: (1) the acquisition of twenty-five percent (25%) of the outstanding common stock or voting power of your Company; (2) the incumbent members of your Board cease to hold a majority unless a majority of such incumbent members vote to approve the new members; (3) a reorganization, sale or other disposition of all or substantially all of the assets of your Company, where your Company’s shareholders hold less than 60% of the combined voting power of the surviving company or certain other control thresholds are not met; or (4) the

30	FirstEnergy Corp. 2015 Proxy Statement

approval by the shareholders of your Company of a complete liquidation or dissolution of your Company. A “change of control” is defined by reference to your Company (and not its subsidiaries and affiliates).

Plan Amendment and Termination.   Subject to certain limitations, the Committee may, at any time and from time to time, alter, amend, modify, suspend or terminate this Plan and any award agreement in whole or in part. However, no termination, amendment, suspension or modification of the Plan or an award agreement will materially and adversely affect any award previously granted under the Plan without the written consent of the participant who received such award (other than amendments deemed advisable to conform the Plan or any award agreement to applicable laws, regulations or stock exchange rules).

Tax Effects

The tax consequences of awards granted under the Plan are complex and depend, in large part, on the surrounding facts and circumstances. This section provides a brief summary of certain significant federal income tax consequences of the Plan under existing U.S. law. This summary is not a complete statement of applicable law and is based upon the Code, the regulations promulgated thereunder, as well as administrative and judicial interpretations of the Code as in effect on the date of this description. If federal tax laws, or the interpretations of such laws, change in the future, the information provided in this section may no longer be accurate. This section does not discuss state, local, or non-U.S. tax consequences. This section also does not discuss the effect of gift, estate, or inheritance taxes.

The federal income tax consequences to a participant vary depending upon the type of award granted under the Plan. Generally, there are no federal income tax consequences to an employee upon the grant or exercise of an incentive stock option. If the employee holds the shares purchased through the exercise of an incentive stock option for more than two years after the grant day and one year after the exercise date (“required holding period”), the employee will be eligible for capital gains treatment on any excess of the sales price over the option price upon selling the shares. However, if the employee sells the shares during the required holding period, he must recognize ordinary income on the date of sale equal to the difference between the option price and the fair market value of the shares on the exercise date. The balance of the employee’s gain, if any, on the sale of the shares is subject to capital gains treatment.

The recipient of a non-qualified stock option realizes ordinary income upon exercising the option equal to the difference between the option price and the fair market value on the exercise date of the shares purchased. Upon the subsequent sale of any such shares by the recipient, any appreciation or depreciation in the value of the shares after the exercise date will be treated as a capital gain or loss for the recipient.

Generally, no taxes are due upon a grant of restricted stock, restricted stock units, performance shares or other stock-based or cash-based awards subject to vesting provisions. An award of restricted stock becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (i.e., becomes vested or transferable). Income tax is paid at ordinary income rates on the value of the restricted stock when the restrictions lapse, and then at capital gain rates with respect to any further gain (or loss) when the shares are sold. In the case of restricted stock units, performance shares, other stock-based or cash-based awards, the participant will have taxable ordinary income upon the delivery of shares or payment of cash with respect to the award. To the extent that a participant recognizes ordinary income in the circumstances described above, your Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code. In the case of grants of incentive stock options, your Company does not receive an income tax deduction, provided that the employee disposes of the shares after the required holding period.

31	FirstEnergy Corp. 2015 Proxy Statement

Registration with the SEC

Your Company intends to file a Registration Statement on Form S-8 relating to the issuance of common shares under the Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (later referred to as the Securities Act), as amended, as soon as practicable after approval of the Plan by the Company’s shareholders.

New Plan Benefits

Because grants under the 2015 Plan are discretionary, the benefits or amounts that may be received by or allocated to each participant are not known. However, our 2015 compensation program for our non-employee directors contemplates that non-employee directors will be awarded stock grants on a quarterly basis (referred to later in this proxy statement as the non-employee directors’ “equity retainer”) with a value of $33,750 per director per quarter ($135,000 annually in the aggregate), of which two installments of $33,750 will have been granted under your Company’s 2007 Incentive Plan. If the 2015 Plan is approved, we intend for the remaining stock grants to be paid under the 2015 Plan. The following table sets forth what each of the non-employee directors will receive under the 2015 Plan for the remainder of 2015:

Name and Position	Dollar Value($)	Number of Shares of Common Stock(2)
Non-Executive Director Group(1)	$67,500	1,926
(1)

The dollar value and number of shares of common stock are presented on a per person basis. There are currently 14 non-employee directors that comprise the Non-Executive Director Group, two of whom will retire as of the date of the Meeting in accordance with the mandatory retirement age provisions of our Corporate Governance Policies.

(2)

Reflects the number of shares to be awarded for the remainder of the year based on the closing price of $35.06 on March 17, 2015. Actual stock grants for the remaining payments to be paid in 2015 will be based on average high and low prices at the time the grants are made.

Effectiveness and Vote Required

Approval of this proposal requires the affirmative vote of a majority of the votes cast. Under NYSE requirements for the approval of equity plans, abstentions will be counted and have the same effect as an “Against” vote and broker non-votes will have no effect.

Your Board Recommends That You Vote “For” Item 4.

Shareholder Proposals

A few shareholders have indicated their intention to present at the Meeting the following four proposals for consideration and action by the shareholders. Your Board recommends that you vote “AGAINST” these shareholder proposals in Items 5 through 8 for the reasons noted in your Company’s response following each shareholder proposal.

Item 5 — Report on Lobbying Expenditures

The shareholder proposal requests that your Board authorize the preparation of a report, at reasonable expense, excluding proprietary information and updated annually, disclosing certain lobbying expenditures.

As described further in the “2015 Shareholder Proposals” section of this proxy statement, preparation of reports beyond what is already produced would be a duplicative and onerous task and would divert important resources from alternate uses that your Company’s Board and management deem to be in the best interests of your Company and its shareholders.

The proponent’s full resolution and proposal and your Company’s response to this proposal can be found in the “2015 Shareholder Proposals” section of this proxy statement.

Your Board Recommends That You Vote “Against” Item 5.

32	FirstEnergy Corp. 2015 Proxy Statement

Item 6 — Report on Carbon Dioxide Goals

The shareholder proposal requests that your Company create specific, quantitative, time bound carbon dioxide reduction goals to decrease your Company’s corporate carbon dioxide emissions, and report by September 2015 on its plans to meet the carbon reduction goals your Company adopts.

As described further in the “2015 Shareholder Proposals” section of this proxy statement, due to the nature of your Company’s business, preparation of reports beyond what is already produced would be a duplicative and onerous task and would divert important resources from alternate uses that your Company’s Board and management deem to be in the best interests of your Company and its shareholders.

The proponent’s full resolution and proposal and your Company’s response to this proposal can be found in the “2015 Shareholder Proposals” section of this proxy statement.

Your Board Recommends That You Vote “Against” Item 6.

Item 7 — Simple Majority Vote

The shareholder proposal requests that your Board (i) take the steps necessary so that each shareholder voting requirement in our Amended Articles of Incorporation and Amended Regulations that calls for a greater than simple majority vote be changed to require a majority of the votes cast for and against the proposal, or a simple majority in compliance with applicable laws and (ii) that your Board fully support this proposal topic and spend $50,000 or more to solicit the support.

As described further in the “2015 Shareholder Proposals” section of this proxy statement, your Board believes that retention of the limited supermajority voting requirements currently provided in your Company’s governing documents for certain extraordinary matters provide shareholders with meaningful protections against actions that may not be in their best interests.

The proponent’s full resolution and proposal and your Company’s response to this proposal can be found in the “2015 Shareholder Proposals” section of this proxy statement.

Your Board Recommends That You Vote “Against” Item 7.

Item 8 — Proxy Access Regulation (By-Law)

The shareholder proposal requests that your Board adopt, and present for shareholder approval, a proxy access regulation (by-law) requiring your Company to include in proxy materials prepared for a shareholder meeting, at which directors are to be elected, specified information regarding any person nominated for election to your board by a shareholder or group that meet certain criteria and that your Company allow shareholders to vote on such nominee on your Company’s proxy card.

As described further in the “2015 Shareholder Proposals” section of this proxy statement, your Board, including the Corporate Governance Committee, considered the advantages and disadvantages of providing proxy access rights to shareholders and believes that this proposal searches for a solution to a problem that does not exist at your Company. Furthermore, your Board and the Corporate Governance Committee believe that the terms of proxy access sought by the proposal are not only unnecessary, but that they would adversely affect your Company and are not in the best interests of all of our shareholders.

The proponent’s full resolution and proposal and your Company’s response to this proposal can be found in the “2015 Shareholder Proposals” section of this proxy statement.

Your Board Recommends That You Vote “Against” Item 8.

33	FirstEnergy Corp. 2015 Proxy Statement

Review of Director Nominees

The Corporate Governance Committee, comprised entirely of independent directors, recommends Board candidates by identifying qualified individuals in a manner that is consistent with criteria approved by your Board. In consultation with the CEO, the Chairman of the Board or, as applicable, the Lead Independent Director and the full Board, the Corporate Governance Committee searches for, recruits, screens, interviews, and recommends prospective directors to provide an appropriate balance of knowledge, experience, and capability on your Board. Assessment of a prospective Board candidate includes, at a minimum, consideration of diversity; age; background and training; business or administrative experience and skills; dedication and commitment; business judgment; analytical skills; problem-solving abilities; and familiarity with the regulatory environment. In addition, the Corporate Governance Committee may consider such other attributes as it deems appropriate, all in the context of the perceived needs of your Board or applicable committee at that point in time.

At least annually the Corporate Governance Committee assesses the size and composition of your Board in light of the operating requirements of your Company and the current makeup of your Board in the context of the needs of your Board at a particular point in time. Each of the nominees brings a strong and unique background and skill set to your Board, giving your Board as a whole competence and experience in a wide variety of areas necessary to oversee the operations of your Company. In accordance with the Corporate Governance Committee charter, each current director contributes and each future director shall contribute knowledge, experience, or skill in at least one domain that is important to your Company. For example, our directors possess experience in one or more of the following: management or senior leadership position that demonstrates significant business or administrative experience and skills; accounting or finance; the electric utilities or nuclear power industry; or other significant and relevant areas deemed by the Corporate Governance Committee to be valuable to your Company.

The Corporate Governance Committee believes that well-assembled Boards consist of a diverse group of individuals who possess a variety of complementary skills and experiences. It considers this variety of complementary skills in the broader context of your Board’s overall composition with a view toward constituting a Board that, as a body, possesses the appropriate skills, experience, attributes, and qualities required to successfully oversee your Company’s operations. Your Board did not use a third party to assist with the identification and evaluation of potential nominees.

Neither the Corporate Governance Committee nor your Board has an established policy regarding the consideration of diversity in identifying director nominees. However, the Corporate Governance Committee recognizes that the racial, ethnic and gender diversity of your Board are an important part of its analysis as to whether your Board possesses a variety of complementary skills and experiences. The Corporate Governance Committee also considers differences in point of view, professional experience, education, and other individual skills, qualities, and attributes that contribute to the optimal functioning of your Board as a whole.

34	FirstEnergy Corp. 2015 Proxy Statement

Biographical Information and

Qualifications of Nominees for Election as Directors

The following provides information about each director nominee, as of the date of this proxy statement. The information presented below includes each nominee’s specific experiences, qualifications, attributes, and skills that led the Corporate Governance Committee and your Board to the conclusion that he/she should serve as a Director of your Company.

Paul T. Addison Age 68 Director of your Company since 2003	Michael J. Anderson Age 63 Director of your Company since 2007

Position, Principal Occupation and Business Experience: Retired in 2002 as managing director in the Utilities Department of Salomon Smith Barney (Citigroup), an investment banking and financial services firm.

Key Attributes, Experience and Skills: Mr. Addison received an M.B.A. in Finance and General Business Administration from the Harvard University Graduate School of Business. His career included positions of increasing responsibility in the investment banking and financial services sector, culminating as the managing director of the Utilities Department at Salomon Smith Barney (Citigroup). This wealth of experience in the financial services sector makes Mr. Addison a strong contributor to your Board, specifically and your Company generally.

Committees: Audit, Finance (Chair)

Position, Principal Occupation and Business Experience: Chairman of the board of directors and chief executive officer since 2009 of The Andersons, Inc., a diversified company with interests in the grain, ethanol, and plant nutrient sectors of U.S. agriculture, as well as in railcar leasing and repair, turf products production, and general merchandise retailing. He also served as president and chief executive officer of The Andersons, Inc. from 1999 to 2009.

Key Attributes, Experience and Skills: Mr. Anderson received an M.B.A. in Finance and Accounting from the Northwestern University Kellogg Graduate School of Management and was a Certified Public Accountant. He participated in the Harvard Advanced Management Program. Mr. Anderson was an auditor for Arthur Young & Co. In 1996, he became president and chief operating officer of The Andersons, Inc., and he is currently that company’s chief executive officer, and chairman. The skills and attributes related to Mr. Anderson’s experience in the accounting and executive management areas are invaluable assets for your Board.

Committees: Corporate Governance (Chair), Finance

35	FirstEnergy Corp. 2015 Proxy Statement

— Election of Directors (Continued) —

William T. Cottle Age 69 Director of your Company since 2003	Robert B. Heisler, Jr. Age 66 Director of your Company since 2006 and from 1998 to 2004

Position, Principal Occupation and Business Experience: Retired in 2003 as chairman of the board, president, and chief executive officer of STP Nuclear Operating Company, a nuclear operating company for the South Texas Project.

Key Attributes, Experience and Skills: Mr. Cottle has served as a consultant in the nuclear industry. He has extensive experience in the nuclear field and has held leadership positions at Entergy and Houston Lighting and Power, as well as with the Nuclear Regulatory Commission and the Tennessee Valley Authority. In addition, he previously served as chairman, president, and chief executive officer of STP Nuclear Operating Company. This nuclear industry experience is essential to your Board.

Committees: Corporate Governance, Nuclear (Chair)

Position, Principal Occupation and Business Experience: Retired in 2011 as Dean of the College of Business Administration and Graduate School of Management (a position held since 2008) of Kent State University. Special assistant for Community and Business Strategies to the president of Kent State University from September 2008 to October 2008 and from 2007 to June 2008. Interim vice president for Finance and Administration of Kent State University from June 2008 to September 2008. Retired in 2007 as chairman of the board (a position held since 2001) of KeyBank N.A., the flagship banking entity within KeyCorp. Chief executive officer of the McDonald Financial Group from 2004 to 2007 and executive vice president of KeyCorp from 1994 to 2007. He is a director of TFS Financial Corporation, The J. M. Smucker Company and Myers Industries, Inc.

Key Attributes, Experience and Skills: Mr. Heisler graduated Cum Laude from Harvard University and received an M.B.A. from Kent State University. He has extensive experience in the investment management and financial services sector, culminating in high-level positions at KeyBank N.A., including chairman of the board and chief executive officer. In addition, he brings administrative skills to your Board through his former role as Dean of the College of Business Administration and Graduate School of Management of Kent State University. Further, he has experience serving on other public company boards. This expertise in financial services and administrative skills makes him a valuable member of your Board.

Committees: Audit, Compensation

36	FirstEnergy Corp. 2015 Proxy Statement

— Election of Directors (Continued) —

Julia L. Johnson Age 52 Director of your Company since 2011	Charles E. Jones Age 59 Director of your Company since 2015

Position, Principal Occupation and Business Experience: President of NetCommunications, LLC, a national regulatory and public affairs firm focusing primarily on energy, telecommunications, and broadcast regulation, since 2000. She is a director of American Water Works Company, Inc., MasTec, Inc., and NorthWestern Corporation. Director of Allegheny Energy, Inc. (merged with your Company in 2011) from 2003 to 2011.

Key Attributes, Experience and Skills: Ms. Johnson received her law degree from the University of Florida College of Law after graduating from the University of Florida with a Bachelor of Science in business administration. She is a former chairman and commissioner of the Florida Public Service Commission, which provided her with valuable insight into the electric utility industry. In her current position as president of NetCommunications, LLC, she develops strategies for achieving objectives through advocacy directed at critical decision makers. She previously served as senior vice president of Communications and Marketing at Milcom Technologies and also has additional public company board experience. Ms. Johnson’s extensive regulatory background, legal experience, and additional board experience qualify her to serve as a member of your Board.

Committees: Corporate Governance, Finance

Position, Principal Occupation and Business Experience: President and Chief Executive Officer of your Company since January 1, 2015. He was Executive Vice President and President, FirstEnergy Utilities from 2014 to 2015 and Senior Vice President and President, FirstEnergy Utilities from 2010 to 2011, and also served as President of your Company’s utility subsidiaries from 2010 to 2015. He was also Senior Vice President of your Company’s utility subsidiaries from 2009 to 2010. He also serves as a Director of many other subsidiaries of your Company, including FirstEnergy Solutions Corp.

Key Attributes, Experience and Skills: Mr. Jones received an undergraduate degree in electrical engineering from The University of Akron. He also attended the United States Naval Academy and was a member of the Institute of Electrical and Electronics Engineers. He completed the Reactor Technology Course for Utility Executives at the Massachusetts Institute of Technology and the Public Utility Executive Program at the University of Michigan. He has had an extensive, nearly forty-year career, at Ohio Edison Company and later FirstEnergy Corp., and has held various executive leadership positions, most recently Executive Vice President and President of FirstEnergy Utilities, and currently President and Chief Executive Officer. With this vast experience, Mr. Jones brings to your Board an extraordinary understanding of the inner workings of the public utilities industry in general, and FirstEnergy Corp., in particular.

37	FirstEnergy Corp. 2015 Proxy Statement

— Election of Directors (Continued) —

Ted J. Kleisner Age 70 Director of your Company since 2011	Donald T. Misheff Age 58 Director of your Company since 2012

Position, Principal Occupation and Business Experience: Retired in 2013 as chairman (a position held since 2012) of Hershey Entertainment & Resorts Company, an entertainment and hospitality company. Chairman and chief executive officer from January to December 2012, president and chief executive officer from 2007 to 2012 and director from 1996 to 2013 of Hershey Entertainment & Resorts Company. President of CSX Hotels, Inc. (d/b/a The Greenbrier) from 1988 to 2006 and president and chief executive officer of The Greenbrier Resort & Club Management Company from 1988 to 2006. Director of Allegheny Energy, Inc. (merged with your Company in 2011) from 2001 to 2011.

Key Attributes, Experience and Skills: Mr. Kleisner graduated from the University of Denver with a Bachelor of Science in business administration. Mr. Kleisner has over 40 years of experience in management and executive leadership positions, including over 20 years of chief executive officer experience having served as president and chief executive officer of Hershey Entertainment & Resorts Company and The Greenbrier Resort & Club Management Company. He has more than 30 years of experience in the areas of labor relations, collective bargaining, and union contract negotiations, both in the U.S. and abroad. Additionally, he has participated in numerous business and real estate developments in the U.S., Europe, and Asia. His prior leadership and senior executive positions provide him with significant experience, both domestic and international, in developing and implementing corporate strategy and setting executive compensation benefits. Mr. Kleisner’s executive leadership positions and additional board experience have prepared him to respond to a multitude of financial and operational challenges. Mr. Kleisner’s vast business background and leadership skills make him well qualified to serve on your Board.

Committees: Compensation (Chair), Nuclear

Position, Principal Occupation and Business Experience: Retired in 2011 as managing partner (a position held since 2003) of the Northeast Ohio offices of Ernst & Young LLP, a public accounting firm. He is a director of TimkenSteel Corp. and Trinseo S.A. He is also a director of Aleris Corporation.

Key Attributes, Experience and Skills: Mr. Misheff graduated from The University of Akron with a major in accounting and is a Certified Public Accountant. As the managing partner of the Northeast Ohio offices of Ernst & Young LLP until his retirement in 2011, he advised many of the region’s largest companies on financial and corporate governance issues. He began his career with Ernst & Young LLP in 1978 as part of the audit staff and later joined the tax practice, specializing in accounting/financial reporting for income taxes, purchase accounting, and mergers and acquisitions. He has more than 30 years of experience performing, reviewing, and overseeing the audits of financial statements of a wide range of public companies. He also has served on numerous non-profit boards. Mr. Misheff’s vast financial and corporate governance experience, together with his extensive service to community organizations and business development groups, make him a strong member of your Board.

Committees: Finance, Nuclear

38	FirstEnergy Corp. 2015 Proxy Statement

— Election of Directors (Continued) —

Ernest J. Novak, Jr. Age 70 Director of your Company since 2004	Christopher D. Pappas Age 59 Director of your Company since 2011

Position, Principal Occupation and Business Experience: Retired in 2003 as managing partner (a position held since 1998) of the Cleveland office of Ernst & Young LLP, a public accounting firm. He is a director of BorgWarner, Inc. and A. Schulman, Inc.

Key Attributes, Experience and Skills: Mr. Novak graduated from John Carroll University with a major in accounting. He received his Masters in Accountancy from Bowling Green State University and is a Certified Public Accountant. During his long and distinguished career at Ernst & Young LLP, he held various positions including coordinating partner and Area Industry Leader, before retiring after 17 years as the managing partner of various Ernst & Young LLP offices, most recently managing partner of the Cleveland Office. He has over 30 years of experience performing, reviewing, and overseeing the audits of financial statements of a wide range of public companies. Mr. Novak currently serves as chair of the audit committee of two other public companies. As a result of this extensive experience in the field of accounting and his broad financial expertise, Mr. Novak is your Company’s “Audit Committee Financial Expert” and is a valuable member of your Board.

Committees: Audit (Chair), Finance

Position, Principal Occupation and Business Experience: President, chief executive officer and director of Trinseo S.A. (formerly Styron LLC), a producer of plastics, latex and rubber, since 2010. President and chief executive officer of NOVA Chemicals Corporation (Nova Chemicals), a producer of plastics and chemicals, in 2009. President and chief operating officer from 2008 to 2009, chief operating officer from 2006 to 2008, and senior vice president & president, Styrenics from 2000 to 2006 for Nova Chemicals. Within the past five years, he was also a director of Nova Chemicals. Director of Allegheny Energy, Inc. (merged with your Company in 2011) from 2008 to 2011.

Key Attributes, Experience and Skills: Mr. Pappas received an M.B.A. from the Wharton School, University of Pennsylvania and an undergraduate degree in Civil Engineering from the Georgia Institute of Technology. He served in various leadership capacities at NOVA Chemicals, Dow Chemical, and DuPont Dow Elastomers and has also served on other public company boards. His executive and board experience has equipped him with leadership skills and the knowledge of board processes and functions. Additionally, Mr. Pappas’s general corporate decision-making and senior executive experience with a commodity-based business provides a useful background for understanding the operations of your Company. This experience qualifies him to serve as a member of your Board.

Committees: Compensation, Finance

39	FirstEnergy Corp. 2015 Proxy Statement

— Election of Directors (Continued) —

Luis A. Reyes Age 63 Director of your Company since 2013	George M. Smart Age 69 Director of your Company since 1997

Position, Principal Occupation and Business Experience: Retired in 2011 as a Regional Administrator (a position held since 2008) of the U. S. Nuclear Regulatory Commission (NRC). Executive Director of Operations of the NRC from 2004 to 2008 and has held various other positions with the NRC since 1978.

Key Attributes, Experience and Skills: Mr. Reyes has extensive experience in the nuclear field and has held senior leadership positions with the NRC. He joined the NRC in 1978 where he held progressively more responsible leadership roles before being named executive director of operations in 2004, where he managed the day-to-day operations of the agency. He also served as regional administrator for NRC Region II, overseeing all new commercial nuclear power plant construction in the country as well as operating plant inspections in the southeast United States. Mr. Reyes retired from the NRC in 2011 with 33 years of service. This nuclear industry experience is essential to your Board.

Committees: Corporate Governance, Nuclear

Position, Principal Occupation and Business Experience: Lead Independent Director of the FirstEnergy Board of Directors effective January 1, 2015. Non-executive Chairman of the FirstEnergy Board of Directors from 2004 to 2014. Retired in 2004 as president (a position held since 2001) of Sonoco-Phoenix, Inc., a manufacturer of easy opening lids. He is a director of Ball Corporation. Director of Ohio Edison Company from 1988 to 1997.

Key Attributes, Experience and Skills: Mr. Smart received an M.B.A. from the Wharton School, University of Pennsylvania, with a major in Marketing. He served as the president and chief executive officer of Central States Can Co. from 1978 until 1993 and as chairman of the board and president of the Phoenix Packaging Corporation from 1993 until 2001. He retired as president of Sonoco Phoenix, Inc. in 2004. Over the past 25 years, Mr. Smart has been a director of and has served on various board committees of six public companies. This extensive corporate and CEO-level experience provides an excellent background for his current position as Lead Independent Director of your Board.

Committees: Audit, Corporate Governance

40	FirstEnergy Corp. 2015 Proxy Statement

— Election of Directors (Continued) —

Dr. Jerry Sue Thornton Age 68 Director of your Company since 2015

Position, Principal Occupation and Business Experience: Chief executive officer of Dream Catcher Educational Consulting, a consulting firm that provides coaching and professional development for newly selected college and university presidents. Retired President (a position held from 1992 to 2013) of Cuyahoga Community College. Upon her retirement, Cuyahoga Community College honored Dr. Thornton with the title of President Emeritus. She is a director of Applied Industrial Technologies, Inc. and RPM, Inc. She also served as a director of American Greetings Corporation from 2000 to 2013.

Key Attributes, Experience and Skills: Dr. Thornton has extensive executive management and board experience, including her board service for other public companies and her participation on numerous key board committees. She is a recognized leader in the Northeast Ohio community. Dr. Thornton’s broad leadership and business skills, together with her extensive board service for public companies and community organizations, make her well qualified to serve on your Board.

41	FirstEnergy Corp. 2015 Proxy Statement

Security Ownership of Management

The following table shows shares of common stock and common stock equivalents beneficially owned (as beneficial ownership is defined in Rule 13d-3 under the Exchange Act) as of March 17, 2015, by each director, the NEOs, and all directors and executive officers as a group.

Name	Class of Stock	Shares Beneficially Owned(1)	Percent of Class(2)
Paul T. Addison	Common	100	*
Anthony J. Alexander	Common	882,924	*
Michael J. Anderson	Common	1,000	*
William T. Cottle	Common	5,240	*
Robert B. Heisler, Jr.	Common	3,352	*
Julia L. Johnson	Common	22,685	*
Charles E. Jones	Common	84,993	*
Ted J. Kleisner	Common	20,517	*
James H. Lash	Common	137,762	*
Donald T. Misheff	Common	0	*
Ernest J. Novak, Jr.	Common	300	*
Christopher D. Pappas	Common	16,446	*
James F. Pearson	Common	26,495	*
Catherine A. Rein	Common	10,672	*
Luis A. Reyes	Common	29	*
George M. Smart	Common	9,372	*
Wes M. Taylor	Common	2,705	*
Dr. Jerry Sue Thornton	Common	0	*
Leila L. Vespoli	Common	53,108	*
All Directors and Executive Officers as a Group (25 people)	Common	1,385,899	*(2)

(1)

The amounts set forth in this column include (a) any shares with respect to which the executive officer or director may directly or indirectly have sole or shared voting or investment power, (b) stock options, and/or (c) shares that have been deferred as equivalent units under the Allegheny Energy, Inc. Non-Employee Director Stock Plan (later referred to as the AYE Director’s Plan) and the Allegheny Energy, Inc. Amended and Restated Revised Plan for Deferral of Compensation of Directors (later referred to as the AYE DCD) which the executive officer or director has the right to acquire beneficial ownership within 60 days of March 17, 2015, and are as follows: Alexander – 200,643 shares, Johnson – 17,473 shares, Kleisner – 9,178 shares, Lash – 80,257 shares and all directors and executive officers as a group – 307,552 shares. Unless otherwise noted, each individual or member of the group has sole voting and investment power with respect to the shares beneficially owned. The amount for Mr. Alexander includes – 110,874 shares for two of his adult children and 406 shares in one son’s FirstEnergy Corp. Savings Plan. Mr. Alexander disclaims beneficial ownership of such shares. The amount for Mr. Jones includes – 8,474 shares in his wife’s FirstEnergy Corp. Savings Plan, for which he has shared voting and investment power. The amount for Mr. Kleisner includes – 11,339 shares in a trust account jointly held with his wife, for which he has shared voting and investment power.

(2)	The percentage of shares beneficially owned by each director or executive officer, or by all directors and executive officers as a group, does not exceed one percent of the class.

42	FirstEnergy Corp. 2015 Proxy Statement

Security Ownership of Certain Beneficial Owners

The following table shows all persons of whom your Company is aware who may be deemed to be the beneficial owner (as beneficial ownership is defined in Rule 13d-3 under the Exchange Act) of more than five percent of shares of common stock of your Company.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Common Shares Outstanding	Voting Power Number of Shares		Investment Power Number of Shares
			Sole	Shared	Sole	Shared
T. Rowe Price Associates, Inc. (1) 100 E. Pratt Street Baltimore, MD 21202	43,936,379	10.4	12,913,446	0	43,904,429	0

Capital Research Global Investors (2) 333 South Hope Street Los Angeles, CA 90071 (Capital Research Global Investors disclaims beneficial ownership of these shares)	32,872,185	7.8	32,872,185	0	32,872,185	0

State Street Corporation (3) State Street Financial Center, One Lincoln Street Boston, MA 02111	32,733,225	7.8	0	32,733,225	0	32,733,225

BlackRock Inc. (4) 55 East 52nd Street, New York, NY 10022	30,865,864	7.3	27,225,794	21,427	30,844,437	21,427

The Vanguard Group (5) 100 Vanguard Blvd. Malvern, PA 19355	23,508,331	5.58	749,442	0	22,823,964	684,367

(1)	This information is given as of February 28, 2015 based solely on the most recently available Schedule 13G/A filed with the SEC on March 10, 2015.
(2)	This information is given as of December 31, 2014 based solely on the most recently available Schedule 13G/A filed with the SEC on February 13, 2015.
(3)	This information is given as of December 31, 2014 based solely on the most recently available Schedule 13G filed with the SEC on February 12, 2015.
(4)	This information is given as of December 31, 2014 based solely on the most recently available Schedule 13G/A filed with the SEC on January 26, 2015.
(5)	This information is given as of December 31, 2014 based solely on the most recently available Schedule 13G filed with the SEC on February 10, 2015.

43	FirstEnergy Corp. 2015 Proxy Statement

Executive Compensation

Compensation Committee Report

The Compensation Committee (referred to in the Executive Compensation section as the Committee) reviewed and discussed the Compensation Discussion and Analysis (later referred to in the Executive Compensation section as the CD&A) with management and, based on such review and discussions, the Committee recommended to your Board that the CD&A be included (or incorporated by reference, as applicable) in your Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and proxy statement.

Compensation Committee: Ted J. Kleisner (Chair), Robert B. Heisler, Jr., Christopher D. Pappas, Catherine A. Rein and Wes M. Taylor.

Compensation Discussion and Analysis

Executive Summary

Our vision is to be a leading regional energy provider, recognized for operational excellence, customer service and our commitment to safety; the choice for long-term growth, investment value and financial strength; and a Company driven by the leadership, skills, diversity, and character of our employees. The primary objectives of our executive compensation program are to attract, retain, and reward talented executives who we believe drive our success in the highly complex energy industry. Our executive compensation program is centered on a pay for performance philosophy that aligns executives’ interests with your interests as shareholders.

After engaging with our top shareholders in 2013 and 2014 and making significant changes to our compensation plans and programs, we received over 92 percent support from our shareholders for our advisory vote to approve named executive officer (later referred to as NEO) compensation at our annual meeting in 2014. During 2014, we continued to benchmark our plans and programs to support direct alignment between pay and performance and with your Company’s shareholders’ interests.

44	FirstEnergy Corp. 2015 Proxy Statement

The following tables highlight changes made to our compensation plans and programs:

2014 Changes

Change	Impact

Eliminates the time-based portion of the performance-adjusted restricted stock units (later referred to as RSUs) from the Long-Term Incentive Program (later referred to as the LTIP) and increased the maximum payout of RSUs from 150% to 200%.

Eliminates a guaranteed payout of RSUs, resulting in a 100% performance-based LTIP design, and increasing the maximum payout from the LTIP to 200% to more closely align with market practice.
Revised the payout schedule of the RSUs to provide interpolation between levels of performance, rather than at levels of 50%, 100%, or 150%, without interpolation between levels.	Provides payout that is proportionate to actual performance results, with payments ranging from 0% to 200% of target.

Eliminated Operating earnings per share (later referred to as Operating EPS(1)) and Operational Linkage as performance measures for the RSUs and adopted two different financial performance measures for the RSUs.

Eliminates overlapping performance measures between the Short-Term Incentive Program (later referred to as the STIP) and LTIP, with the exception of the Safety performance measure, which is a key performance measure for your Company.

Eliminated opportunity to earn a 25% payout of performance shares where total shareholder return (later referred to as TSR) performance thresholds were not met but Operating EPS average over a 3-year period was at or above target.

Eliminates any payout of performance shares based on Operating EPS, reducing the overlapping performance measures between the STIP and LTIP.
Increased the threshold performance required to earn any payout of performance shares.	TSR performance must be at the 40th percentile of the peer group for performance shares to pay at the threshold level of 50%. This is an increase from a 25% payout for 25th percentile performance.
Reduced the stretch(2) potential payout of the financial performance measures in the STIP from 200% to 150% of target.	Equally weights financial and operational performance and eliminates an opportunity to achieve a payout greater than 150% of target.

Created a pool of funds for the STIP payout based on Operating EPS achieved in the plan year, which formulaically reduces the operational payouts, excluding Safety, if the payout as achieved is not supported by earnings.

The STIP payouts will be paid consistently from a pool of funds based solely on Operating earnings to ensure incentive payouts are aligned with Company Operating earnings.
Adopted a clawback policy.	Provides ability to recoup compensation in the event of certain restatements to our financial statements.
Formally closed the Supplemental Executive Retirement Plan (later referred to as the SERP) to new entrants.	Limits retirement benefits to exclude new executives.
In 2013, adopted a cash-balance pension plan formula for employees hired after January 1, 2014.	Aligns pension benefits with those of our peer companies and mitigates risk associated with funding future annuity payments.
Eliminated unvested performance-adjusted RSUs as eligible shares for executives to meet their share ownership requirements.	Increases actual share ownership by our executives and aligns the share ownership guidelines to the 100% performance-based LTIP design.
(1)

Operating EPS is a non-GAAP financial measure. Operating EPS is calculated using GAAP earnings per share and is adjusted for the per share impact of mark-to-market adjustments, regulatory charges, trust securities impairment, the impact of non-core asset sales/ impairments, merger accounting—commodity contracts, plant deactivation costs, litigation resolution, retail repositioning charges, and loss on debt redemptions.

(2)

The term “stretch” is used internally and by management to reflect the performance levels associated with maximum achievement of a Key Performance Indicator (later referred to as KPI). The term “maximum” is used later in the “Executive Compensation” portion of this proxy statement to refer to such performance levels.

45	FirstEnergy Corp. 2015 Proxy Statement

Your Board strongly believes that these changes, in conjunction with continued shareholder outreach, are in the best interests of shareholders and address the financial and operational concerns raised in previous shareholders’ advisory vote results and ongoing shareholder outreach.

In 2015, based on a desire to create Company–wide focus on specific performance measures and to further align executive pay with Company objectives, your Committee approved additional changes as outlined below.

2015 Changes

Change	Impact

Amended the Change in Control Severance Plan, effective January 1, 2016, to (i) provide that restrictions on the disclosure of confidential information and trade secrets by participants will run indefinitely; (ii) revise the definition of “Good Reason” to align more closely with market practice; (iii) limit continued health insurance coverage to two years, eliminate life insurance benefit enhancements and subsidized retiree health coverage; and (iv) implement other administrative revisions.

Aligns change in control benefits more closely with current market practice.

Redesigned the LTIP so that an executive’s LTIP opportunity is comprised of performance-adjusted RSU awards with 2/3 payable in stock and 1/3 payable in cash. This eliminates the performance share component of the LTIP. Both the stock-based and cash-based RSU awards maintain the 2014 RSU design and performance measures, with a minimum payout of 0% and a maximum payout of 200% based on performance results at the end of the three-year performance period.

Provides line of sight goals for executives based upon current Company objectives that drive shareholder value, as shown below in the table titled “RSU Performance Index Measures.” This design aligns our executives’ interests with our long-term success through a 100% performance-based LTIP and encourages share ownership among our executives.

Maintained a pool of funds for the STIP based on Operating EPS achieved in the plan year.	Ensures STIP payouts are aligned with Company Operating earnings.

The RSU Index is comprised of the following performance measures for the 2015 LTIP awards:

46	FirstEnergy Corp. 2015 Proxy Statement

The following table highlights the performance measures within the RSU Index:

RSU Index Performance Measures
	Safety	Funds from Operations (FFO) to Adjusted Debt Index	Capital Effectiveness Index
What does it measure?	This metric reflects your Company’s overall safety performance. It measures the Occupational Safety and Health Administration (OSHA) incident rate per 100 employees.	This metric centers on generating cash flow during the performance period and debt management, measuring the annual cash flow generated by the business compared to its outstanding debt.	This metric measures the financial effectiveness of our investment in operational assets. It is a ratio of Adjusted EBITDA over Net Plant in Service, less nuclear fuel, plus Construction Work in Progress (CWIP).
Why is it important?	This operational metric is the number one priority of your Company. Each day, the main objective at your Company is ensuring that employees go home safely. The performance levels for this objective are set above the industry average, as we are constantly striving to be a top safety performer in our industry.	This financial metric focuses your Company on improving our cash position and balance sheet. This measure increases our executives’ awareness of our financial position and improves the balance of spending with cash flow.	This financial metric motivates executives throughout your Company to focus on whether our assets are generating an appropriate return. Because our industry is not only capital intensive but highly regulated, capital effectiveness is critical, particularly as we continue our strategy of repositioning our asset mix and focusing on our regulated transmission and regulated distribution operations.
How does it impact shareholders?	We believe that the operational success of your Company directly affects financial success. This metric determines 1/3 of the LTIP payout for our executives. By using Safety as a performance metric in both the STIP and LTIP, we are maintaining a culture of safety throughout your Company. Although not impacting the result of this KPI, safe operation also goes beyond our employees and affects our customers.	This metric is a measure of the creditworthiness of your Company, which is a focus of rating agencies.(1) Also, the cash flows of your Company and the current debt levels have been an area of focus by our large investors during recent outreach efforts. As we strive to create value for our shareholders, this metric determines 1/3 of the LTIP payout for executives, creating a direct link between executive pay and shareholder value.	Adjusted EBITDA has also been a focus of our large shareholders during recent engagements. By creating a direct line of sight for executives to balance the value of our investments with the earnings they produce, we are better able to create value for shareholders. The better our assets function, the more value they provide. As we strive to create value for our shareholders, this metric determines 1/3 of the LTIP payout for executives, creating direct correlation between executive pay and shareholder value.
(1)	The FFO to Adjusted Debt Index is similar to a credit metric used by rating agencies as modified by the Company to exclude certain liabilities, the most significant of which is unfunded pension/OPEB liabilities.

The RSU Index performance measures support continued financial improvement throughout your Company and creates line of sight for all executives to enhance the Company-wide focus on the balance sheet and increasing total shareholder return. Annual review of all compensation plans and programs will continue to ensure that your Company’s compensation programs are in alignment with market practice and in the best interest of our shareholders.

47	FirstEnergy Corp. 2015 Proxy Statement

Named Executive Officers (NEOs)

For 2014, our NEOs and their respective titles were as follows:

•	Anthony J. Alexander, President and CEO

•	James F. Pearson, Senior Vice President and Chief Financial Officer (later referred to as our CFO)

•	Charles E. Jones, Executive Vice President and President, FirstEnergy Utilities

•	Leila L. Vespoli, Executive Vice President, Markets and Chief Legal Officer

•	James H. Lash, President, FirstEnergy Generation

Messrs. Alexander and Pearson are NEOs as a result of their positions as CEO and CFO, respectively, throughout 2014. Ms. Vespoli and Messrs. Jones and Lash were our three most highly compensated executive officers (other than our CEO and CFO) throughout 2014.

On December 16, 2014, your Board elected Mr. Alexander Executive Chairman of your Company, effective January 1, 2015. No compensation adjustments were provided to Mr. Alexander with his appointment to Executive Chairman. Mr. Alexander was succeeded as President and Chief Executive Officer of your Company by Mr. Jones, effective January 1, 2015. Mr. Jones was also elected to your Board. Effective with his election to President and Chief Executive Officer, Mr. Jones was provided a base salary increase from $625,000 to $1,100,000, a STIP target increase from 70% to 115% of base salary, and a LTIP target increase from 71% to 180% of base salary, in respect of cash-based RSUs, and 143% to 365% of base salary, in respect of stock-based RSUs, which is consistent with the LTIP changes in 2015.

On February 17, 2015, your Board determined that Mr. Alexander will be leaving your Company and conclude his service as Executive Chairman on April 30, 2015. As a result, Mr. Alexander will receive the benefits provided for under his existing employment agreement with your Company, dated March 20, 2012, including the vesting of the remaining portion of the restricted stock award granted pursuant to the agreement. Mr. Alexander also is entitled to receive a pro rata portion of his outstanding performance-adjusted RSU awards and performance share awards for the 2013-2015 and 2014-2016 cycles, subject to the achievement of the performance measures and in return for a complete release as provided in the award agreements. In lieu of Mr. Alexander’s customary LTIP grant for 2015, your Board granted Mr. Alexander a mix of cash-based performance-adjusted RSU (1/3) and stock-based performance-adjusted RSUs (2/3), representing a small fraction (1/18th) of his customary LTIP award, which reflects the time he will remain with your Company during the awards’ performance period. These awards will remain entirely at risk (and subject to upward/downward adjustment or forfeiture) based on the achievement of the performance measures tracked over a three-year period.

48	FirstEnergy Corp. 2015 Proxy Statement

The compensation plan changes discussed earlier in the CD&A are reflected in the 2014 executive compensation program and create a pay mix that is significantly performance-based for all NEOs. The chart below highlights the 2014 target pay opportunity mix for Mr. Alexander, which, other than base salary, is entirely performance-based. Consistent with our compensation philosophy and weighting on performance-based components, a large portion of Mr. Alexander’s compensation is comprised of performance-adjusted RSUs. This reflects our commitment to align CEO, and NEO, pay with Company objectives and increasing shareholder value.

Compensation Philosophy

We believe that the quality, skills, and dedication of our executive officers, including our NEOs, are critical elements in our ongoing ability to deliver positive operating results and enhance shareholder value. We generally target each of our NEOs’ compensation opportunity at or near the revenue-regressed 50th percentile of our peer group of energy services and general industry companies (described below) and utilize a range of 80 to 120 percent of that revenue-regressed 50th percentile in order to foster retention of our NEOs and reflect each NEO’s:

•	Individual performance,

•	Experience, and

•	Future potential to play an increased leadership role in your Company.

These factors are not weighted or part of a formula, but rather provide your Board with the latitude to make adjustments to compensation based on a combination of any or all of these factors.

Our incentive plans also provide the opportunity for our NEOs to achieve above-50th percentile compensation for strong corporate and individual performance. However, if financial or operational performance does not meet specific targets, our NEOs earn below-50th percentile compensation. As further described in this CD&A, a significant portion of our NEOs’ actual compensation is based on corporate and business unit performance as defined by financial and operational KPI’s directly linked to short-term and long-term results for key stakeholders, including shareholders and customers. The relevant business units utilized by your Board and the Committee for the purpose of determining KPIs in the context of NEO compensation correspond to our reportable segments: Regulated Distribution (our reporting segment that includes our utilities and is referred to throughout as FEU), Regulated Transmission (our reporting segment that includes our transmission business and is referred to throughout as FET), and Competitive Energy Services. Falling short, meeting, or exceeding our goals in these key areas is directly reflected in the actual compensation paid to our NEOs and other executives.

Our NEOs’ total compensation package is comprised of the following elements:

•	Base salary: The base salary represents a fixed element of cash compensation payable throughout the year;

49	FirstEnergy Corp. 2015 Proxy Statement

•

STIP: The 2014 STIP component of compensation is completely at-risk, with payout of cash based entirely on business performance. The KPIs measured under the 2014 STIP focus on Safety, Operating EPS, and additional business-unit specific goals related to operational reliability and efficiency, controlling operating and maintenance costs, and environmental responsibility. These awards are designed to reward the achievement of current Corporate and business-unit objectives. The STIP awards are prorated based upon employment service during the calendar year. The STIP KPIs are described in more detail below;

•

LTIP: The 2014 LTIP component of compensation is completely at-risk and consists of two components that are designed to reward the achievement of longer-term goals specifically linked to shareholder value: performance shares and performance-adjusted RSUs. Performance shares are earned when our three-year TSR is achieved at pre-established performance levels. Performance-adjusted RSUs are earned based on the achievement of KPIs tracked over a three-year period for Safety, Capital Effectiveness Index, and Funds from Operations (later referred to as FFO) to Adjusted Debt Index; see the section titled “RSU Index Performance Measures” for more information regarding these KPIs. Capital Effectiveness and FFO to Adjusted Debt Index are not utilized in any other incentive calculation, including the STIP. The LTIP awards are prorated based upon employment service during the applicable three-year cycle for performance shares or performance-adjusted RSUs;

•	Retirement benefits and limited perquisites;

•	Severance and change in control (later referred to as CIC) benefits; and

•	Discretionary awards granted from time to time for purposes of recruitment, retention, and special recognition, although none were granted to any NEO in 2014.

We review our compensation philosophy annually to ensure it continues to align with our goals and shareholder interests, as reflected in the results of our annual advisory vote on NEO compensation and our ongoing shareholder outreach efforts, and offers competitive levels of compensation. We also evaluate the vehicles we utilize to deliver compensation, including the percentage of compensation provided through performance-based components and the effectiveness of our compensation design and programs in the achievement of our business objectives. Additionally, we annually review and establish the KPIs tied to the performance-based components of compensation to support achievement of the strategic business objectives established in support of our vision.

We believe that shareholder value is impacted not only by financial measures but also by operational measures. Under our compensation design, the percentage of pay that is based on performance increases as executives’ responsibilities increase. Thus, executives with greater responsibilities for the achievement of corporate performance targets are impacted more negatively if those goals are not achieved, and conversely receive a greater reward if those goals are met or exceeded. All of the 2014 financial and operational KPIs for our NEOs are described below.

Compensation Committee Role and Responsibility

The Committee is responsible for overseeing compensation and making recommendations to your Board for establishing appropriate base salary and incentive compensation for our executive officers, including our NEOs, in accordance with our compensation philosophy, while also aligning our executives’ interests with Company and business unit performance, business strategies, and growth in shareholder value. The Committee is further responsible for administering our compensation plans in a manner consistent with these objectives. In this process, the Committee evaluates information provided by Meridian Compensation Partners, LLC (later referred to as Meridian) and our CEO, as discussed below. The Committee reviews the mix and level of compensation by component individually and in the aggregate. The Committee, using tally sheets and accumulated wealth summaries (as discussed later in the CD&A) also reviews current and previously awarded but unvested compensation.

With respect to our CEO’s compensation, the Committee also annually:

•	Reviews, determines, and recommends to the Board your Company’s goals and objectives with respect to CEO compensation, and

50	FirstEnergy Corp. 2015 Proxy Statement

•

Makes compensation recommendations to your Board for its approval based upon the CEO’s performance evaluation, competitive compensation benchmarking data (provided by Meridian), and desire to retain the CEO.

Consultant

As noted above, the Committee employed Meridian, an independent compensation consultant, at your Company’s expense. Meridian reports directly to the Committee. The Committee obtained and considered representations from Meridian that they were independent consultants and as to the absence of any conflicts of interest. In the representations provided to the Committee, Meridian affirmed the following:

•

Meridian (including its affiliates) does not provide other consulting services to your Company. Meridian’s services are limited to providing advice and information solely on executive and director compensation and related corporate governance matters;

•	The amount of fees paid by your Company during the 12-month period ending on December 31, 2014, represents less than 2 percent of Meridian’s total annual revenues for calendar year 2014;

•

Meridian maintains a Code of Business Conduct and Ethics Policy and Insider Trading and Stock Ownership Policy designed to prevent conflicts of interest. Annually, each partner and employee of Meridian is required to certify his or her compliance with each of the foregoing policies;

•

No Meridian partner or employee who serves the Committee has any business or personal relationship with any member of the Committee or executive officer of your Company. Meridian policies expressly prohibit a Meridian partner or employee from serving the Committee if such relationships exist; and

•

No Meridian partner or employee who serves the Committee or any immediate family member of such partner, consultant or employee owns any shares of stock of your Company. Meridian policies expressly prohibit such share ownership.

Consistent with NYSE rules, the Committee has the sole authority to retain and dismiss the consultant and to approve the consultant’s fees. Meridian provides advice, independent of management, to the Committee with respect to executive and director compensation and general corporate governance matters. The Committee relies on Meridian’s expertise in benchmarking and familiarity with competitive compensation practices in the energy services and general industry sectors. In 2014, the Committee met with Meridian without management present in an executive session after each regularly scheduled Committee meeting. The Committee engages the consultant to provide an annual review of executive compensation practices of companies in our peer group, including a benchmarking analysis of base salary and short- and long-term incentive targets of the companies with which we compete for executive talent. In addition, the Committee may, from time to time, request advice from Meridian concerning the design, communication, and implementation of our incentive compensation plans and other programs. The services provided by Meridian to the Committee in 2014 and as of the date of this proxy statement in 2015 include:

•

Reviewing our compensation philosophy, including the alignment of our executive compensation practices with our compensation philosophy and assessing potential changes to address trends in market practice and shareholder expectations;

•	Benchmarking and analysis of competitive compensation practices for executives and directors within our industry and peer group;

•	Reviewing the description of our executive compensation practices in our annual proxy statement in light of SEC requirements and apprising the Committee of its recommendations and necessary changes;

•	Reviewing share ownership guidelines;

•	Reviewing LTIP plan design;

•	Reviewing CIC benefits to ensure alignment with our compensation philosophy and competitive practice;

51	FirstEnergy Corp. 2015 Proxy Statement

•

Calculating quarterly TSR relative to the companies in the Edison Electric Institute (later referred to as EEI) Index described in the Performance Share section of this proxy statement. This group of companies is used to measure our performance over a three-year performance period for the performance share component of the LTIP only; and

•	Informing the Committee of legislative and regulatory changes, market trends, and current issues with respect to executive compensation.

Benchmarking

The Committee uses competitive benchmarking data to evaluate compensation practices and develop compensation recommendations for each of the NEOs. In 2014, at the Committee’s request and consistent with past practices, Meridian accumulated benchmark compensation data from our peer group, an equally weighted blend of 21 U.S.-based publicly traded energy services companies and 57 U.S.-based publicly traded general industry companies. The general industry peer group includes companies with annual revenues between $8 and $30 billion that your Company competes with for talent and excludes companies and industries whose compensation or business models vastly differ from utilities, such as financial services, health care, retail, franchise, media, and companies which are internationally headquartered. In selecting the peer companies, the availability of data when benchmarking both compensation and benefits is also considered. Also, a few select companies outside of the revenue scope were included based on their close geographic proximity to your Company. Both peer groups were reviewed and revised in 2013, which resulted in the removal of two energy services peer companies due to merger activity and the removal of twenty general industry companies that had exceeded the appropriate revenue scope or were no longer publicly traded. Your Committee replaced these general industry companies with six publicly traded companies that fall within $8 and $30 billion in annual revenue. As a result of these changes, your Company was positioned at approximately the 50th percentile of this peer group by 2013 revenue. The 50th percentile annual revenue of the energy services and general industry peer groups were $11.1 billion and $16.7 billion, respectively. There were no changes to the peer groups during 2014. The current energy services and general industry peer company lists are included in Appendix B.

Accumulated benchmark data was based on compensation levels as of January 1, 2014. Meridian size-adjusted the benchmark data using regression analysis to determine market values of compensation that relate more closely to our revenue size and the discussions of such data below reflect this adjustment. Regression analysis in this context is a statistical technique used to estimate market compensation levels based on the relationship between compensation and revenue size of the underlying peer companies.

The Committee evaluated base salary, short- and long-term target incentive opportunities and total target compensation for each NEO against the 50th percentile compensation levels provided to similar executives at our peer companies. Based on the competitive data provided by the consultant, total compensation for our NEOs, in the aggregate was approximately 2 percent below the revenue-regressed 50th percentile of our peer group in 2014.

Compensation decisions made by the Committee regarding the individual components of compensation are considered in the aggregate and adjustments to the amounts of base salary, STIP, and LTIP incentive targets are made concurrently to achieve the target total compensation level. The percentage of total compensation allocated to each component in 2014 (base salary, STIP, and LTIP) is determined by the Committee and consistent with the compensation mix used by the companies in our peer group. The mix of compensation components is used to provide the NEOs with opportunities to earn compensation through a variety of vehicles, both fixed and performance-based. The mix is designed to facilitate the retention of talented executives, recognize the achievement of short-term goals, reward long-term results, and align executive compensation with shareholder interests.

Role of Executive Officers, including the Chief Executive Officer, in Determining Compensation

The CEO typically makes recommendations to the Committee with respect to the compensation of the NEOs (other than himself) and other executives including those identified as “insiders” under Section 16 of the

52	FirstEnergy Corp. 2015 Proxy Statement

Exchange Act. The CEO possesses insight regarding individual performance, degree of experience, future promotion potential, and our intentions in retaining particular senior executives. In all cases, the CEO’s recommendations are presented to the Committee for review based on the competitive benchmarking data provided by Meridian. The Committee may, however, elect to modify or disregard the CEO’s recommendations, and the Committee and Board are responsible for establishing the compensation of the NEOs and certain other senior executives.

In 2014, after review and discussion with the CEO, the Committee recommended and your Board approved increases to the base salaries of the NEOs, except for Mr. Alexander. The Committee also recommended and your Board approved an increase to Mr. Pearson’s short- and long-term incentive target opportunities toward the revenue-regressed 50th percentile. No other incentive compensation opportunity increases were provided to any NEO in 2014.

Neither the CEO nor any other NEO makes recommendations for setting his or her own compensation. The recommendation of the CEO’s compensation is determined in Committee meetings during an executive session with only Meridian and the Committee members present and presented to the independent members of your Board for approval.

The CEO, the other NEOs, and our other senior executives review and evaluate recommended revisions to our compensation programs, policies, and KPIs for your Company. Because of their extensive familiarity with our business and corporate culture, these executives are in the best position to consider programs and policies, and create KPIs that will engage and challenge employees and provide effective incentives to produce outstanding financial and operating results for your Company and our shareholders. Additionally, these executives are the most appropriate individuals to recommend KPIs to the Committee and Board for approval based on their experience and knowledge of our business financial and operational objectives.

Tally Sheets and Accumulated Wealth

In the first quarter of each year, the Committee is provided with a comprehensive analysis and summary of all components of total compensation for the NEOs, including base salary, health and welfare benefits, current year STIP and LTIP grants, earnings on deferred compensation, Company matching contributions to the Savings Plan, financial and tax planning benefits, limited personal use of your Company’s aircraft, if applicable, and STIP and LTIP payouts (actual and projected, as appropriate) for the current year as well as under several termination scenarios (i.e., voluntary resignation, retirement, involuntary separation, termination following a CIC, death, and termination for cause). The primary purpose of these tally sheets is to summarize the individual elements of each NEO’s compensation and the estimated value of compensation that would be received by the NEO in the event of a termination of employment to enable the Committee to determine whether total compensation provided to each NEO and potential termination payouts are appropriate.

The Committee also reviews a report that provides a historical summary of accumulated wealth for each NEO. The report shows granted and realized compensation by component: base salary, STIP and LTIP payouts and unvested grants, realized values of exercised options, and the value of discretionary awards.

Based on its review of the tally sheets and summary of accumulated wealth report, the Committee determined that the total compensation provided (and, in the case of termination scenarios, the potential payouts) is appropriate and consistent with our compensation philosophy. Accordingly, in 2014, the Committee did not make any adjustments to our executive compensation or programs in light of the review of these reports.

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Compensation Mix

The following charts represent the target annual compensation opportunity mix provided to our CEO and all other NEOs, in the aggregate and individually, under our annual compensation plans in 2014.

54	FirstEnergy Corp. 2015 Proxy Statement

Total Compensation Opportunity at Target

The following chart represents the total target compensation opportunities provided to our NEOs through their base salaries and under our annual and long-term compensation plans in 2014. Each NEO’s total compensation opportunity represents target amounts that may be earned over one and three year performance periods. The STIP target represents the target opportunity that an NEO would earn if target performance was achieved during the 2014 plan year. Similarly, the LTIP target for performance shares and performance-adjusted RSUs represents that target opportunity that an NEO would earn if target performance was achieved over the three-year performance period beginning on January 1, 2014. For purposes of this illustration, LTIP target amounts are based on the value of our shares on the date of grant. Actual amounts earned by each NEO under the STIP may be adjusted downward to 0% or upward to 150% of target opportunities for superior performance. Similarly, actual amounts earned by each NEO under the LTIP may be adjusted downward to 0% or upward to 200% of target opportunities for superior performance. In the case of the STIP, the awards earned by each NEO in 2014 were formulaically reduced based on the 2014 plan design described later in the CD&A.

			LTIP Target
	Base Salary	STIP Target	Performance Shares	Performance- Adjusted RSUs	Total Compensation Opportunity at Target
Anthony J. Alexander	$1,340,000	$1,742,000	$2,532,600	$5,159,000	$10,773,600
James F. Pearson	$508,333	$450,636	$465,000	$935,000	$2,358,969
Charles E. Jones	$608,333	$437,500	$426,000	$858,000	$2,329,833
Leila L. Vespoli	$691,667	$564,000	$445,250	$911,050	$2,611,967
James H. Lash	$555,000	$395,000	$324,500	$654,500	$1,929,000

55	FirstEnergy Corp. 2015 Proxy Statement

Realized Compensation

We provide this alternative view of compensation paid to the NEOs as a supplement to, not as a substitute for, the Summary Compensation Table (later referred to as SCT) that appears on page 70 because the realized compensation view reflects the compensation provided to our NEOs in 2014 under our STIP and the 2012-2014 cycles of our LTIP, and demonstrates the performance-based structure of our executive compensation program. In 2014 our NEOs were paid only a portion of the total compensation opportunity provided under our STIP and LTIP based on performance during 2012 through 2014, as follows:

	Base Salary	STIP	Performance Shares	Performance- Adjusted RSUs	Total Compensation
Anthony J. Alexander	$1,340,000	$1,392,222	$0	$4,651,704	$7,383,926
James F. Pearson	$507,212	$361,356	$0	$179,270	$1,047,838
Charles E. Jones	$607,212	$344,700	$0	$773,656	$1,725,568
Leila L. Vespoli	$690,769	$407,044	$0	$821,490	$1,919,303
James H. Lash	$554,327	$266,978	$0	$590,160	$1,411,465

On December 31, 2014, 57,419 shares (including dividends) of the restricted stock grant originally provided to Mr. Alexander in conjunction with the execution of his employment agreement with your Company vested, which is not reflected in the charts above or below. The following chart represents Mr. Alexander’s realized compensation by component: base salary, STIP, and LTIP for the past three years.

56	FirstEnergy Corp. 2015 Proxy Statement

Base Salary

The NEOs are each paid a base salary to provide a fixed amount of cash compensation. Competitive data is used as the foundation for setting compensation levels and in determining any base salary adjustment. Consideration is given to individual performance and experience, historical compensation adjustments, and the tenure of the NEO. The Committee and your Board annually review the CEO’s base salary. The CEO, the Committee, and your Board annually review each of the other NEO’s base salaries. Meridian provides the Committee with the competitive benchmarking data at the revenue-regressed 50th percentile of our peer group for each NEO’s position in January of each year. However, in 2014 the annual compensation review process for base salary was delayed until July 2014. Following that review, and the Committee’s recommendation, your Board approved increases to base salaries effective September 1, 2014 as follows: Mr. Pearson – from $500,000 to $525,000; Mr. Jones from $600,000 to $625,000; Ms. Vespoli from $685,000 to $705,000; and Mr. Lash from $550,000 to $565,000. No increase was provided to Mr. Alexander because his base salary was competitive with the revenue-regressed 50th percentile. The 2014 base salary compensation adjustments in the aggregate for our NEOs was slightly below the 50th percentile at 98 percent of the revenue-regressed 50th percentile consistent with our compensation philosophy. While the competitive data is used as a foundation for setting compensation levels, consideration in determining the base salary adjustments was given to individual performance and experience, historical compensation adjustments and the tenure of the NEO.

The increases for Mr. Jones and Ms. Vespoli were based on merit as well as their increased scope of work when moved into their then current positions in January 2014, for which they did not receive additional compensation until the September 1, 2014 increase. The increases for Mr. Pearson and Mr. Lash were based on merit and were also designed to move their base salaries toward the revenue-regressed 50th percentile of the competitive base salary data.

Short-Term Incentive Program (STIP)

The STIP provides annual cash awards to executives whose contributions support the achievement of our identified financial and operational KPIs. STIP awards are granted as cash awards pursuant to the terms and conditions of our 2007 Incentive Plan. The STIP KPIs are developed in accordance with the performance measures identified in the 2007 Incentive Plan as approved by shareholders. The STIP supports our compensation philosophy by linking KPIs to business strategy and objectives. As such, executive awards are directly connected to KPIs associated with Company and business unit success.

The Committee administers the STIP with respect to the NEOs and annually reviews their STIP target opportunity levels, which are expressed as a percentage of base salary. In February of each year, the Committee reviews and based on competitive market data recommends to your Board STIP target opportunity levels for our NEOs. The STIP targets are set at or near the revenue-regressed 50th percentile target opportunity of our peer group. NEOs have the potential to achieve STIP payouts above the target opportunity for superior Company performance. However, the STIP payout will be zero if Company performance is below threshold. As an executive’s responsibility increases, a greater percentage of his or her annual incentive is linked to our Company’s financial performance, rather than operational business unit performance. Executives are evaluated based on KPIs applicable to your Company and their responsibilities within our organization.

In 2014, the overall STIP design was modified as follows:

•

Operating EPS was established as the only financial performance measure in the STIP to increase the focus broadly throughout your Company and to eliminate overlapping goals between the STIP and the LTIP;

•	The weighting for Operating EPS at maximum was reduced from 200 percent to 150 percent, the same as the maximum weighting for operational goals; and

57	FirstEnergy Corp. 2015 Proxy Statement

•	A pool of funds available for the STIP payout is based upon the Operating EPS result (after accounting for the cost of the STIP payout) as follows:

Operating EPS(1) Achievement Level	STIP Pool of Funds
Less than $2.45	No STIP payout
$2.45 - $2.54	Up to $80 million
$2.55 - $2.64	$100 million
$2.65 - $2.70	$130 million
$2.71 - $2.75	$160 million
$2.76 - $2.84	$180 million
$2.85 or greater	No Pool Limit; Paid as Earned
(1)

Operating EPS is a non-GAAP financial measure. Operating EPS is calculated using GAAP earnings per share and adjusting for the per share impact of certain items, which for 2014 included mark-to-market adjustments, regulatory charges, trust securities impairment, the impact of non-core asset sales/ impairments, merger accounting—commodity contracts, plant deactivation costs, litigation resolution, retail repositioning charges, and loss on debt redemptions.

If the STIP pool of funds available, determined in accordance with the scale provided above, is not sufficient to pay the full STIP as earned, the operational KPIs, excluding Safety, are reduced as follows:

1)

For operational KPIs meeting threshold but less than target, the payout amount is reduced to meet the funding level identified above. The maximum reduction for these KPIs is 25%; however, if the reduction is not sufficient to reduce the total STIP payout to equal the available pool of funds, then,

2)

For operational KPIs at or above target, the payout is reduced to meet the funding level identified above. The maximum reduction for these KPIs is 10%; however, if this reduction is not sufficient to reduce the total STIP payout to equal the available pool of funds, then,

3)	A uniform proration is applied to the operational KPIs earned under the STIP, excluding Safety, to an amount equal to the available pool of funds.

In February 2014, the Committee reviewed the market data and at the Committee’s recommendation, your Board approved an increase to Mr. Pearson’s STIP target from 80 percent to 85 percent of his base salary effective March 3, 2014, in conjunction with the December 31, 2013 retirement of the Executive VP, Finance & Strategy which elevated Mr. Pearson’s reporting relationship directly to the CEO, and in order to better align Mr. Pearson’s target with the revenue-regressed 50th percentile opportunity for the CFO position within our peer group. As previously disclosed, the annual compensation review was delayed to July 2014. At that time, the Committee reviewed the market data and, at the Committee’s recommendation, your Board further approved an increase to Mr. Pearson’s STIP target from 85 percent to 90 percent of his base salary effective September 1, 2014, in order to align his target with the 2014 revenue-regressed 50th percentile opportunity for the CFO position within our peer group. Your Board did not make any changes to the STIP target incentive opportunities for any other NEO in 2014. The STIP target opportunity for the NEOs, excluding Mr. Pearson, are as follows: Mr. Alexander at 130 percent, Mr. Jones at 70 percent, Ms. Vespoli at 80 percent, and Mr. Lash at 70 percent, each of which is at or near the revenue-regressed 50th percentile for their respective positions.

As described in more detail in the section titled 2014 KPI Weightings below, the NEOs may earn payments that are below their target opportunities for levels of achievement that are below the target performance goals, but exceed threshold performance goals, as well as payments that are higher than their target opportunities for levels of achievement that exceed the target performance goals. The Committee may use negative discretion to make downward adjustments to amounts paid to the NEOs, either individually or collectively, under the STIP. The Committee may not, however, make upward adjustments that would result in payments that are higher than those the Committee had originally approved. Based upon the 2014 year-end Operating EPS result of $2.56, the pool of funds available for the STIP payout was $100 million. Since the pool of funds available was insufficient to pay the full STIP as earned, the STIP payout based on operational KPIs, excluding Safety, was reduced. Only the factors described above drove the reduction of NEO STIP awards. The average payout for the NEOs was 76 percent of their target awards.

58	FirstEnergy Corp. 2015 Proxy Statement

2014 Key Performance Indicator (KPI) Weightings

The weightings of financial and operational KPIs are determined by the Committee and approved by your Board at the beginning of each year. The weightings for each NEO are specifically determined to correspond to the responsibility of each NEO for the particular KPIs based on his or her role within the organization. As previously disclosed, the second financial goal, FFO to Adjusted Debt Index, was removed from the STIP in 2014 to focus on driving Operating EPS and to eliminate overlapping goals with the LTIP. Additionally, the maximum potential for financial KPIs was also reduced from 200 percent to 150 percent in 2014. This change results in a range for the total STIP award from 50 percent of target for performance at threshold to 150 percent of target for performance at maximum. In 2014, the KPI weightings for the NEOs were:

	Alexander	Pearson	Jones	Vespoli	Lash
Financial Target – Operating EPS(1)	80%	70%	70%	70%	60%
Operational Target	20%	30%	30%	30%	40%
Safety(2)	10%	10%		10%
Operational Linkage(3)	10%	20%		10%
CES Operating Earnings(4)				10%	10%
FEU Safety(2)			10%
T&D Reliability Index(5)			10%
FEU/FET Operating Earnings(6)			10%
Generation Performance Index(7)					10%
INPO Index(8)					10%
Nuclear Safety(2)					5%
Fossil Safety(2)					5%

(1)

Operating EPS is a non-GAAP financial measure. Operating EPS is calculated using GAAP earnings per share and is adjusted for the per share impact of certain special items, which in 2014 included mark-to-market adjustments, regulatory charges, trust securities impairment, the impact of non-core asset sales/ impairments, merger accounting—commodity contracts, plant deactivation costs, litigation resolution, retail repositioning charges, and loss on debt redemptions.

(2)	Performance as measured by the Occupational Safety and Health Administration (later referred to as OSHA) Incident Rate; for FEU, see note (6) below.
(3)

Eight key operating metrics: FEU/FET Operating Earnings (see note (6) below); CES Operating Earnings (see note (4) below); System Average Interruption Duration Index (later referred to as SAIDI); Transmission Outage Frequency (later referred to as TOF); May-September Fossil Supercritical Equivalent Availability (later referred to as EA); Nuclear Forced Loss Rate (later referred to as FLR); the Institute of Nuclear Power Operations (later referred to as INPO) Index; and Environmental Excursions. Metrics are measured by points awarded for attaining a specified level of performance for each component based on year-to-date performance. All components are weighted equally.

(4)

CES Operating Earnings is a non-GAAP financial measure. For KPI purposes, the aggregate net income of your Company’s Competitive Energy Services reporting segment is adjusted for the impact of certain special items, which for 2014 included mark-to-market adjustments, regulatory charges, trust securities impairment, the impact of non-core asset sales/ impairments, merger accounting—commodity contracts, plant deactivation costs, retail repositioning charges, and loss on debt redemptions.

(5)

Measured by points awarded for attaining a specified level of performance for transmission and distribution reliability based on year-to- date performance. The two measures are SAIDI and TOF. The components are weighted equally.

(6)

FEU/FET Operating Earnings is a non-GAAP financial measure. The terms “FEU” and “FET” are used internally and by management to refer to your Company’s Regulated Distribution and Regulated Transmission reporting segments, respectively. For KPI purposes, the aggregate net income of those reporting segments is adjusted for the impact of certain special items, which for 2014 included pension and OPEB mark-to-market adjustments, regulatory charges and trust securities impairment.

(7)

Measured by points awarded for attaining a specified level of performance for each component based on year-to-date performance. The three measures are FLR, EA, and Environmental Excursions. The components are weighted equally.

(8)	Performance as measured by 12 indicators used by INPO.

Financial Measures

Financial performance is the most heavily weighted measure in determining STIP payouts for our NEOs as illustrated in the chart above. The Committee selected Operating EPS as the only financial KPI for 2014 because it impacts shareholder value and aligns executive compensation with shareholder interests. Operating EPS is used as a measure because increases in Operating EPS indicate growth of the business and a corresponding increase in

59	FirstEnergy Corp. 2015 Proxy Statement

the value of our shareholders’ investment. Additionally, Operating EPS provides a consistent and comparable measure of performance of your Company’s business to help shareholders understand performance trends. Operating EPS excludes special items as described in note (1) above and is a non-GAAP financial measure. The use of only one financial KPI also increases the focus broadly throughout your Company on Operating EPS and eliminates overlapping goals between the STIP and LTIP.

Safety

Safety performance for your Company and each business unit is measured by the OSHA incident rate and is a KPI for all of our employees. Safety is a core value and is tied to our STIP and LTIP because of its importance and potential to impact our employees and other stakeholders, as described in the section titled “RSU Index Performance Measures.” The Safety KPI tracks the number of OSHA reportable incidents in 2014 per 100 employees. Performance at maximum level is established at top-decile performance based on the 2012 EEI Health & Safety Survey. Corporate Safety performance at target is established at the midpoint of the top-quartile performance based on the EEI 2012 Health & Safety Survey and the 2013 KPI target. Business unit Safety performance at target is established at top-quartile performance based on the EEI 2012 Health & Safety Survey. Threshold is the equivalent OSHA rate for all EEI companies participating in the survey. In the event of a fatality (other than certain no-fault fatalities) of an employee within the business unit of an NEO, neither the NEO nor the CEO will be paid a Safety award for the applicable year regardless of the OSHA incident rate.

Operational Measures

Operational Linkage is based on the eight operational KPIs referred to in the table above and each component is weighted equally. Operational KPIs include FEU/FET Operating Earnings, CES Operating Earnings, average total duration of distribution outage minutes (SAIDI), average number of transmission outages (TOF), the amount of supercritical fossil generation that was not available from May through September versus the amount of time a generation unit was requested to be operating (EA), unplanned nuclear energy losses (FLR), INPO Index, and environmental excursions. CES Operating Earnings is a non-GAAP financial measure representing revenues less operating and non-operating expenses and adjusted for special items as described in footnote (4) above. Also, to continue to meet reliability standards, the Transmission & Distribution (later referred to as T&D) Reliability Index was first established in 2010. The T&D Reliability Index includes SAIDI and TOF. FEU/FET Operating Earnings is a non-GAAP financial measure representing revenues less operating and non-operating expenses and adjusted for special items as described in footnote (6) above. The Generation Performance Index includes FLR, EA, and environmental excursion. The environmental excursions KPI measures fossil and nuclear environmental issues, related to air emissions, water discharges, and unauthorized releases. The INPO Index measures nuclear performance based on twelve nuclear performance indicators as designated by INPO.

60	FirstEnergy Corp. 2015 Proxy Statement

Threshold, target, and maximum levels are established for KPIs based on earnings growth aspirations and achieving continuous improvement in operational performance. STIP awards are not paid if threshold Operating EPS performance is not achieved. Awards for specific goals are not paid unless threshold performance is achieved. Maximum performance levels are designed to encourage superior performance. In 2014, the threshold, target, maximum, and actual KPI results for the NEOs were:

	Threshold	Target	Maximum	Actual Result	Result

Financial

Operating EPS(1)	$2.45	$2.65	$2.85	$2.56	Above Threshold

Safety/Operational

Safety	1.48	0.96	0.70	0.97	Above Threshold

Operational Linkage	3.00	6.00	10.00	6.69	Above Target

CES Operating Earnings(2) ($ millions)	$147	$176	$205	$99	Below Threshold

FEU Safety	2.01	1.35	1.06	1.47	Above Threshold

T&D Reliability Index	1.00	2.00	2.75	2.56	Above Target

FEU/FET Operating Earnings(3) ($ millions)	$995	$1,050	$1,105	$1,035	Above Threshold

Generation Performance Index	1.00	2.50	4.25	3.27	Above Target

INPO Index	81.8	84.3	86.8	80.1	Below Threshold

Nuclear Safety	0.28	0.18	0.11	0.20	Above Threshold

Fossil Safety	1.50	0.96	0.66	0.47	Above Maximum

(1)	Operating EPS is a non-GAAP financial measure. A description of the method of calculating Operating EPS is provided on page 59 above.
(2)	CES Operating Earnings is a non-GAAP financial measure. A description of the method of calculating CES Operating Earnings is provided on page 59 above.
(3)	FEU/FET Operating Earnings is a non-GAAP financial measure. A description of the method of calculating FEU/FET Operating Earnings is provided on page 59 above.

61	FirstEnergy Corp. 2015 Proxy Statement

In February 2015, based on actual 2014 KPI results and the reduced STIP payout for our NEOs, the Committee recommended and the independent members of your Board approved Mr. Alexander’s 2014 STIP award of $1,392,222. The remaining NEOs’ 2014 awards were approved as follows: Mr. Pearson — $361,356; Mr. Jones — $344,700; Ms. Vespoli — $407,044; and Mr. Lash — $266,978. As discussed previously, based on the 2014 year-end Operating EPS of $2.56, the pool of funds for the STIP payout was $100 million. The Operational KPI awards were formulaically reduced as the pool of funds was insufficient to pay the full STIP as earned. The average reduced payout for the NEOs was 76 percent of their target awards. The following table depicts the value of each NEO’s target STIP award compared to the actual reduced STIP award paid for 2014 results.

	2014 STIP Target Award	2014 STIP Actual Award	Payout as a % of Target
Anthony J. Alexander	$1,742,000	$1,392,222	80%
James F. Pearson	$450,636	$361,356	80%
Charles E. Jones	$437,500	$344,700	79%
Leila L. Vespoli	$564,000	$407,044	72%
James H. Lash	$395,000	$266,978	68%

Long-Term Incentive Program (LTIP)

Under our LTIP, the Committee granted to our NEOs equity-based compensation in the form of performance-adjusted RSUs and performance shares, pursuant to our 2007 Incentive Plan. These grants were designed to reward executives for the achievement of Company goals that are linked to increasing long-term shareholder value over a three-year period. The three-year performance period also encourages retention because awards are prorated or forfeited if an executive leaves or retires prior to the end of the performance period, as shown in the 2014 Post-Termination Compensation and Benefits table later in this proxy statement. In February of each year, the Committee reviews and recommends LTIP target opportunity levels for our NEOs to your Board, which are based on competitive market data. The LTIP targets are set at or near the revenue-regressed 50th percentile target opportunity of our peer group. NEOs have the potential to achieve LTIP payouts above the target opportunity for superior performance. Target opportunities are expressed as a percentage of base salary and are determined by competitive benchmarking data, which accounts for the differences among the NEOs and from prior years.

Based on the Committee’s review of the competitive market data and its recommendation, your Board increased the LTIP target incentive for Mr. Pearson from 178 percent to 280 percent of base salary effective with the 2014 grant. This increase was provided to Mr. Pearson to move his target toward the revenue-regressed 50th percentile opportunity for the CFO position within our peer group. No LTIP adjustments were provided to any other NEO in 2014.

When allocating total compensation for the NEOs, the largest proportion of total compensation was allocated to LTIP targets to ensure executive and shareholder interests are aligned by linking payouts to KPIs that directly impact long-term shareholder value. Also, as described below, the LTIP is designed to encourage sustained performance levels. Additionally, because performance shares and RSUs are denominated in shares of our common stock, their value reflects changes in our stock price, further aligning our NEOs’ interests with the long-term interests of shareholders. To emphasize stock ownership, 2/3 of the annual LTIP awards are granted in the form of performance-adjusted RSUs payable in stock.

Performance Shares

Performance shares, which were a component of our LTIP in 2014, provide the NEOs and our other executives with the opportunity to receive awards based on our TSR over a three-year period relative to the TSRs of the companies in the EEI Index, which measures TSR for approximately 50 public electric utility companies. The EEI Index represents a larger group of energy companies than the energy services peer group we use for benchmarking total compensation, allowing us to compare our performance to the performance of the broader

62	FirstEnergy Corp. 2015 Proxy Statement

industry. TSR is the total return of one share of common stock to an investor (share appreciation plus dividends) and assumes that an investment is made at the beginning of the three-year period and all dividends are reinvested throughout the entire three-year period. TSR is used to encourage the NEOs to develop and implement business strategies that will allow our TSR to outperform that of the broader energy industry over time and to reward executives when TSR goals are achieved.

2014-2016 Cycle

For the 2014 grant of performance shares, as a result of outreach to our top shareholders in 2013 and 2014, we eliminated the opportunity to achieve a 25 percent payout for the achievement of either the TSR threshold or the three-year average Operating EPS target. The threshold for TSR performance was increased to the 40th percentile of the EEI Index companies, which will result in a payout of 50 percent of the performance shares if achieved and no payment if the threshold is not achieved. A target payout of performance shares remains at 100 percent for 50th percentile performance. In addition, the performance level for attaining a payout of 150 percent was reduced from the 70th percentile to the 60th percentile. The maximum payout of performance shares remains at 200 percent for 90th percentile performance. These changes reduced the overlapping goals between the STIP and the LTIP, and increase the threshold performance required for any payout of the performance share awards.

2012-2014 Cycle

In 2011, we modified the performance share program to provide an additional opportunity to achieve a payout in the event our performance falls below the 25th percentile, which we maintained as part of the 2012-2014 cycle. If your Company’s three-year Operating EPS actual performance result meets or exceeds the average of the three-year target level set for Operating EPS, participants would receive the minimum payout of 25 percent. This additional opportunity provides executives the ability to achieve a minimal payout in the event strategic business decisions or uncontrollable market conditions hinder stock price performance relative to the peer companies in the EEI Index.

Performance shares for the 2012-2014 performance cycle were granted in 2012. For that performance cycle, our TSR relative to the TSR of the EEI Index companies ranked below the 25th percentile (i.e., the threshold goal). Additionally, as discussed below, the average Operating EPS result over the three-year period was below the average Operating EPS target levels over the three-year period; therefore, there were no payouts with respect to performance shares for the 2012-2014 cycle.

Performance-Adjusted Restricted Stock Units (RSUs)

Performance-adjusted RSUs, which are also a component of our LTIP, are designed to focus participants on key financial and operational measures that drive our success and further align executive compensation with company and shareholder interests.

2014 – 2016 Cycle

Beginning with the 2014 grants of performance-adjusted RSUs, the KPIs were modified to replace Operating EPS and Operational Linkage with Capital Effectiveness – a measure of the financial effectiveness of our investment in operational assets and FFO to Adjusted Debt Index – a measure of our ability to generate cash flow during the year and manage debt; see the section titled “RSU Index Performance Measures” for more information regarding these KPIs. This change eliminates the overlap between two of the three KPIs in the STIP and LTIP. Safety was retained as a KPI for performance-adjusted RSUs, as your Board and management, with support of shareholders as determined through shareholder engagements, strongly believe it should be a factor in both incentive compensation programs. These key metrics are independent and equally weighted.

Also, as a result of outreach to our top shareholders in 2013 and 2014, the 50 percent minimum RSU payout was eliminated beginning with the 2014 grant. Payouts now range from 0 to 200 percent of units granted, interpolated based on the actual achievement. Threshold performance is set at the 40th percentile and must be achieved for the three year performance period for any payment of RSUs. Target performance is set at the 50th percentile and

63	FirstEnergy Corp. 2015 Proxy Statement

must be achieved for 100 percent payout of units granted, and a payout at 150 percent of units granted is awarded for achievement of 60th percentile performance. Maximum payout of RSUs at 200 percent of units granted is awarded if 90th percentile performance is achieved during the performance period.

2012 – 2014 Cycle

The KPIs, the achievement of which will enable participants to earn greater than the minimum, are Operating EPS, Safety, and Operational Linkage. These key metrics, which focus on sustainability of performance measures, are independent and equally weighted. The actual number of shares issued at payout ranges from a minimum of 50 percent to a maximum of 150 percent of the units granted. The minimum payout amount serves as a retention tool and provides another means of achieving compensation for our executives at or near the revenue-regressed 50th percentile of our peer group. If FirstEnergy’s average annual performance meets or exceeds the targets on all three measures, 50 percent more shares will be awarded at the end of the three-year performance cycle. If FirstEnergy’s average annual performance is below target on all three measures, 50 percent fewer shares will be awarded at the end of the three-year performance cycle. If FirstEnergy’s average annual performance meets or exceeds target on two of the measures but falls short of target on the other, then the number of shares originally granted will be awarded at the end of the three-year performance cycle.

The target and actual results for the 2012-2014 performance-adjusted RSU cycle were:

	2012		2013			2014		Average
	Target	Result	Target	Result		Target	Result	Target	Result	Result
Operating EPS(1)	$3.45	$3.34	$3.00	$3.03	(3)	$2.65	$2.56	$3.03	$2.98	Below Target
Safety(2)	1.00	0.97	0.99	0.97		0.96	0.97	0.98	0.97	Above Target
Operational Linkage	6.00	8.72	6.00	8.05		6.00	6.69	6.00	7.82	Above Target

(1)

Operating EPS is a non-GAAP financial measure. In addition to the adjustments described on page 59 above to calculate Operating EPS in a given year, per share impact adjustments were made for merger transaction/integration costs and income tax legislative changes in 2012.

(2)	In contrast to the other KPIs, with respect to Safety, the lower the result, the better the performance.
(3)	Reflects Operating EPS of $3.04 as announced on February 25, 2014 less the $0.01 reduction for KPI purposes.

For the three-year cycle starting in 2012, your Company achieved above target-level performance on two of the measures, but fell short of target on one measure. Since the average of the actual performance exceeded the average target performance on two measures, but not one, the initial grants made in 2012 plus all dividend equivalent units accrued were paid at 100 percent of units granted. In March 2015, the performance-adjusted RSUs granted in 2012 were paid in shares of our common stock as follows: Mr. Alexander — 134,287 shares; Mr. Pearson — 5,175 shares; Mr. Jones — 22,334 shares; Ms. Vespoli — 23,715 shares; and Mr. Lash – 17,037 shares. The Committee may not adjust awards upward. The Committee retains the discretion to adjust awards downward, either on a formula or discretionary basis or a combination of the two, as the Committee determines.

Timing of Long-Term Incentive Program Grants (LTIP)

Grants of performance shares and performance-adjusted RSUs are typically approved at the regularly scheduled February Committee and Board meetings after target levels are evaluated and determined considering the competitive data and prior-year Company performance. Performance shares have a January 1 effective date. We average high and low stock prices over a full month in computing grants and awards of performance shares in an attempt to minimize stock price volatility that might otherwise distort grant or payout amounts if we looked only at a single computation date, such as, for example, the grant date or the last or first trading day of a relevant year or month. The grant date for performance-adjusted RSUs is typically on or about March 1. We use the average of the high and low prices of our common stock as of the date of grant for awarding the performance-adjusted RSUs. Any equity grants awarded in proximity to an earnings announcement or other market event are coincidental.

64	FirstEnergy Corp. 2015 Proxy Statement

The Grants of Plan-Based Awards table provides the amount of performance shares and performance-adjusted RSUs granted to each NEO in 2014 based on the percentage of base salary provided earlier in the CD&A. Additional details regarding the 2014-2016 LTIP grants are provided in the narrative following the Grants of Plan-Based Awards table.

Retirement Benefits

We offer retirement benefits to all of our NEOs through our qualified and nonqualified supplemental plans under the FirstEnergy Corp. Pension Plan and the Executive Deferred Compensation Plan (later referred to as the EDCP), respectively. The qualified plan benefit has historically been based on earnings, length of service, and age at retirement and is considered a defined benefit plan under the Internal Revenue Code (later referred to as IRC). The qualified plan is subject to applicable federal and plan limits. The nonqualified supplemental plan has similarities to the qualified plan, but is designed to provide a comparable benefit to executives without the restriction of federal and plan limits and as a method to provide a competitive retirement benefit.

In 2013, a cash-balance pension formula under the FirstEnergy Corp. Pension Plan was approved for all newly hired employees as of January 1, 2014. Under this plan, an eligible employee receives credits to their retirement accounts based on employee compensation, age and years of service. The cash-balance plan design aligns your Company’s retirement benefits with current market practices and mitigates your Company’s risk associated with funding future annuity payments. In conjunction with the new cash-balance plan design and consistent with industry practice, your Company adopted a new nonqualified supplemental plan, which will provide a comparable benefit to eligible executives hired after January 1, 2014, but without the restriction of federal and plan limits that apply under the qualified pension plan.

Additionally, Mr. Alexander, Mr. Jones, and Ms. Vespoli participate in the SERP. Mr. Pearson and Mr. Lash are not participants in the SERP. Historically, participation in the SERP was provided to certain key executives as part of the integrated compensation program intended to attract, motivate, and retain top executives who are in positions to make significant contributions to our operations and profitability for the benefit of our customers and shareholders. Given Mr. Alexander’s age and length of service with your Company, the SERP provides no additional retirement benefits. In January 2014, the SERP was formally closed to new entrants in order to align our executive retirement benefits with current market practices. Retirement benefits for the NEOs are further discussed in the narrative section following the Pension Benefits table later in this proxy statement.

Executive Deferred Compensation Plan (EDCP)

Executives, including the NEOs, may also elect to defer a portion of their compensation into the EDCP. The EDCP offers executives the opportunity to accumulate assets, both cash and Company common stock, on a tax- favored basis. The EDCP is part of an integrated executive compensation program to attract, retain, and motivate key executives who are in positions to make significant contributions to our operations and our profitability. Deferrals may be made to the EDCP retirement account or stock account.

Interest earnings on deferrals into the deferred compensation cash accounts of executives are provided as an incentive for executives to defer base salary and short-term incentive awards. The interest rate in 2014 was 7.42 percent for amounts deferred prior to 2013, and 5.42 percent for amounts deferred in 2013 and 2014. This difference in interest rate reflected the change in 2013 from Moody’s Corporate Long-Term Bond Yield Index rate plus three percentage points, to Moody’s Corporate Long-Term Bond Yield Index rate plus one percentage point. The interest rate is 5.54 percent for amounts deferred in 2015. Any above-market interest earnings are included in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the SCT. The EDCP is discussed in more detail in the narrative section following the Nonqualified Deferred Compensation table later in this proxy statement.

Personal Benefits and Perquisites

In 2014, our NEOs were able to use the corporate aircraft for limited personal use as described below. In 2014, Mr. Alexander was required to use our corporate aircraft for all personal and business travel. Effective with his promotion to CEO, at Mr. Jones’ request and with Board concurrence, Mr. Jones is authorized to use either

65	FirstEnergy Corp. 2015 Proxy Statement

commercial carrier or our corporate aircraft for any business or personal travel at his discretion. With CEO approval, other executives including the NEOs, may from time to time, use our corporate aircraft for personal travel. We have a written policy that sets forth guidelines regarding the personal use of the corporate aircraft by executive officers and other employees.

Additionally, in 2013, the Committee eliminated Company paid-financial planning and tax preparation services for all NEOs, other than Mr. Alexander.

The Committee believes these perquisites are reasonable, competitive, and consistent with our overall compensation philosophy.

Clawback Policy

In 2014, in response to feedback received during our shareholder outreach program, a clawback policy was approved by the Committee that covers all current or former employees who are deemed to be “insiders” for purposes of Section 16 of the Exchange Act in the event your Company is required to file a financial restatement due to material noncompliance, regardless of misconduct. This policy allows for recoupment of all incentive- based compensation granted or earned after January 1, 2014, and grants authority to your Board and/or Committee to seek repayment from executives, reduce the amount otherwise payable under another company benefit plan as allowed by law, withhold future incentive compensation, or a combination of these actions.

Share Ownership Guidelines and Prohibitions on Hedging and Pledging Shares

We believe it is critical that the interests of executives and shareholders are clearly aligned. Therefore, the Committee has adopted stock ownership guidelines that are intended to promote meaningful stock ownership by our executives. These guidelines specify the value of Company shares that our executives must accumulate within five years of becoming an executive officer of your Company. Each NEO is required to retain all Company shares earned under equity grants until the NEO meets his or her share ownership guidelines. Share ownership levels are calculated quarterly. The specific share ownership guidelines are based on a multiple of an executive officer’s base salary, with the higher multiples applicable to the executives having the highest levels of responsibility.

During the 2014 annual review of the share ownership guidelines, the Committee approved the following changes to share ownership guidelines as follows: Mr. Pearson from three times to four times base salary based on his position as CFO and Mr. Jones from three times to four times base salary based on his promotion to Executive Vice President. The share ownership multiples for the remaining NEOs in 2014 were as follows: Mr. Alexander: six times base salary; Ms. Vespoli: four times base salary; and Mr. Lash: three times base salary. As of December 31, 2014, Mr. Alexander’s share ownership was at approximately 16 times base salary. Beginning January 1, 2015 Mr. Jones’ share ownership guidelines were increased from four times to six times based on his promotion to CEO. Additionally, to be consistent with an entirely performance-based LTIP design, the Committee approved excluding unvested performance-adjusted RSUs as eligible shares for executives to meet their share ownership requirements.

For 2014 and 2015, the following directly and indirectly held shares were and will be included in determining whether a NEO met his/her ownership guidelines:

•	Shares directly or jointly owned in certificate form or in a stock investment plan,

•	Shares owned through the Savings Plan,

•	Shares held in brokerage accounts, and

•	Units held in the EDCP.

As of December 31, 2014, Mr. Alexander and Mr. Lash have met their share ownership requirements. Mr. Pearson and Mr. Jones have not met their share ownership requirements based on their increased

66	FirstEnergy Corp. 2015 Proxy Statement

requirements in their new positions. Mr. Pearson has until January 20, 2019 to meet his share ownership requirement. Mr. Jones has until January 1, 2020 to meet his share ownership requirement. Ms. Vespoli has not met her share ownership requirements based on the elimination of unvested performance-adjusted RSUs as eligible shares and the recent fluctuation in Company stock price. Ms. Vespoli has until March 4, 2017, approximately three years from the date the Committee approved the revisions to the ownership guidelines, to meet her share ownership requirements. Although the Committee established share ownership guidelines for executives, such equity ownership typically does not impact the establishment of compensation levels. The Committee does review previously granted awards, both vested and unvested, that are still outstanding on a regular basis. In addition, the Insider Trading Policy prohibits our directors and executive officers from pledging shares and hedging their economic exposure arising from their ownership of our common stock.

Severance Benefits upon an Involuntary Separation

Consistent with competitive practice, in the event of an involuntary separation, the CEO’s and Executive Chairman’s severance benefits, if any, would be determined by the Committee and approved by your Board. However, under the terms of his concluded service, Mr. Alexander will not receive any payments under the Severance Plan. The other NEOs are covered in the event of an involuntary separation under the FirstEnergy Corp. Executive Severance Benefits Plan (later referred to as the Severance Plan) when business conditions require the closing of a facility, corporate restructuring, a reduction in workforce, or job elimination. Benefits under the Severance Plan are also offered if an executive rejects a job assignment that would result in a material reduction in current base salary, would require the executive to make a material relocation from his or her current residence for reasons related to the new job, or would result in a material change in the executive’s daily commute from the executive’s current residence to a new reporting location. Any reassignment which results in the distance from the executive’s current residence to his or her new reporting location being at least 50 miles farther than the distance from the executive’s current residence to his or her previous reporting location is considered material. The Severance Plan provides three weeks’ base pay for each full year of service with a minimum benefit of 52 weeks of base salary and a maximum benefit of 104 weeks of base salary. Additionally, executives who elect continuation of health care for the severance period will be provided this benefit at active employee rates. Executives must pay taxes on any continuation of health care value in excess of what employees with the same level of service would receive under the FirstEnergy Employee Severance Benefits Plan.

Change In Control (CIC)

The NEOs are provided benefits under the FirstEnergy Corp. Change in Control Severance Plan (later referred to as the CIC Severance Plan) through December 31, 2015. CIC severance benefits are provided to ensure that certain executives are free from personal distractions in the context of a potential change in corporate control, when your Board needs the objective assessment and advice of these executives to determine whether a potential business combination is in our best interests and those of our shareholders. The CIC Severance Plan provides the payment of severance benefits if the individual’s employment with us or our subsidiaries was terminated under specified circumstances within two years after a CIC of your Company. However, it is our practice to require a qualifying termination following a CIC prior to the vesting of LTIP awards (double trigger) and we do not provide any excise tax gross-ups on CIC benefits. Circumstances defining a CIC are explained in the Potential Post-Employment Payments section later in this proxy statement. A detailed representation of the termination benefits provided under a CIC scenario as of December 31, 2014, is provided in the Post-Termination Compensation and Benefits table later in this proxy statement.

Typically, your Board reviews the terms of the CIC Severance Plan in the fourth quarter of each year and votes to extend or not extend the CIC Severance Plan for an additional year. However, in 2013 your Board decided to study current additional market trends in relation to CIC severance benefits and to determine what changes, if any, were necessary before extending the CIC Severance Plan through December 31, 2015. Therefore, the review period was extended by your Board to a date no later than April 30, 2014. In April 2014, it was determined that the severance benefits provided under the CIC Severance Plan were generally consistent with market practice and the CIC Severance Plan was extended through December 31, 2015. In December 2014, your Board conducted

67	FirstEnergy Corp. 2015 Proxy Statement

their annual review of the CIC Severance Plan and extended the CIC Severance Plan through December 31, 2016 with revisions effective January 1, 2016. These revisions further align our CIC Severance Plan with market practice and are as follows:

•	Revised the restrictions on the disclosure of confidential information and trade secrets by participants to provide that they will continue indefinitely;

•	Eliminated a diminution of a participant’s budget as a “Good Reason” event;

•

Eliminated a diminution of a supervisor’s authority as a “Good Reason” event, while revising the “Good Reason” event relating to a diminution of the participant’s authority to include a diminution in the participant’s reporting relationship;

•

Revised certain administrative provisions to: (i) allow the Committee to amend the CIC Severance Plan mid-term without a fifty-one percent (51%) participant consent unless the change would materially and adversely affect the participants’ rights under the CIC Severance Plan; and (ii) allow the Board to conduct its annual review of the CIC Severance Plan at any time during the year rather than only in the fourth quarter at a regular meeting;

•	Limited continued health insurance coverage to two years; and

•	Eliminated life insurance benefit enhancements and subsidized retiree health coverage.

Impact of Tax Requirements on Compensation

The Committee is responsible for addressing pay issues associated with Section 162(m) of the IRC which limits the tax deduction to $1 million for certain compensation paid to the NEOs (other than the CFO). The Committee and your Board attempt to qualify executive compensation as tax deductible to the fullest extent feasible and where we believe it is in our best interest and the best interest of our shareholders. However, we do not permit this tax provision to distort the effective development and execution of our compensation program. Thus, the Committee is permitted to and will continue to exercise discretion in those instances where satisfaction of tax law requirements for obtaining the deduction is not in the best interest of your Company. In addition, because of the uncertainties associated with the application and interpretation of Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible.

Risk Assessment of Compensation Programs

Management conducted an assessment of the risks associated with our compensation policies, practices, and programs for employees, paying particularly close attention to those programs that allow for variable payouts where an employee may potentially be able to influence payout factors in those programs. The Committee reviewed Management’s assessment and concurred with its conclusions. Based on this assessment, the Committee concluded that the risks associated with our compensation policies and practices are unlikely to have a material adverse effect on your Company.

The Committee and Management designed our compensation programs to incent employees while carefully considering our shareholders’ concerns and supporting our pay for performance compensation philosophy which aligns our executives’ interests with the long-term interests of our shareholders without encouraging excessive risk taking. In this regard, our compensation structure contains various features intended to mitigate excessive risk taking. These features include, among others:

•	The mix of compensation among base salary, and short- and long-term incentive programs is not overly weighted toward short-term incentives, and thus, does not encourage excessive risk taking;
•

Our annual incentive compensation is based on multiple, diversified performance metrics, including financial, safety/operational, and business unit measures that are consistent with our long-term goals;

•

Our long-term incentive compensation in 2014 consisted of performance shares and performance-adjusted RSUs which include components that are paid based on results over a multi-year performance period and vest over a three-year period, thus emphasizing the achievement of performance over time;

68	FirstEnergy Corp. 2015 Proxy Statement

•

The Committee oversees our compensation policies and practices and is responsible for reviewing, approving and/or recommending for approval by your Board, where necessary, executive compensation, including annual incentive compensation plans applicable to senior management employees and other compensation plans, as appropriate; and

•	Our executives are required to own a specified level of shares in order to comply with share ownership guidelines, encouraging a long-term focus on enhancing shareholder value.

Additionally, our Chief Risk Officer participated in the discussion with senior management regarding the establishment of goals and their weightings and measurements for our short- and long-term incentive compensation programs and the 2014 performance results. The Chief Risk Officer provided his view to the Committee that:

•	The measurement of 2014 performance results were conducted in accordance with prescribed methodologies and preclude any beneficiary from controlling the calculation;
•	Proposed goals would not create inappropriate incentives or inadvertently encourage willingness to embrace risk exposures other than those we encounter in the normal course of our business;
•	By avoiding individually based goals or goals applicable only to a small group of employees, the risk of encouraging inappropriate behavior is greatly mitigated; and
•	There are adequate controls in place so that the beneficiary of any incentive payout cannot unilaterally control the measurement methodology.

For additional information regarding your Company’s risk management process and your Board’s role in risk oversight, see the related discussion in the Corporate Governance and Board of Directors Information section of this proxy statement.

69	FirstEnergy Corp. 2015 Proxy Statement

Compensation Tables

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each of our NEOs for the fiscal years ended December 31, 2014, 2013, and 2012.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Anthony J. Alexander	2014	$1,340,000	$8,083,018	$1,392,222	$4,673,313	$74,977	$15,563,530
Executive Chairman(1)	2013	$1,340,000	$8,415,252	$1,857,641	$60,795	$46,170	$11,719,858
(former President & CEO)	2012	$1,340,000	$17,466,956	$1,005,796	$3,448,771	$49,306	$23,310,829
James F. Pearson	2014	$507,212	$1,471,545	$361,356	$1,995,585	$5,791	$4,341,489
SVP & CFO	2013	$494,172	$974,091	$436,754	$272,846	$5,650	$2,183,513
Charles E. Jones	2014	$607,212	$1,349,559	$344,700	$2,549,362	$5,767	$4,856,600
President & CEO(1)	2013	$600,000	$1,405,368	$449,309	$3,995	$6,918	$2,465,590
(former EVP & President, FEU)	2012	$587,308	$1,362,340	$273,298	$1,635,983	$9,416	$3,868,345
Leila L. Vespoli	2014	$690,769	$1,425,272	$407,044	$3,210,711	$15,969	$5,749,765
EVP, Market & Chief Legal	2013	$685,000	$1,483,770	$598,352	$33,123	$8,450	$2,808,695
Officer	2012	$658,558	$1,438,699	$403,684	$1,809,466	$29,186	$4,339,594
James H. Lash	2014	$554,327	$1,029,014	$266,978	$1,172,363	$5,767	$3,028,449
President, FE Generation	2013	$550,000	$1,071,437	$379,723	$20,268	$6,627	$2,028,055
	2012	$532,253	$1,038,658	$298,114	$1,086,325	$10,475	$2,965,825

(1)	Mr. Alexander was named Executive Chairman effective January 1, 2015. Mr. Jones was named President and CEO effective January 1, 2015.

(2)

The amounts set forth in the Stock Awards column represent grants provided under the Plan at the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 “Stock Compensation” and based on target payout. The assumptions used in determining values for the 2014 fiscal year are reflected in Note 4 to the Combined Notes to the Consolidated Financial Statements of the Company’s Annual Report on Form 10-K filed with the SEC on February 17, 2015. The grant date fair value at maximum for each of the NEOs is as follows: Alexander: $16,166,036; Pearson: $2,943,090; Jones: $2,699,116; Vespoli: $2,850,544; and Lash: $2,058,028. These awards are not payable to the executive until the vesting date or other qualifying event shown in the 2014 Post-Termination Compensation and Benefits table described later in this proxy statement.

(3)

The amounts set forth in the Non-Equity Incentive Plan Compensation column were earned under the STIP in the year presented and paid in the first quarter of the following year. The 2014 STIP awards were reduced formulaically due to Company performance as described in the CD&A section of this proxy statement.

(4)

The amounts set forth in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column reflect the aggregate increase in actuarial value to the executive officer of all defined benefit and actuarial plans (including supplemental plans) accrued during the year and above-market earnings on nonqualified deferred compensation. The change in values for the pension plans are as follows: Alexander: $4,599,773; Pearson: $1,970,338; Jones: $2,544,530; Vespoli: $3,170,644; and Lash: $1,147,190. The change in pension value is heavily dependent on the discount rate and mortality assumptions and does not represent the actual value of the change in pension benefit accrued by the NEO during the year. The formula used to determine the above market earnings equals (2014 total interest x {difference between 120 percent of the Applicable Federal Rate for long-term rates (AFR) and the plan rate} divided by the plan rate). The above market earnings on nonqualified deferred compensation are as follows: Alexander: $73,540; Pearson: $25,247; Jones: $4,832; Vespoli: $40,067; and Lash: $25,173.

(5)

The amounts set forth in the All Other Compensation column include compensation not required to be included in any other column. This includes matching Company common stock contributions under the Savings Plan for all of the NEOs of $5,200 each.

In addition, certain executives are eligible to receive limited perquisites. In 2014, the NEOs were provided: (1) financial planning and tax preparation services for Alexander of $11,440; (2) charitable matching contributions for Vespoli; (3) premiums for the group personal excess liability and life insurance for all NEOs; and (4) personal use of the corporate aircraft for Alexander and Vespoli.

70	FirstEnergy Corp. 2015 Proxy Statement

Of the All Other Compensation column amounts, $57,759 is included for Mr. Alexander and $8,678 for Ms. Vespoli related to their personal use of the corporate aircraft. Your Board required Mr. Alexander to use the corporate aircraft for all travel in 2014. The value of the personal use of the corporate aircraft is calculated based on the aggregate variable operating costs to your Company, including fuel costs, trip-related maintenance, universal weather-monitoring costs, on-board catering, landing/ramp fees, and other miscellaneous variable costs. Fixed costs which do not change based on usage, such as pilots’ salaries, the amortized costs of the aircraft, and the cost of maintenance not related to trips are excluded. Executive officers’ spouses and immediate family members may accompany executives on Company aircraft using unoccupied space on flights that were already scheduled, and your Company incurs no aggregate incremental cost in connection with such use. Unless otherwise quantified in footnote 5, the amount attributable to each perquisite or benefit for each NEO does not exceed the greater of $25,000 or 10 percent of the total amount of perquisites received by such NEO.

71	FirstEnergy Corp. 2015 Proxy Statement

Grants of Plan-Based Awards in Fiscal Year 2014

The following table summarizes the stock awards granted to our NEOs during 2014 as well as threshold, target, and maximum amounts payable under the STIP.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant/Payout Type	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Anthony J. Alexander	Short-Term Incentive Program			$871,000	$1,742,000	$2,613,000
	Performance-Adjusted RSUs	2/17/2014	(4)				86,351	172,701	345,402	$5,320,918
	Performance Shares	2/17/2014	(4)				40,920	81,840	163,680	$2,762,100
James F. Pearson	Short-Term Incentive Program			$225,319	$450,636	$675,955
	Performance-Adjusted RSUs	2/17/2014	(4)				15,651	31,301	62,602	$964,384
	Performance Shares	2/17/2014	(4)				7,514	15,027	30,054	$507,161
Charles E. Jones	Short-Term Incentive Program			$218,750	$437,500	$656,250
	Performance-Adjusted RSUs	2/17/2014	(4)				14,362	28,723	57,446	$884,956
	Performance Shares	2/17/2014	(4)				6,883	13,766	27,532	$464,603
Leila L. Vespoli	Short-Term Incentive Program			$282,000	$564,000	$846,000
	Performance-Adjusted RSUs	2/17/2014	(4)				15,249	30,498	60,996	$939,643
	Performance Shares	2/17/2014	(4)				7,195	14,389	28,778	$485,629
James H. Lash	Short-Term Incentive Program			$197,751	$395,500	$593,251
	Performance-Adjusted RSUs	2/17/2014	(4)				10,956	21,911	43,822	$675,078
	Performance Shares	2/17/2014	(4)				5,244	10,487	20,974	$353,936

(1) The amounts set forth in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards columns reflect the potential payouts for each named officer under the STIP based upon the achievement of KPIs described in the CD&A. The NEOs’ 2014 STIP awards were reduced formulaically to 76% of target, on average, and are reported in the Non-Equity Incentive Plan Compensation column of the SCT.

(2) The amounts set forth in the Estimated Future Payouts Under Equity Incentive Plan Awards columns reflect the threshold, target, and maximum payouts for each NEO under the LTIP based upon the achievement of the performance measures described in the CD&A and reported in the Stock Awards column of the SCT.

(3) The grant date fair market value was computed in accordance with FASB ASC Topic 718. The Performance-Adjusted RSUs component is valued at the average of the high/low stock price of $30.81 on February 28, 2014 and the Performance Share component is valued at the fair market closing stock price of $33.75 on April 30, 2014.

(4) The dates set forth in the Grant Date column for these awards represent the date your Board took action to grant the awards. The effective grant date for the Performance-Adjusted RSUs is March 1, 2014 and for the Performance Shares is January 1, 2014.

72	FirstEnergy Corp. 2015 Proxy Statement

The following chart summarizes the details of the annual LTIP grants for the 2014-2016 cycle:

	Performance Shares	Performance-Adjusted Restricted Stock Units (RSUs)
Weighting	33%	67%
Granted	Annually	Annually
Grant Date	Typically in early March, effective the first of each year	Typically in early March, effective on the date of grant
Grant Price	Average high and low stock price for the month of December in the year preceding the grant date	Average high and low stock price on the grant date
Performance Period	3 years, cliff vest on December 31	3 years, cliff vest on March 1
Performance Measure	TSR ranking compared to the companies in the EEI Index	Capital Effectiveness Index, Funds from Operations to Adjusted Debt Index, Safety
Threshold Payout	50%, TSR at the 40th percentile	50%, Performance at 40th percentile
Target Payout	100%, TSR at the 50th percentile	100%, Performance at the 50th percentile
Maximum Payout	200%, TSR at or above the 90th percentile	200%, Performance at the 90th percentile
Settled	Cash	Stock
Dividend Equivalent Units	Reinvested based on the average high and low stock price on the payable date, subject to same restrictions as initial grant	Reinvested based on the average high and low stock price on the payable date, subject to same restrictions as initial grant
Payout	Average high and low stock price for the month of December in the last year of the performance period	Average high and low stock price on the vest date

Performance Shares

Performance shares are described earlier in the CD&A and are a component of our LTIP. Performance share awards are generally paid in cash. If the performance factors are met, the grants will be paid between February 15 and March 15 in the year following the third and final year of the performance period. In addition, in certain circumstances, the NEO may elect to defer performance shares into the EDCP and such deferral may be settled in stock.

On December 31, 2014, the performance period ended for the performance shares granted in 2012. As previously stated, threshold TSR performance was not achieved, nor did the three year average of Operating EPS exceed target performance resulting in no payout of the 2012-2014 cycles of performance shares. The performance period will end for performance shares granted in 2013 and 2014 on December 31, 2015 and December 31, 2016, respectively. Performance shares are treated as a liability for accounting purposes and are valued in accordance with FASB ASC Topic 718. The 2014-2016 performance share grant date fair value is $33.75.

Performance-Adjusted Restricted Stock Units (RSUs)

Performance-adjusted RSUs are described earlier in the CD&A and are a component of our LTIP. Performance-adjusted RSUs are paid in the form of common stock. The amount of common stock the executive receives upon vesting may be increased or decreased depending on the actual results of the performance factors.

On March 5, 2015, the period of restriction ended for the performance-adjusted RSUs granted in 2012. As previously stated, above target performance was achieved on two of the performance measures, and less than target performance was achieved on one performance measure, resulting in a target payout for this grant. The period of restriction for performance-adjusted RSUs granted in 2013 and 2014 will end on March 1, 2016, and March 1, 2017, respectively, although performance is measured through December 31 of the year prior to vesting. Performance-adjusted RSUs are treated as a fixed expense for accounting purposes and are valued in accordance with FASB ASC Topic 718. The fair market value share price is $30.81 for performance-adjusted RSU grants awarded on March 1, 2014.

73	FirstEnergy Corp. 2015 Proxy Statement

Employment Agreements

We enter into employment agreements with our executives in special circumstances, primarily for recruiting and retention purposes. As discussed in the 2013 Proxy Statement, in March 2012, we entered into an employment agreement with Mr. Alexander (later referred to as the Alexander Agreement).

The term of the Alexander Agreement was through April 30, 2016, unless employment is terminated earlier by either party. The Alexander Agreement sets forth that Mr. Alexander would be provided an annual base salary and participate in the STIP and LTIP consistent with your Company’s compensation philosophy. The Alexander Agreement further provided a restricted stock award of 200,000 shares, 25 percent of which vested on December 31, 2013 and an additional 25 percent which vested on December 31, 2014. The Restricted Stock Award would vest in full if the Alexander Agreement were terminated 1) voluntarily by Mr. Alexander if his total compensation opportunity is reduced below the level established for 2012 (unless the reduction applies generally to Company senior executives); 2) by the Board without Cause; or 3) in the event of his death or Disability. If the Alexander Agreement were terminated by the Board for Cause, or voluntarily by Mr. Alexander, at any time prior to any vesting date (except as described above), then the unvested portion of the Restricted Stock Award would be forfeited.

On February 17, 2015, your Board determined that Mr. Alexander will be leaving your Company and conclude his service as Executive Chairman on April 30, 2015. Effective with this determination, the remaining shares of restricted stock granted pursuant to the Alexander Agreement will vest. In addition, as provided in the Alexander Agreement, Mr. Alexander will continue to receive his base salary during his time of service and he will receive a prorated STIP to reflect the date of his departure, subject to the achievement of performance targets. In addition, he was granted a prorated LTIP in February 2015 consisting of performance-adjusted RSUs that will require him to remain employed with your Company through April 30, 2015 and, consistent with our performance-adjusted RSU awards, will remain entirely at risk (and subject to upward/downward adjustment or forfeiture) based on the achievement of the performance goals tracked over a three-year period.

Under the Alexander Agreement, Mr. Alexander has agreed that any incentive-based compensation that he may receive, within the meaning of the federal securities laws, will be subject to clawback by your Company in the manner required by such laws and applicable regulations to be issued from time to time, and as implemented by your Board or the Committee. In addition, Mr. Alexander is subject to certain noncompetition and nonsolicitation obligations for 24 months following the employment period identified in the Alexander Agreement.

74	FirstEnergy Corp. 2015 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End 2014

The following table summarizes the outstanding equity award holdings of our NEOs as of December 31, 2014.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) (UnExercisable)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Yet Vested (#)(2)	Grant Type(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)(2)(5)	Grant Type(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested ($)(4)
Anthony J. Alexander	200,643		$37.75	2/25/2021	114,838	RS	$4,477,534	199,395	2012 Performance- Adjusted RSUs	$7,774,411
								206,961	2013 Performance- Adjusted RSUs	$8,069,409
								345,402	2014 Performance- Adjusted RSUs	$13,467,224
								16,892	2013 PS	$658,619
								40,920	2014 PS	$1,595,471
James F. Pearson								8,783	2012 Performance- Adjusted RSUs	$342,449
								23,871	2013 Performance- Adjusted RSUs	$930,730
								62,600	2014 Performance- Adjusted RSUs	$2,440,774
								1,968	2013 PS	$76,732
								7,513	2014 PS	$292,932
Charles E. Jones		80,257	$37.75	2/25/2021	38,675	RS	$1,507,938	33,162	2012 Performance- Adjusted RSUs	$1,292,986
								34,421	2013 Performance- Adjusted RSUs	$1,342,075
								57,446	2014 Performance- Adjusted RSUs	$2,239,820
								2,841	2013 PS	$110,771
								6,883	2014 PS	$268,368
Leila L. Vespoli		120,386	$37.75	2/25/2021	38,674	RS	$1,507,899	35,213	2012 Performance- Adjusted RSUs	$1,372,955
								36,549	2013 Performance- Adjusted RSUs	$1,425,046
								60,996	2014 Performance- Adjusted RSUs	$2,378,234
								2,970	2013 PS	$115,800
								7,194	2014 PS	$280,494
James H. Lash		80,257	$37.75	2/25/2021				25,298	2012 Performance- Adjusted RSUs	$986,369
								26,256	2013 Performance- Adjusted RSUs	$1,023,721
								43,822	2014 Performance- Adjusted RSUs	$1,708,620
								2,164	2013 PS	$84,374
								5,243	2014 PS	$204,425

(1) The stock option awards set forth in the Number of Securities Underlying Unexercised Options Unexercisable column are described in the CD&A and Grants of Plan-Based Awards narrative section of this proxy statement. Vesting dates are as follows: Mr. Jones (December 31, 2015); Ms. Vespoli (December 31, 2016); and Mr. Lash (March 1, 2015).

(2) The number of shares set forth in both the Number of Shares or Units of Stock that have not yet Vested and the Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not yet Vested columns include all dividends earned and reinvested through December 31, 2014.

(3) The restricted stock (RS) awards set forth in the Grant Type column are described in the CD&A and Grants of Plan-Based Awards narrative section of this proxy statement. Vesting dates are as follows for the RS awards- Mr. Alexander (December 31, 2015); Mr. Jones and Ms. Vespoli (March 1, 2015).

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(4) The values set forth in both the Market Value of Shares or Units of Stock that have not vested and the Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not yet Vested columns are determined by multiplying the number of shares or units by our common stock closing price of $38.99 on December 31, 2014.

(5) The number of shares or units set forth in the Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not yet Vested column is based on maximum performance at 150% for 2012 and 2013 performance-adjusted RSUs, maximum performance at 200% for 2014 performance-adjusted RSUs, threshold performance at 25% for 2013 performance shares (PS), and threshold performance at 50% for 2014 performance shares (PS).

(6) The awards set forth in the Grant Type column are described in the CD&A and Grants of Plan-Based Awards narrative section of this proxy statement. The vesting dates are as follows: 2012 performance-adjusted RSU (March 5, 2015); 2013 performance-adjusted RSU (March 1, 2016); 2014 performance-adjusted RSU (March 1, 2017); 2013 performance shares (PS) (December 31, 2015); and 2014 performance shares (PS) (December 31, 2016).

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Option Exercises and Stock Vested in 2014

The following table summarizes the options exercised and vesting of stock awards held by our NEOs during 2014.

Name	Number of Shares Acquired on Vesting (#)(1)	Award Type	Value Realized on Vesting ($)(2)
Anthony J. Alexander	127,819	2011 Performance-Adjusted RSUs	$3,913,818
	57,419	Restricted Stock	$2,238,767
James F. Pearson	5,887	2011 Performance-Adjusted RSUs	$180,260
Charles E. Jones	22,922	2011 Performance-Adjusted RSUs	$701,872
Leila L. Vespoli	24,840	2011 Performance-Adjusted RSUs	$760,601
James H. Lash	19,738	2011 Performance-Adjusted RSUs	$604,378

(1) The number of shares set forth in the Number of Shares Acquired on Vesting column reflect the number of 2011 performance-adjusted RSUs which vested on March 4, 2014, and the restricted stock which vested for Mr. Alexander on December 31, 2014, in conjunction with the Alexander Agreement. The number of shares include dividend equivalent units earned and reinvested through the vesting date.

(2) The amounts set forth in the Value Realized on Vesting column are based on the closing stock price on the vesting date ($30.62 for 2011 performance-adjusted RSUs and $38.99 for restricted stock) multiplied by the number of shares vested. The performance-adjusted RSUs were paid at target.

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Post-Employment Compensation

Pension Benefits as of December 31, 2014

The following table provides information regarding the pension benefits of our NEOs as of December 31, 2014.

Name(1)	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Anthony J. Alexander	Qualified Plan	42	$2,133,397	$0
	Nonqualified (Supplemental) Plan		$31,618,191	$0
	Supplemental Executive Retirement Plan		$0	$0

	Total		$33,751,588	$0
James F. Pearson	Qualified Plan	38	$2,131,889	$0
	Nonqualified (Supplemental) Plan		$3,767,836	$0
	Supplemental Executive Retirement Plan		$0	$0

	Total		$5,899,725	$0
Charles E. Jones	Qualified Plan	36	$1,986,540	$0
	Nonqualified (Supplemental) Plan		$7,183,687	$0
	Supplemental Executive Retirement Plan		$492,226	$0

	Total		$9,662,453	$0
Leila L. Vespoli	Qualified Plan	30	$1,607,198	$0
	Nonqualified (Supplemental) Plan		$7,276,170	$0
	Supplemental Executive Retirement Plan		$1,269,296	$0

	Total		$10,152,664	$0
James H. Lash	Qualified Plan	25	$1,519,351	$0
	Nonqualified (Supplemental) Plan		$3,983,168	$0
	Supplemental Executive Retirement Plan		$0	$0

	Total		$5,502,519	$0

(1) The amounts set forth in the Present Value of Accumulated Benefit column are determined as of December 31, 2014, using the following assumptions: December 31, 2014 discount rate of 4.25%, the RP-2000 Combined Healthy Mortality Table and retirement at the earliest unreduced age.

Pension Benefits

Qualified and Nonqualified Plans

We offer a qualified and nonqualified (supplemental) plan to provide retirement benefits to all of our NEOs. We pay the entire cost of these plans. Retirement benefits from the qualified plan provided under the FirstEnergy Corp. Master Pension Plan (later referred to as the Pension Plan) are calculated using pensionable earnings up to the applicable federal and plan limits. As described earlier in the CD&A, the Pension Plan was amended to provide a cash-balance formula for all employees hired or rehired on or after January 1, 2014. In conjunction with the new cash-balance formula, your Company adopted a new nonqualified supplemental plan, which will provide a benefit, based upon the cash-balance formula, to eligible executives hired or rehired on or after January 1, 2014, but without the restriction of federal and plan limits that apply under the qualified pension plan.

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The supplemental plan provided under the EDCP provides a benefit based upon the formula used in the qualified plan but is calculated using all pensionable earnings without the restrictions of federal and plan limits. The retirement benefit from the qualified and nonqualified plans provided to our NEOs is the greater benefit determined using the following two formulas:

1.

Career Earnings Benefit Formula: A fixed (2.125 percent) factor is applied to the executive’s total career earnings to determine the accrued (age 65) career earnings benefit. Pensionable earnings under the career earnings formula generally include base earnings, annual incentive awards, and other similar compensation.

2.

Adjusted Highest Average Monthly Base Earnings Benefit Formula: The benefit is equal to the sum of A and B where A is the highest average monthly base earnings (later referred to as HAMBE) times the sum of:

•	1.58 percent times the first 20 years of benefit service,
•	1.18 percent times the next 10 years of benefit service,
•	0.78 percent times the next 5 years of benefit service, and
•	1.10 percent times each year of benefit service in excess of 35 years.

and B is an amount equal to 0.32 percent times number of years of service (up to 35 years) times the difference between the HAMBE and the lesser of 150 percent of covered compensation or the Social Security Wage Base, except that B cannot be less than zero (0).

The HAMBE for the qualified plan are the highest 48 consecutive months of base earnings the executive had in the 120 months immediately preceding retirement or other termination of employment. Pensionable earnings under the qualified plan HAMBE formula generally include base earnings and deferred compensation after 2004. The pensionable earnings under the nonqualified plan HAMBE formula are the same as the qualified plan described above except that deferred compensation excluded under the qualified plan, annual incentive awards that are paid or deferred, other awards, and accrued unused vacation paid at termination are included. Covered compensation represents the average (without indexing) Social Security Taxable Wage Base in effect for each calendar year during the 35-year period that ends when the executive reaches the Social Security normal retirement age.

Under the Pension Plan, normal retirement is at age 65 and the completion of five years of eligibility service. The earliest retirement is at age 55 if the employee has at least 10 years of eligibility service. Mr. Alexander, Mr. Pearson, and Mr. Lash are currently eligible for an unreduced pension benefit. Mr. Jones and Ms. Vespoli are currently eligible for a reduced pension benefit based on the Early Retirement Reduction Table below. The earliest retirement age without reduction for the qualified plan is age 60.

Early Retirement Reduction Table

If payment begins at age...	The benefit is multiplied by
60 and up	100%
59	88%
58	84%
57	80%
56	75%
55	70%

The accrued benefits vest upon the completion of five years of service. The benefits generally are payable in the case of a married executive in the form of a qualified spouse 50 percent joint and survivor annuity or in the case of an unmarried executive in the form of a single life annuity. The unmarried executives can designate a non-spouse beneficiary to receive up to a 100 percent joint and survivor annuity depending upon the non-spousal beneficiary’s age. For the married executive, there also is an option to receive the benefit as a joint and survivor annuity with or without a pop-up provision or a period certain annuity. The annuity provides a reduced monthly

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benefit, payable to the NEO until death. If a joint and survivor annuity is chosen, the NEO’s named beneficiary will receive 25 percent, 50 percent, 75 percent, or 100 percent of the NEO’s benefit based on the NEO’s and the beneficiary’s ages and the percentage to be continued after the NEO’s death. Under the pop-up provisions, the monthly payment to the NEO “pops-up” to the single life annuity amount if the beneficiary predeceases the NEO. The period certain annuity provides a reduced benefit for the life of the NEO and continues the benefit to the named beneficiary for a guaranteed period if the NEO’s death occurs before the end of the 5, 10 or 15 year period, as elected. No further payments are made if the NEO’s death occurs after the end of the period.

Supplemental Executive Retirement Plan (SERP)

In addition to the qualified and nonqualified plans, certain NEOs may receive an additional nonqualified benefit from the SERP. Currently, only five active employees are eligible for a SERP calculation upon retirement, and no new participants have been provided eligibility since 2001. In 2014, the Committee formally closed the SERP to new entrants.

Mr. Alexander, Mr. Jones, and Ms. Vespoli are participants in the SERP. Mr. Pearson and Mr. Lash are not participants in the SERP. The NEOs who are participants in the SERP, or the NEO’s surviving spouse, are eligible to receive a supplemental benefit after termination of employment due to retirement, death, disability, or involuntary separation. Whether or not a supplemental benefit under the SERP will be paid is determined in accordance with, and shall be non-forfeitable, upon the date the NEO terminates employment under the conditions described in the following sections:

Retirement Benefit

An eligible NEO who retires on or after age 55 and who has completed 10 years of service will be entitled to receive, commencing at retirement, a monthly supplemental retirement benefit under the SERP equal to (a) 65 percent of the average of the highest 12 consecutive full months of base salary earnings paid to the NEO in the 120 consecutive full months prior to termination of employment, including any salary deferred into the EDCP or the Savings Plan, but excluding any incentive payments, or (b) 55 percent of the average of the highest 36 consecutive full months of base salary earnings and annual incentive awards paid to the NEO in the 120 consecutive full months prior to termination of employment, including any salary deferred into the EDCP and Savings Plan, whichever is greater, multiplied by the number of months of service the executive has completed after having completed 10 years of service, up to a maximum of 60 months, divided by 60, less:

1.

The monthly primary Social Security benefit to which the executive may be entitled upon retirement (or the projected age 62 benefit if retirement occurs prior to age 62), irrespective of whether the executive actually receives such benefit at the time of retirement, and

2.

The monthly retirement income benefit to which the executive may be entitled upon retirement under the Pension Plan and EDCP, calculated based on the NEO’s marital status at the time of such retirement as follows:

•	In the case of a married NEO in the form of a 50 percent joint and survivor annuity.

•	In the case of an unmarried NEO, in the form of a single life annuity.

For a NEO who retires prior to attaining age 65, the net dollar amount above shall be reduced further by one-fourth of 1 percent for each month the commencement of benefits under the SERP precedes the month the executive attains age 65.

Death Benefit

If a married NEO dies, 50 percent of the NEO’s supplemental retirement benefit actuarially adjusted for the NEO’s and spouse’s ages will be paid to the NEO’s surviving spouse. In general, payment will begin the first of the month following the later of the date the NEO would have attained age 55 or death and continue for the remainder of the surviving spouse’s life. If the NEO had at least 10 years of eligibility service before January 1, 2009, the payment will begin on the first day of the month following the NEO’s death. For a NEO who dies prior

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to attaining age 65, the benefit shall be reduced further by one-fourth of 1 percent for each month the commencement precedes the NEO’s attainment of age 65, with a maximum reduction of 30 percent.

Disability Benefit

A NEO terminating employment due to a disability may be entitled to receive a monthly supplemental retirement benefit under the SERP. If applicable, SERP payments will commence on the first of the month following the NEO’s attaining age 60 if the disability termination occurs before age 55. If the disability terminations occurs on or after the NEO attains age 55, applicable SERP payments will begin the first of the month following termination. The retirement benefit will equal the greater of 65% of the NEO’s base salary earnings as set forth in (a) of the Retirement Benefit section above, or 55% of the NEO’s base salary earnings plus their annual incentive awards as set forth in (b) of the Retirement Benefit section above. That amount will be reduced by disability benefits the NEO receives from Social Security, the FirstEnergy Corp. Master Pension Plan and the FirstEnergy Corp. Long Term Disability Plan. The disability benefit continues until the NEO attains age 65 or dies, whichever occurs first. Upon attaining age 65, benefits are calculated as described in the Retirement Benefit section above. In the event of death, benefits are calculated as described in the Death Benefit section above.

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Nonqualified Deferred Compensation as of December 31, 2014

The following table summarizes nonqualified deferred compensation earned, contributed by, or on behalf of our NEOs during 2014.

Name	Executive Contributions in last FYE ($)(1)	Registrant Contributions in last FYE ($)(2)	Aggregate Earnings in last FYE ($)(3)	Aggregate Withdrawls/ Distributions ($)(4)	Aggregate Balance at last FYE ($)(5)
Anthony J. Alexander	$0	$0	$833,651	$0	$8,767,434
James F. Pearson	$218,714	$0	$144,611	($46,125)	$2,142,590
Charles E. Jones	$0	$0	$103,114	$0	$831,555
Leila L. Vespoli	$0	$0	$426,593	$0	$4,630,898
James H. Lash	$0	$0	$284,301	$0	$2,949,082

(1) The amount set forth in the Executive Contributions in last FYE column for Mr. Pearson includes the deferral of (i) 2014 base salary in the amount of $101,462; (ii) 2013 STIP deferred in 2014 in the amount $109,189; and (iii) 2011 Performance Shares deferred in 2014 in the amount of $8,063. The base salary amount is also included in the Salary column of the current year Summary Compensation Table.

(2) There were no registrant contributions made in 2014.

(3) The amounts set forth in the Aggregate Earnings in last FYE column include above-market earnings which have been reported in the Summary Compensation Table as follows: Mr. Alexander: $73,540; Mr. Pearson: $25,247; Mr. Jones: $4,832; Ms. Vespoli: $40,067; and Mr. Lash: $25,173. The compounded annual rate of return on pre-2014 retirement accounts was 7.42%, and 5.42% on the post-2013 retirement accounts. The compounded annual rate of return on stock accounts was 23.17%, which includes dividends.

(4) The amounts set forth in the Aggregate Withdrawals/Distributions column include amounts distributed to Mr. Pearson in accordance with his specified distribution elections.

(5) The amounts set forth in the Aggregate Balance at last FYE column include amounts reported in the Summary Compensation Table in prior years.

Executive Deferred Compensation Plan (EDCP)

The EDCP is a nonqualified defined contribution plan which provides for the voluntary deferral of compensation. Our NEOs may defer up to 50 percent of base salary, up to 100 percent of STIP awards, and up to 100 percent of LTIP awards.

Two investment options are available under the EDCP. NEOs may direct deferrals of base salary and STIP awards to an annual cash retirement account, which accrues interest. The interest rate changes annually and is based upon the Moody’s Corporate Long-Term Bond Yield Index rate (later referred to as Moody’s). In 2014, the interest rate was based on the Moody’s rate plus one percentage point (5.42 percent) for accounts after 2013 and Moody’s plus three percentage points (7.42 percent) for accounts prior to 2013. NEOs may direct deferrals of STIP awards and performance share and performance-adjusted RSU LTIP awards to an annual stock account. The stock accounts are tracked in stock units and accrue additional stock units based upon the payment of dividends. The stock accounts are valued at the fair market value of our common stock. Payments made with respect to any dividend equivalent units that accrue after January 21, 2014 will be paid in cash. Effective February 23, 2015, all future contributions to stock accounts directed from performance share awards will be paid in cash upon the end of the three-year deferral period.

Until the plan year beginning January 1, 2011 we provided a 20 percent incentive match on contributions to the stock account, which was calculated by multiplying the value of the amount deferred by 20 percent and dividing the result by the average closing market price for the month of February of the applicable year. The NEO’s contribution and additional dividend units are vested immediately; the 20 percent incentive match and additional dividend equivalent units thereon vest at the end of a three-year period and are subject to forfeiture prior to the conclusion of that vesting period.

The 20 percent incentive match provided in 2011 vested on March 1, 2014. At the end of the vesting period, the executive’s initial deferral and the vested 20 percent incentive match was paid out in a lump sum or further deferred into the retirement stock account, to be paid at separation from service.

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NEOs may elect to receive distributions from the cash retirement accounts in any combination of lump sum payment and/or monthly installment payments for up to 25 years. Differing distribution elections may be made for retirement, disability, and pre-retirement death. In the event of involuntary separation prior to retirement eligibility, the accounts accrued prior to January 1, 2005, may be paid in a single lump sum payment or in three annual installments. Accounts accrued after January 1, 2005, are paid in a single lump sum payment. Payments may not commence until separation from service. Amounts that were vested as of December 31, 2004, are available for an in- service withdrawal of the full account, subject to a 10 percent penalty. There is no in-service withdrawal option for retirement accounts accrued after January 1, 2005.

Generally, stock account distributions are made in a lump sum payment in the form of our common stock at the end of the three-year period following the initial deferral, unless further deferred. If further deferred until termination or retirement (or for future deferrals, if termination occurs prior to the end of the initial three-year period, regardless of age at termination), the account will be converted to cash, based upon the fair market value of the account at termination, and the balance will be rolled over to the corresponding annual retirement account for distribution in lump sum or monthly installments as elected under the retirement account.

Potential Post-Employment Payments

2014 Post-Termination Compensation and Benefits

The following table summarizes the compensation and benefits that would be payable to our NEOs in the event of a termination or following a change in control absent a termination as of December 31, 2014.

	Retirement (1)	Involuntary Separation (Other Than For Cause)	Termination Without Cause or for Good Reason During Two-Year Period Following a Change In Control	Following a Change In Control Absent a Termination	Voluntary Termination (Pre-retirement Eligible) (1)	Death (1)	Disability (1)
Base Salary	Accrued through date of retirement	Accrued through date of termination	Accrued through date of change in control termination	Accrued through date of change in control	Accrued through date of termination	Accrued through date of qualifying event	Accrued through date of qualifying event
Severance Pay	n/a	3 weeks of pay for every full year of service (capped at a maximum of 104 weeks), including the current year, calculated using base salary at the time of severance(2)	2.99 times the sum of base salary plus target annual STIP of which a portion is payable in consideration for the non- competition clause(3)	n/a	n/a	n/a	n/a
Banked Vacation	Paid in a lump sum and valued based on 12/31/2008 base salary	Paid in a lump sum and valued based on 12/31/2008 base salary	Paid in a lump sum and valued based on 12/31/2008 base salary	Eligible for a lump sum payment at termination based on 12/31/2008 base salary	Paid in a lump sum and valued based on 12/31/2008 base salary	Paid in a lump sum and valued based on 12/31/2008 base salary	Paid in a lump sum and valued based on 12/31/2008 base salary

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	Retirement (1)	Involuntary Separation (Other Than For Cause)	Termination Without Cause or for Good Reason During Two-Year Period Following a Change In Control	Following a Change In Control Absent a Termination	Voluntary Termination (Pre-retirement Eligible) (1)	Death (1)	Disability (1)
Health and Wellness Benefits	Retiree/ spouse health and wellness provided through 2015	Provided at active employee rates for severance period(4)	Based on the terms of the CIC Severance Plan(5)	Provided at active employee rates for the length of employment	Forfeited	Survivor health and wellness provided as eligible	Health and wellness provided as eligible
STIP Award	Issued a prorated award based on full months of service	Issued a prorated award based on full months of service	Issued a prorated award at target based on full months of service	Eligible for a full or prorated award based on full months of service	Issued a prorated award based on full months of service	Issued a prorated award based on full months of service	Issued a prorated award based on full months of service
Performance -Adjusted RSUs	Issued a prorated award based on full months of service	Issued a prorated award based on full months of service(6)	Issued 100% of shares and all dividends earned	Eligible for an award based on future employment through the vesting date	Forfeited	Issued a prorated award based on full months of service	Issued a prorated award based on full months of service
Performance Shares	Issued a prorated award based on full months of service	Issued a prorated award based on full months of service(6)	Issued 100% of shares and all dividends earned	Eligible for an award based on future employment through the vesting date	Forfeited	Issued a prorated award based on full months of service	Issued a prorated award based on full months of service
Restricted Stock	Forfeited	Forfeited or vest, as described below(7)	Issued 100% of shares and all dividends earned	Eligible for an award based on future employment through the vesting date or vest, as described below(8)	Forfeited	Issued 100% of shares and all dividends earned	Issued 100% of shares and all dividends earned
Unvested Stock Options	Forfeited	Vest on a prorated basis and must be exercised within 5 years of the date of termination or date of expiration, whichever occurs earlier	Fully vest and must be exercised within 5 years of the date of termination or the date of expiration, whichever occurs earlier	Eligible for an award based on future employment through the vesting date	Forfeited	Vest on a prorated basis and must be exercised within one year of termination	Vest on a prorated basis and must be exercised within one year of termination

84	FirstEnergy Corp. 2015 Proxy Statement

	Retirement (1)	Involuntary Separation (Other Than For Cause)	Termination Without Cause or for Good Reason During Two-Year Period Following a Change In Control	Following a Change In Control Absent a Termination	Voluntary Termination (Pre-retirement Eligible) (1)	Death (1)	Disability (1)
Vested EDCP	Payable as elected	Payable as elected	Payable as elected	Payable upon termination	Payable in a lump sum upon termination	Payable to survivor as elected	Payable as elected
Additional Age and Service for Pension, EDCP & Benefits	n/a	n/a	Three years	n/a	n/a	n/a	n/a
Reimburse Code Section 280G	No	No	No	n/a	No	No	No

1) Benefits provided in these scenarios are provided to all employees on the same terms, if applicable.

2) Under the terms of his departure, Mr. Alexander will not receive severance payments under the Executive Severance Plan.

3) The NEOs were all participants in the CIC Severance Plan in 2014.

4) Active employee health and wellness benefits are provided under the Severance Plan for the severance period, which is equal to three weeks for every year of service, including the current year (52 week minimum and 104 week maximum).

5) All NEOs are eligible for retirement and would receive retiree health and wellness benefits irrespective of a change in control.

6) Under the terms of his departure, Mr. Alexander will receive a pro rata portion of his outstanding performance-adjusted RSU awards and performance share awards, subject to the achievement of the performance targets and in return for a complete release as provided in the award agreements.

7) Under the terms of Mr. Alexander’s employment agreement, the restricted stock award granted to Mr. Alexander fully vests. All other NEOs’ restricted stock outstanding awards would have been forfeited upon an involuntary separation (other than for cause).

8) The CIC Severance Plan, initially adopted in 2011, requires a qualifying termination following a CIC prior to the vesting of LTIP awards. The restricted stock awards granted to Mr. Jones and Ms. Vespoli in 2005, prior to the adoption of our current CIC Severance Plan, were structured to fully vest upon a change in control, but the remaining shares vested on March 1, 2015, in accordance with the vesting provisions of the award. Under the terms of Mr. Alexander’s employment agreement, the restricted stock award granted to Mr. Alexander continues to vest according to its original terms following a change in control without a subsequent termination of employment. The remaining NEOs had no outstanding restricted stock as of December 31, 2014.

The potential post-employment payments discussed below disclose the estimated payments and benefits payable to the NEOs upon certain triggering events representing the enhanced or accelerated value of payments and benefits and do not include previously-earned and vested amounts payable to the NEOs regardless of the applicable triggering event that have been accrued but not yet paid. The post-termination benefit calculations are based on the following assumptions:

•	The amounts disclosed are estimates of the amounts which would be paid out to the NEOs based on the triggering event. The actual amounts can be determined only at the time of payment.

•

The amounts disclosed do not include benefits provided under the qualified plan, nonqualified supplemental plan and SERP as described in the Pension Benefits section and shown in the Pension Benefits table (at the earliest commencement date without reduction) earlier in this proxy statement, unless expressly noted.

•	The amounts disclosed do not include compensation previously earned and deferred into the EDCP. The year-end account balances of the NEOs in the EDCP are set forth in the Nonqualified Deferred

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Compensation table earlier in this proxy statement. These amounts are payable to the NEO based on the distribution elections made by the NEO at the time the deferral was elected.

•	December 31, 2014, is the last day of employment.

•

All employees, including the NEOs, are eligible for a full year payout based on actual performance under the STIP if they are employed on December 31, 2014. The 2014 STIP amounts are provided in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. The 2014 STIP awards for our NEOs were reduced as described earlier in this proxy statement.

•	The LTIP and Other Equity Awards table below includes stock options, performance shares, performance-adjusted RSUs, and restricted stock.

•	The closing common stock price on December 31, 2014, the last trading day of the year ($38.99), is applied to value stock options, performance shares, performance-adjusted RSUs, and restricted stock.

•

Actual performance is utilized for the 2012-2014 performance shares and performance-adjusted RSUs. Target payout is assumed for the 2013-2015 and 2014-2016 performance shares and performance- adjusted RSUs.

•	Health care amounts are not provided in most cases since they are available to all employees under the same circumstances.

Retirement/Voluntary Termination

In the event of an NEO’s retirement or voluntary termination as of December 31, 2014, the NEOs would be provided vested outstanding equity awards as described in the 2014 Post-Termination Compensation and Benefits table above and quantified in the LTIP and Other Equity Awards table below.

The present value of the Qualified Plan, Nonqualified Supplemental Plan, and SERP benefits as shown in the Pension Benefits table reflects commencement of retirement benefits at the NEOs’ earliest age necessary to receive pension benefits without reduction. Messrs. Alexander, Pearson, and Lash have reached the age and service requirements needed to receive pension benefits without reduction. Mr. Jones and Ms. Vespoli do not meet the age requirement needed to receive pension benefits without reduction; however they are entitled to accrued and vested Qualified Plan, Nonqualified Supplemental Plan, and SERP benefits as shown in the Pension Benefits table. If Mr. Jones or Ms. Vespoli commence their reduced pension benefits immediately upon termination, the present value of the pension benefits without reduction increases for Mr. Jones by $341,647 and for Ms. Vespoli by $2,038,657.

Involuntary Separation

In the event of an involuntary separation, the CEO’s and Executive Chairman’s severance benefits, if any, would be determined by the Committee and approved by your Board. However, under the terms of his concluded service, Mr. Alexander will not receive any payments under the Severance Plan. The other NEOs are covered under the Severance Plan. For the purposes of the discussion below, which relate to 2014, it is assumed that Mr. Alexander would receive the same level of benefits provided under the Severance Plan, as the other NEOs. Under the Severance Plan, executives are offered severance benefits if involuntarily separated when business conditions require the closing of a facility, corporate restructuring, a reduction in workforce, or job elimination. Severance is also offered if an executive rejects a job assignment that would result in a material reduction in current base pay; contains a requirement that the executive must make a material relocation from his or her current residence for reasons related to the new job; or results in a material change in the executive’s daily commute from the executive’s current residence to a new reporting location. Any reassignment which results in the distance from the executive’s current residence to his or her new reporting location being at least 50 miles farther than the distance from the executive’s current residence to his or her previous reporting location is considered material. The Severance Plan provides three weeks of base pay for each full year of service with a minimum of 52 weeks and a maximum severance benefit of 104 weeks of base pay. In the event of a December 31, 2014 involuntary separation, severance pay would be provided as follows: Mr. Alexander — $2,680,000; Mr. Pearson — $1,050,000; Mr. Jones — $1,250,000; Ms. Vespoli — $1,220,193; and Mr. Lash —

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$814,904. Additionally, the increase in the present value of the benefits under the Qualified Plan, Nonqualified Supplemental Plan, and SERP for Mr. Jones is $341,647 and for Ms. Vespoli is $2,038,657. Each of the NEOs would also be provided prorated vesting for certain outstanding equity as described in the 2014 Post- Termination Compensation and Benefits table and quantified in the LTIP and Other Equity Awards table.

Termination Following a Change in Control

As described above, the NEOs were participants in the CIC Severance Plan in 2014. Under the CIC Severance Plan, certain enhanced benefits would be provided in the event of a termination without cause or for good reason within two years following a CIC. In general, it is our customary practice to require a “double trigger” for acceleration of the vesting of equity awards in the event of a change of control rather than providing for accelerated vesting solely upon a change of control. In the event a NEO accepts benefits under the CIC Severance Plan, the NEO would be prohibited for two years from working for or with competing entities after receiving severance benefits pursuant to the CIC Severance Plan, and would be prohibited from disclosing trade secrets or other confidential information indefinitely.

Generally, pursuant to the CIC Severance Plan, a CIC is deemed to occur:

(1)

If any person acquires 25 percent or more of our voting securities (excluding acquisitions (i) directly from us, (ii) by us, (iii) by certain employee benefit plans, and (iv) pursuant to a transaction meeting the requirements of item (3) below, or

(2)	If a majority of our directors as of the date of the agreement are replaced (other than in specified circumstances), or

(3)	The consummation of a Major Corporate Event (defined to include reorganizations and certain asset sales) unless, following such transaction:

(a)	The same person or persons who owned our voting securities prior to the transaction own more than 60 percent of our voting securities prior to the transaction,

(b)	No person or entity (with certain exceptions) owns 25 percent or more of our voting securities, and

(c)	At least a majority of the directors resulting from the transaction were directors at the time of the execution of the agreement providing for such transaction, or

(4)	If our shareholders approve a complete liquidation or dissolution.

For a complete CIC definition see the CIC Severance Plan. The CIC severance benefits are triggered only if the individual is terminated without cause or resigns for good reason within two years following a CIC. Good reason is defined as a material change, following a CIC, inconsistent with the individual’s previous job duties or compensation. We do not gross up equity or cash awards to cover the tax obligations for executives.

In the event of a December 31, 2014 qualifying termination following a CIC, compensation in an amount equal to 2.99 multiplied by the sum of the amount of annual base salary plus the target annual STIP amount in the year during which the date of termination occurs, whether or not fully paid, will be provided as follows: Mr. Alexander — $9,215,180; Mr. Pearson — $2,917,152; Mr. Jones — $3,176,876; Ms. Vespoli — $3,794,310; and Mr. Lash — $2,871,895. Additionally, the increase in the present value of the benefits under the Nonqualified Supplemental Plan and SERP based on the terms of the CIC Severance Plan, as applicable would provide three additional years of age and service quantified as follows: Mr. Alexander — $1,677,423; Mr. Pearson —$325,458; Mr. Jones — $606,983; Ms. Vespoli — $2,958,265; and Mr. Lash — $402,199. Each of the NEOs would also be provided additional accelerated vesting following a termination for certain outstanding equity as described in the 2014 Post-Termination Compensation and Benefits table above and quantified in the LTIP and Other Equity Awards table below. Excise tax and gross-up provisions are not provided under the CIC Severance Plan.

Death & Disability

In the event of an NEO’s death or Disability (as defined in the applicable plan documents) as of December 31, 2014, each of the NEOs would also be provided additional accelerated vesting for certain outstanding equity as described in the 2014 Post-Termination Compensation and Benefits table above and quantified in the LTIP and Other Equity Awards table below.

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Long-Term Incentive Program (LTIP) and Other Equity Awards

In the event of an NEO’s retirement or voluntary termination as of December 31, 2014, the NEOs would be provided vested outstanding equity awards as quantified in the Retirement/Voluntary Termination column of the LTIP and Other Equity Awards table below. In the event of involuntary separation, termination following a CIC, or death, or Disability, the NEOs would be provided additional accelerated vesting for certain outstanding equity awards based specifically on the triggering event as quantified in the respective columns of the LTIP and Other Equity Awards table below. Although we generally require a qualifying termination following a CIC (double trigger) for vesting of equity awards, in the event of an occurrence of a CIC absent a termination as of December 31, 2014, the NEOs would be provided accelerated vesting for certain outstanding equity awards. Since 2010, awards of performance-adjusted RSUs and performance shares require a termination following a CIC for accelerated vesting.

LTIP and Other Equity Awards

		Additional Payments Due to Termination
	Retirement/Voluntary Termination(1)	Involuntary Separation(2)	Termination following a CIC(3)	Death & Disability(4)	CIC(5)
Anthony J. Alexander	$13,059,523	$4,477,521	$17,188,630	$4,477,521	$0
James F. Pearson	$1,324,821	$0	$1,729,209	$0	$0
Charles E. Jones	$2,135,850	$78,929	$3,731,861	$1,586,868	$1,507,940
Leila L. Vespoli	$2,260,161	$98,097	$3,897,607	$1,606,015	$1,507,918
James H. Lash	$1,628,757	$95,372	$1,719,058	$95,372	$0

(1)

The amounts set forth in the Retirement/Voluntary Termination column represent the estimated amounts that would be payable to the NEO as a result of retirement/voluntary termination on December 31, 2014. LTIP awards are prorated based on full months of service. At the time of payment, the LTIP awards will be adjusted for actual performance. Unvested stock options and restricted stock are forfeited.

(2)

The amounts set forth in the Involuntary Separation column represent the estimated additional amounts that would be payable to the NEO as a result of a December 31, 2014, involuntary severance. Unvested stock options and LTIP awards are prorated based on full months of service. Mr. Alexander’s restricted stock award fully vests if Mr. Alexander is terminated by your Board without Cause. Restricted stock awards for Mr. Jones and Ms. Vespoli are forfeited if they are terminated without cause. At the time of payment, the LTIP awards will be adjusted for actual performance.

(3)

The amounts set forth in the Termination Following a CIC column represent the estimated additional amounts that would be payable to the NEO as a result of the double-trigger vesting of awards in the event of a December 31, 2014, termination following a CIC. Unvested restricted stock, unvested stock options, and LTIP awards fully vest at target in the event of a termination following a CIC.

(4)

The amounts set forth in the Death & Disability column represent the estimated additional amounts that would be payable to the NEO as a result of a death or termination due to Disability. LTIP awards are prorated based on full months of service. In the event of a termination due to Disability, the LTIP awards are payable at the end of the performance period and based on actual performance. Unvested stock options are prorated based on full months of service. All restricted stock awards fully vest.

(5)

The amounts set forth in the CIC column represent the estimated amounts that would be payable to the NEO as a result of the vesting of awards in the event of a CIC absent a termination of employment. The LTIP awards remain unvested. The restricted stock awards granted to Mr. Jones and Ms. Vespoli in 2005, prior to the adoption of our current CIC Severance Plan, were structured to fully vest upon a change in control, but the remaining shares vested on March 1, 2015, in accordance with the vesting provisions of the award.

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Director Compensation in Fiscal Year 2014

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Change in Pension and NonQualified Deferred Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Paul T. Addison	$109,000	$122,060	$3,681	$0	$234,741
Michael J. Anderson	$109,000	$122,060	$2,375	$3,000	$236,435
Carol A. Cartwright(5)	$32,926	$47,277	$762	$0	$80,965
William T. Cottle	$115,000	$122,060	$7,860	$0	$244,920
Robert B. Heisler, Jr.	$91,000	$122,060	$1,172	$3,000	$217,232
Julia L. Johnson	$88,000	$122,060	$0	$0	$210,060
Ted J. Kleisner	$103,231	$122,060	$0	$1,000	$226,291
Donald T. Misheff	$92,500	$122,060	$0	$0	$214,560
Ernest J. Novak, Jr.	$120,000	$122,060	$2,261	$4,000	$248,321
Christopher D. Pappas	$88,000	$122,060	$0	$0	$210,060
Catherine A. Rein	$93,769	$122,060	$31,463	$3,067	$250,359
Luis A. Reyes	$94,000	$122,060	$0	$0	$216,060
George M. Smart	$244,000	$122,060	$13,352	$10,000	$389,412
Wes M. Taylor	$89,500	$122,060	$0	$0	$211,560

(1) The amounts set forth in the Fees Earned or Paid in Cash column include fees earned in cash whether paid in cash or deferred into the Director’s Plan.

(2) The amounts set forth in the Stock Awards column include the equity retainer received in the payment of shares of common stock or deferred into the stock account of the Director’s Plan. The dollar amounts shown were computed in accordance with FASB ASC Topic 718.

(3) The amounts set forth in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column reflect the aggregate increase in actuarial value to the director of all defined benefit and actuarial plans accrued during the year and above-market earnings on nonqualified deferred compensation. There was no change in present value of accumulated retirement benefits for Ms. Rein. The formula used to determine the above market earnings equals (2014 total interest x (difference between 120% of the Applicable Federal Rate for long-term rates (AFR) and the plan rate) divided by the plan rate).

(4) The amounts set forth in the All Other Compensation column include compensation not required to be included in any other column. Charitable matching contributions made on behalf of our directors represent the entire amount in the column, other than for Ms. Rein, for whom $567 is included for Personal Excess Liability Insurance. The FirstEnergy Foundation supports the charitable matching contributions under the Matching Gifts Program.

(5) Dr. Cartwright retired from your Board effective May 20, 2014.

Compensation of Directors

We use a combination of cash and equity-based incentive compensation in order to attract and retain qualified candidates to serve on your Board. Equity compensation is provided to promote our success by providing incentives to directors that will link their personal interests to our long-term financial success and to increase shareholder value. In setting director compensation, we take into consideration the significant amount of time that directors spend in fulfilling their duties to us as well as the skill level required of members of your Board. Effective January 1, 2015, Mr. Jones was elected to your Board. Only non-employee directors receive the compensation described below for their service on your Board. Since Mr. Alexander and Mr. Jones are employees, they do not receive any additional compensation for their service on your Board. Mr. Smart, currently our Lead Independent Director, will return to his prior role as our independent Chairman effective May 1, 2015.

Fee Structure

In 2014, the directors received a cash retainer of $85,000 and an equity retainer valued at $122,000 paid in the form of our common stock. The Corporate Governance, Compensation, Finance, and Nuclear Committee chairpersons each received an additional $15,000 in 2014 for serving as the committee chairperson. The chairperson of the Audit Committee received an additional $20,000 in 2014. Mr. Smart, the non-executive Chairman of the Board, received an additional $150,000 cash retainer in 2014 for serving in that capacity and continues to receive such compensation in his current role of Lead Independent Director. Effective January 1,

89	FirstEnergy Corp. 2015 Proxy Statement

2015, the cash and equity retainers were increased to $95,000 and $135,000 respectively. Equity and cash retainers, and chairperson retainers were paid in quarterly installments. Any equity compensation and any compensation deferred into equity is granted from the 2007 Incentive Plan beginning in December 2013. Directors are responsible for paying all taxes associated with cash and equity retainers and perquisites. We do not gross up equity grants to directors to cover tax obligations.

We believe it is critical that the interests of directors and shareholders be clearly aligned. As such, similar to the NEOs, directors are also subject to share ownership guidelines. Within 90 days of their election to your Board, a director must own a minimum of 100 shares of our common stock. Within five years of joining your Board, each director is required to own shares of our common stock with an aggregate value of at least five times the annual equity retainer. Effective January 1, 2015, each director is required to own shares of our common stock with an aggregate value of at least six times the annual cash retainer. Each director has either attained the required share ownership guideline or it is anticipated that the director will attain the required share ownership guideline within the five-year period. The share ownership guidelines are reviewed by the Committee for competitiveness on an annual basis and were last reviewed at the Compensation Committee’s February 2015 meeting.

For 2014 and 2015, the following directly and indirectly held shares were and will be included in determining whether a non-employee director met his/her ownership guidelines:

•	Shares directly or jointly owned in certificate form or in a stock investment plan,
•	Shares held in brokerage accounts, and
•	Units held in the Director’s Plan, the AYE Director’s Plan or the AYE DCD.

FirstEnergy Corp. Deferred Compensation Plan for Outside Directors

The Director’s Plan is a nonqualified deferred compensation plan that provides directors the opportunity to defer compensation. Directors may defer up to 100 percent of their cash retainer into the cash or stock accounts. Deferrals into the cash account can be invested in one of 9 funds, similar to the investment funds available to all of our employees through the FirstEnergy Corp. Savings Plan, or a Company-paid annually adjusted fixed income account. The Company paid interest earnings of 5.42 on funds deferred into the 2013 and 2014 cash accounts and 7.42 percent on funds deferred into cash accounts prior to 2013. The interest rate received by the directors is the same rate received by the NEOs.

For stock accounts, dividend equivalent units are accrued quarterly and applied to the directors’ accounts on the dividend payment date using the closing price of our common stock on the dividend payment date. Payments made with respect to any dividend equivalent units that accrue after January 21, 2014, will be paid in cash. The 20 percent incentive match, which was eliminated beginning with the 2011 plan year, and any dividend equivalent units accrued on funds deferred into the stock account are forfeited if a director leaves your Board within three years from the date of deferral for any reason other than retirement, disability, death, CIC, or in situations where he or she is ineligible to stand for re-election due to circumstances unrelated to his or her performance as a director. Additionally, directors may have elected to defer their equity retainers into the deferred stock account prior to 2011; however, they did not receive a 20 percent incentive match on equity retainers deferred to the stock account.

Other Payments or Benefits Received by Directors

The corporate aircraft is available, when appropriate, for transportation to and from Board and committee meetings and training seminars. Mr. Smart had the use of an office and administrative support with respect to carrying out his duties as non-executive Chairman of the Board in 2014 and he continues to receive such support in his current role as Lead Independent Director. We pay all fees associated with director and officer insurance and business travel insurance for our directors. In 2014, our directors were eligible to receive perquisites including holiday gifts, annual meeting gifts, and limited personal use of the corporate aircraft, the value of which was less than $10,000 for most directors.

Based on programs in effect at GPU, Inc. at the time of our merger on November 7, 2001, directors who served on the GPU Board of Directors were eligible to receive benefits in the form of personal excess liability insurance,

90	FirstEnergy Corp. 2015 Proxy Statement

of which the Company paid a premium of $567 for Ms. Rein in 2014. As of November 7, 2001, no new participants could receive these benefits. In addition, in 1997 GPU discontinued a Board of Director’s pension program. Directors who served prior to the discontinuation are entitled to receive benefits under the program. Ms. Rein elected to defer receiving her pension until she retires from your Board.

Directors are able to defer all or a portion of their fees through the Director’s Plan and can elect when to begin receiving their deferred compensation. Payments are made annually. Mr. Cottle received a distribution from the Director’s Plan of 756 shares on January 2, 2014, valued at approximately $24,880. Additionally, Mr. Cottle received cash distributions totaling $52,353. Dr. Cartwright received a distribution from the Director’s Plan of 1,941 shares on July 1, 2014, valued at approximately $66,732. Additionally, Dr. Cartwright received cash distributions and cash dividends totaling $29,013.

It is critically important to us and our shareholders, especially in these times of economic volatility and uncertainty, that we be able to attract and retain the most capable persons reasonably available to serve as our directors. As such, written indemnification agreements have been accepted and executed by the directors. The indemnification agreements are intended to secure the protection for our directors contemplated by the Amended Regulations and Ohio law.

Each indemnification agreement provides, among other things, that we will, subject to the agreement terms, indemnify a director if by reason of their corporate status as a director the person incurs losses, liabilities, judgments, fines, penalties, or amounts paid in settlement in connection with any threatened, pending, or completed proceeding, whether of a civil, criminal, administrative, or investigative nature. In addition, each indemnification agreement provides for the advancement of expenses incurred by a director, subject to certain exceptions, in connection with proceedings covered by the indemnification agreement. As directors and officers, the agreements for Mr. Alexander and Mr. Jones address indemnity in both roles.

This description of the director indemnification agreements is not complete and is qualified in its entirety by reference to the full text of the Form of Director Indemnification Agreement between us and each non-management director, filed as Exhibit 10.1 to our Form 10-Q filed on May 7, 2009 and the Form of Management Director Indemnification Agreement between us and each management director, filed as Exhibit 10.2 to our Form 10-Q filed on May 7, 2009.

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2015 Shareholder Proposals

Four shareholders have indicated their intention to present at the Meeting the following proposals for consideration and action by the shareholders. The proponents’ names, addresses, and numbers of shares held will promptly be furnished by us to any shareholder upon written or oral request to your Company.

The shareholder resolutions and proposals, for which your Company and your Board accept no responsibility, are set forth below and reproduced verbatim in accordance with the applicable rules and regulations. These shareholder resolutions and proposals may contain assertions that we believe are factually incorrect. We have not attempted to refute all of the inaccuracies. However, after careful consideration, your Board recommends that you vote “AGAINST” each of these shareholder proposals for the reasons noted in your Company’s response following each shareholder proposal.

Item 5 — Report on Lobbying Expenditures

WHEREAS:

As stockholders, we encourage transparency and accountability in the use of corporate funds to support political campaigns or for lobbying. In response to a shareholder proposal filed in 2007, FirstEnergy agreed to report annually on its political campaign contributions. However, as of the date this proposal was filed in November 2013, FirstEnergy has not disclosed any record of its political spending to shareholders since this inaugural report of 2009 political contributions.

From federal disclosures, it is known that FirstEnergy has spent approximately $8.5 million on direct federal lobbying activities since 2010 (Senate reports). These figures do not include lobbying to influence legislation in states, or payments to tax-exempt organizations that write and endorse model legislation. FirstEnergy does not compile and disclose these expenditures, meaning that shareholders are missing key information needed to assess our company’s efforts to influence public policy.

Lobbying expenditures can undermine our company’s reputation with consumers and the public. In 2012, FirstEnergy faced significant public criticism for attempting to amend Ohio state energy efficiency regulations during the lame duck General Assembly session, without public hearings.1 FirstEnergy also lobbied against proposals to limit industrial pollutants that threaten public health; FirstEnergy power plants are ranked among the top 10 most polluting in the nation.

Shareholders are concerned that the company’s social license to operate may be at risk if the company continues to lobby against interests of consumers and the public. Additional disclosure is needed for shareholders to assess whether lobbying expenditures are in the best interests of stockholders and long-term value.

Resolved, the stockholders of FirstEnergy request that the Board authorize the preparation of a report, at reasonable expense, excluding proprietary information and updated annually, disclosing lobbying expenditures:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.
2.	Payments by FirstEnergy used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.
3.	FirstEnergy’s membership in and payments to any tax-exempt organization that writes or endorses model legislation.
4.	Description of the decision making process and oversight by management and the Board for making payments described in section 2 above

For purposes of this proposal, a “grassroots lobbying communication” is directed to the general public and (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and

92	FirstEnergy Corp. 2015 Proxy Statement

(c) encourages the recipient to take action with respect to the legislation or regulation. “Indirect lobbying” is engaged in by a trade association or other organization of which FirstEnergy is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at local, state or federal levels. The report should be presented to relevant committees of the Board and posted on the company’s website.

[1]	http://www.cleveland.com/business/index.ssf /2012/11/firstenergy_wants_to_cap_ohio.html#incart_river

Your Company’sResponse — Report on Lobbying Expenditures

Your Boardrecommends that you vote “AGAINST” this proposal (Item 5).

Your Company believes that it has a responsibility to participate in the legislative, regulatory and political process. Sharing its views and educating officeholders on key issues helps your Company promote effective government and the interests of key stakeholder groups including our shareholders, employees and the communities we serve. By engaging with elected officials, regulators, community and business leaders, and other decision makers, your Company strives to conduct its business as transparently as possible to serve customers effectively and help build public trust.

In accordance with Company policy, your Company discloses information regarding its participation in the political process and its political contributions and lobbying expenses on its website at: https://www.firstenergycorp.com/investor/corporate_governance/policies_charters/corporate_political_activity_policy.html. The site provides links to access your Company’s federal lobbying reports. Your Company complies with all federal and state lobbying registration and disclosure requirements, which include filing all required reports with Congress and with applicable state agencies. These reports detail information such as the particular bills and issues on which individual lobbyists had activity, as well as the total lobbying expenses for specific time periods.

•      Your Company maintains and files Lobbying Disclosure Act Reports (Form LD-2) with the U.S. Congress. These reports detail the particular bills and issues on which individual lobbyists had activity, as well as the total lobbying expenses, including dues payments made to trade associations. These reports may be found at: http://www.senate.gov/legislative/Public_Disclosure/LDA_reports.htm

•      Your Company and its registered federal lobbyists must also file semi-annual reports detailing, among other things, disbursements and personal and/or direct contributions to federal candidates and national party committees. These forms (LD-203) may be found at:
http://www.senate.gov/legislative/Public_Disclosure/LDA_reports.htm

State reports disclosing activity at the state and local levels, if required, are also made publicly available for review on the applicable state agency website.

Your Company intends to continue to provide appropriate information and disclosures to its investors concerning its lobbying activities. Preparation of reports beyond what is already produced would be a duplicative and onerous task and would divert important resources from alternate uses that your Company’s Board and management deem to be in the best interests of your Company and its shareholders.

Your Boardrecommends that you vote “AGAINST” this proposal (Item 5).

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Item 6 — Report on Carbon Dioxide Goals

WHEREAS,

•

Pollution from coal fired power plants is a significant cause of climate change and negative health effects, and contributes disproportionately to U.S. emissions: “coal accounts for about 75% of carbon dioxide emissions from the [electric power] sector…” (Environmental Protection Agency, 2014)

•

FirstEnergy’s power mix is 57% coal, resulting in the 3rd most coal burned and 6th highest carbon emissions of U.S. electric power producers. (Ceres, “Benchmarking Air Emissions”, 2014) FirstEnergy also owns 4 of the top 100 most polluting power plants in the U.S. (Environment America,“America’s Dirtiest Power Plants”, 2014)

•	FirstEnergy is an industry laggard, ranking in the lowest 25% of its peers on renewable energy sales and energy efficiency investment. (Ceres, “Benchmarking Utility Clean Energy Deployment”, 2014).

•

Underscoring FirstEnergy’s backsliding, FirstEnergy voluntarily eliminated most of its energy efficiency programs, and is now seeking approval to commit the company to years of more coal power at its Sammis and Ohio Valley Electric Corporation plants. (Institute for Energy Economics and Financial Analysis, “FirstEnergy: A Major Utility Seeks a Subsidized Turnaround”, 2014) Similarly, media reports indicate that FirstEnergy was significant in lobbying for Ohio’s renewable portfolio standards moratorium.

•

A report from the Carbon Disclosure Project (CDP) found that companies with robust climate change management and reporting had an 18% higher return-on-equity, 50% lower earnings volatility, and 21% stronger dividend growth than companies with limited carbon disclosure. (“Climate Action and Profitability: CDP [Standard & Poors] S&P 500 Climate Change Report”, 2014).

•

A study of companies in the S&P 500 found that “Setting a clear and ambitious carbon reduction target can trigger a cascade of positive results. A target provides an important internal signal of a company’s commitment to doing its part. Companies that set ambitious carbon reduction targets deliver larger emission reductions with higher financial returns than companies without such targets.” (CDP, the 3% Solution, 2013)

•

Recently NRG, a similar company as FirstEnergy, announced plans to cut 90% of the company’s carbon emissions by 2050. NRG’s CEO said that “The power industry is the biggest part of the problem of greenhouse gas emissions, but it has the potential to be an even bigger part of the solution.”

•

Shareholders want FirstEnergy to adopt carbon reduction targets to better align its business with global emissions targets, and the long term best interests of FirstEnergy’s shareholders and stakeholders.

RESOLVED: Shareholders request that FirstEnergy create specific, quantitative, time bound carbon dioxide reduction goals to decrease the company’s corporate carbon dioxide emissions, and report by September 2015 on its plans to meet the carbon reduction goals the company adopts.

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Your Company’sResponse — Report on Carbon Dioxide Goals

Your Boardrecommends that you vote “AGAINST” this proposal (Item 6).

This shareholder proposal requests that your Company create specific, quantitative, time bound carbon dioxide reduction goals to decrease your Company’s corporate carbon dioxide emissions, and report by September 2015 on its plans to meet the carbon reduction goals your Company adopts.

The Board believes that preparing the report required by the proposal would largely duplicate your Company’s existing reporting efforts and therefore would not provide valuable information for shareholders. After carefully considering the proposal, your Board believes that your Company’s current environmental policies and thorough efforts to communicate those policies to regulators, shareholders and the public as generally described below accomplish the essential objectives of the proposal.

Your Company has been forthcoming in our disclosures about environmental matters and has recently expanded our disclosure on how we are managing regulatory and environmental issues relating to electrical power generation operations, climate change, energy efficiency and renewable energy. Your Company includes disclosure regarding distributed energy resources such as fuel cells, solar and wind systems and energy storage technologies in our Annual Report on Form 10-K. Your Company is currently testing a utility-scale fuel cell system to determine its feasibility for augmenting generating capacity during summer peak-use periods and has made disclosures in our public filings about that project and other environmental matters.

In addition to disclosure in our SEC reports, your Company has made available on our website the Sustainability Report (publicly available at www.firstenergycorp.com/sustainabilityreport) that describes the steps that have been taken by your Company to address the challenge of climate change.

The Sustainability Report discloses how we are working to minimize the environmental impact of our operations while meeting our customers’ needs for safe, reliable electricity. The report, most recently updated in February 2015, states that your Company “expects to achieve a 25% reduction below 2005 levels in CO2 emissions this year.” The Sustainability Report further provides an update to shareholders regarding your Company’s efforts related to new sources of clean, renewable energy. As stated in the Sustainability Report, your Company is one of the largest providers in the region of renewable energy, currently with nearly 1,900 MW of pumped-storage hydro, wind and solar generation either owned or under contract. In this regard, diversity of your Company’s renewable energy portfolio has grown significantly since 2007. To better inform shareholders of your Company’s efforts in connection with energy efficiency and renewable energy, the Sustainability Report provides updates on matters related to resources such as wind, solar and hydroelectric, as well as energy storage.

Further, in our Sustainability Report, your Company describes the energy efficiency and smart grid technology mandates in the states where our generating companies operate and provides a discussion regarding research and development within the electric industry. Such research and development discussions address the actions that your Company could take to reduce risk in the future. For example, your Company reports on the long history of supporting research and demonstration projects through the Electric Power Research Institute and universities in the areas of fuel cells, solar and wind generation and energy storage technologies.

Your Company believes it has already taken appropriate steps to report on actions it is taking relating to environmental matters. Due to the nature of your Company’s business, preparation of reports beyond what is already produced would be a duplicative and onerous task and would divert important resources from alternate uses that your Company’s Board and management deem to be in the best interests of your Company and its shareholders.

The Board and management will continue to share information on your Company’s environmental efforts, accomplishing the fundamental objectives of the proposal without undertaking duplicative efforts and needless expense.

Your Boardrecommends that you vote “AGAINST” this proposal (Item 6).

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Item 7 — Simple Majority Vote

RESOLVED, Shareholders request that our board take the steps necessary so that each voting requirement in our charter and bylaws that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. This proposal includes that our board fully support this proposal topic and spend $50,000 or more to solicit the necessary support to obtain the exceedingly high super majority vote needed for passage.

Shareowners are willing to pay a premium for shares of corporations that have excellent corporate governance. Supermajority voting requirements have been found to be one of six entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are arguably most often used to block initiatives supported by most shareowners but opposed by a status quo management.

This proposal topic also won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. The proponents of these proposals included Ray T. Chevedden and William Steiner. Currently a 1%-minority can frustrate the will of our 79%-shareholder majority.

This proposal topic won our impressive shareholder support, based on yes and no votes, at our previous annual meetings:

2005 71%

2006 73%

2007 76%

2008 78%

Our board has defied shareholders by not fully supporting this proposal topic after such consistently strong shareholder support. Michael Anderson is the chairman of our corporate governance committee.

Additional issues (as reported in 2014) are an added incentive to vote for this proposal:

Anthony Alexander had $11 million in 2013 Total Summary Pay and an excessive pension compared to peers. Unvested equity incentive pay partially or fully accelerates upon CEO termination. FirstEnergy had not disclosed specific, quantifiable performance target objectives for our CEO. FirstEnergy gives long-term incentive pay to executives without requiring FirstEnergy to perform above the median of its peer group.

Our CEO’s annual incentive pay did not rise or fall in line with annual financial performance. Multiple related party transactions and other potential conflicts of interest involving the company’s board or senior managers should be reviewed in greater depth.

Two directors were negatively flagged: George Smart (our Chairman) because he chaired FirstEnergy’s audit committee during an accounting misrepresentation leading to an expensive lawsuit and Michael Anderson due to his involvement with the Interstate Bakeries bankruptcy. Mr. Smart was nonetheless on our audit and nomination committees. And Mr. Anderson was nonetheless on our finance and governance committees. Robert Heisler and Julia Johnson were potentially overextended with director responsibilities on 4 public boards each.

Returning to the core topic of this proposal, please vote to protect shareholder value:

Simple Majority Vote – Item 7

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Your Company’sResponse — Simple Majority Vote

Your Boardrecommends that you vote “AGAINST” this proposal (Item 7).

The shareholder proposal requests that your Board (i) take the steps necessary so that each shareholder voting requirement in our Amended Articles of Incorporation and Amended Regulations that calls for a greater than simple majority vote be changed to require a majority of the votes cast for and against the proposal, or a simple majority in compliance with applicable laws and (ii) that your Board fully support this proposal topic and spend $50,000 or more to solicit the support. Based on the reasons described below, your Board recommends that you vote against this proposal.

Current Supermajority Voting Requirements are Limited in Scope and Protect Shareholders

Your Company’s Amended Code of Regulations provides that the voting standard generally applicable to shareholder action is a majority of votes cast, the exact voting standard requested by the proponent. However, in the limited circumstances of some important corporate actions, such as the adoption of a plan of merger or the authorization of a sale or other disposition of all or substantially all of the assets of the corporation not made in the usual and ordinary course of our business and for some amendments to our governing documents, a supermajority voting standard applies. Requiring a supermajority vote in these limited circumstances does not preclude changes to our organizational documents or fundamental corporate actions, it merely helps to ensure that fundamental actions and the structure of your Company are agreed upon by a broad consensus of shareholders.

Your Company’s supermajority voting thresholds, such as the two-thirds vote of shareholders required to adopt a plan of merger, serve several important purposes, including to preserve and maximize shareholder value and provide protection for all shareholders against self-interested actions by one or a small group of shareholders who may have an agenda inconsistent with increasing the long-term value of your Company. Your Board does not intend for these provisions to preclude unsolicited, fair offers to acquire your Company. The provisions generally are designed to encourage any such potential acquirer to negotiate directly with your Board. We believe your Board is in the best position to evaluate the adequacy and fairness of any proposed offers, to negotiate on behalf of all shareholders for the best possible return, to consider alternatives and to protect our shareholders against abusive tactics during a takeover process. Elimination of these supermajority provisions would make it more difficult for your Company’s independent, shareholder-elected Board to preserve and maximize value for all shareholders in the event of an unsolicited takeover bid. Moreover, your Board is subject to fiduciary duties to act in a manner that it believes to be in the best interests of your Company and its shareholders. However, other actors, such as a group of activist shareholders, do not have the same fiduciary duties as members of your Board and may act only in their short-term interests to the detriment of other shareholders. Accordingly, supermajority voting standards are necessary to safeguard the long-term interests of your Company and its shareholders.

With these considerations in mind, your Board and the Corporate Governance Committee have evaluated your Company’s voting requirements and have concluded that extraordinary transactions and fundamental changes to corporate governance should have the support of a broad consensus of your Company’s shareholders rather than just a simple majority.

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Proponent’s Claims Are Misguided

The proponent makes sweeping and unsubstantiated characterizations of the purpose and effect of supermajority provisions, including describing these protections as “entrenching mechanisms” and as being “most often used to block initiatives supported by most shareholders but opposed by a status quo management,” but provides no explanation or supporting evidence. Instead of illustrating how his proposal would improve your Company’s corporate governance, the proponent merely recites misleading and inflammatory headlines.

Board Recommendation

For the reasons stated above, your Board believes that retention of the limited supermajority voting requirements for certain extraordinary matters remains in the long-term best interests of your Company and its shareholders and that the substantial benefits of limited supermajority voting requirements do not come at the expense of prudent corporate governance. To the contrary, the limited supermajority voting requirements provide shareholders with meaningful protections against actions that may not be in their best interests.

Your Board recommends that you vote “AGAINST” this proposal (Item 7).

Item 8  –  Proxy Access Regulation (Bylaw)

RESOLVED: Shareholders of FirstEnergy Corp. (the “Company”) ask the board of directors (the “Board”) to adopt, and present for shareholder approval, a “proxy access” bylaw. Such a bylaw shall require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or group (the “Nominator”) that meets the criteria established below. The Company shall allow shareholders to vote on such nominee on the Company’s proxy card.

The number of shareholder-nominated candidates appearing in proxy materials shall not exceed one quarter of the directors then serving. This bylaw, which shall supplement existing rights under Company bylaws, should provide that a Nominator must:

a)	have beneficially owned 3% or more of the Company’s outstanding common stock continuously for at least three years before submitting the nomination;
b)

give the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission rules about (i) the nominee, including consent to being named in the proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (the “Disclosure”); and

c)

certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator’s communications with the Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company’s proxy materials; and (c) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at the Company.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the “Statement”). The Board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority to be given to multiple nominations exceeding the one-quarter limit.

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SUPPORTING STATEMENT

We believe proxy access is a fundamental shareholder right that will make directors more accountable and contribute to increased shareholder value. The CFA Institute’s 2014 assessment of pertinent academic studies and the use of proxy access in other markets similarly concluded that proxy access:

•	Would “benefit both the markets and corporate boardrooms, with little cost or disruption.”

•	Has the potential to raise overall US market capitalization by up to $140.3 billion if adopted market-wide. (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v20l 4.n9. l )

The proposed bylaw terms enjoy strong investor support - votes for similar shareholder proposals averaged 55% from 2012 through September 2014 - and similar bylaws have been adopted by companies of various sizes across industries, including Chesapeake Energy, Hewlett-Packard, Western Union and Verizon.

We urge shareholders to vote FOR this proposal.

Your Company’s Response — Proxy Access Regulation (Bylaw)

Your Board recommends that you vote “AGAINST” this proposal (Item 8).

Your Board, including the Corporate Governance Committee, considered the advantages and disadvantages of providing proxy access rights to shareholders and believes that this proposal searches for a solution to a problem that does not exist at your Company. Furthermore, your Board and the Corporate Governance Committee believe that the terms of proxy access sought by the proposal are not only unnecessary, but that they would adversely affect your Company and are not in the best interests of all of our shareholders.

Would Adversely Affect Your Company

Bypasses and Undermines our Current Director Nominating Process

The proposal seeks nearly unlimited authority for individuals or groups holding at least 3% of our outstanding common shares to bypass and undermine your Board’s current process for identifying, screening and selecting director nominees. An effective board is comprised of individuals with diverse and complementary skills, experiences and perspectives. We believe that, because of their unique positions, the independent Corporate Governance Committee and your Board are better situated than individual investors or special interests groups to assess the particular qualifications of potential director nominees and to determine whether they will contribute to an effective and well-rounded Board that operates openly and collaboratively and represents the interests of all shareholders and not just those with special interests.

The Corporate Governance Committee has developed criteria and a process for identifying and recommending director nominees for election by our shareholders (which are described in the “Review of Director Nominees” section). This process is carefully designed to identify potential director nominees who possess a combination of skills, professional experiences and diversity of backgrounds necessary to oversee our business and who can contribute to the overall effectiveness of your Board. The Corporate Governance Committee also carefully reviews and considers the independence of potential nominees. As part of this process, the Corporate Governance Committee considers and evaluates potential nominees recommended by our shareholders using the same criteria as nominees recommended by a Board member, management, search firm or other source. As a result, shareholders already have a voice in this process. Unfettered proxy access would bypass and undermine our carefully designed director nominating process by placing directly into nomination candidates who may fail to satisfy your Company’s independence or other qualifications or who may fail to contribute the needed experiences and perspectives to the mix on your Board.

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Results in an Inexperienced, Fragmented and Unstable Board

More than simply unnecessary, proxy access could also decrease the effectiveness of our corporate governance. The type of proxy access sought by the proposal may lead to an inexperienced, fragmented and unstable Board that is less efficient and less focused on creating long-term value for our shareholders. With proxy access, contested director elections may become a routine annual event. Your Board believes that the frequent, divisive proxy contests that may result from contested director elections would distract your Board and management from their duties and responsibilities and could cause high annual turnover on your Board. High turnover on your Board could produce an inexperienced Board that lacks the sufficient knowledge and understanding of our current and past business operations and strategies necessary to provide meaningful and effective oversight of our operations and long-term strategies moving forward. Similarly, our management and directors would be required to divert their attention from managing and overseeing our business to focusing on proxy contests in the election of directors. Moreover, a director who has been nominated by one relatively small shareholder or shareholder group in one year may face successful opposition from a director nominated by a different and relatively small shareholder or shareholder group in a subsequent year, which would further destabilize your Board. Any disruption in the cohesiveness of your Board could result in additional director turnover and discourage highly qualified individuals from serving on your Board.

Increases and Inequitably Allocates Proxy Expenses

The proposal would create an uneven playing field by facilitating expensive and disruptive proxy contests in which your Company would bear substantial additional expense while relatively small constituencies of shareholders would need to expend few resources to promote their nominee(s). Proxy access would require your Company to include shareholder nominee(s) in your Company’s proxy materials at your Company’s own expense. In a proxy contest, your Board would likely be forced to undertake an additional and expensive campaign to support its nominees and inform shareholders why the shareholder nominee(s) should not be elected, even though they are included in your Company’s proxy materials. Even federal courts have recognized the seriousness of this burden, including the United States Court of Appeals for the District of Columbia, which invalidated an SEC proxy access rule in part because of the magnitude of the expenses and distractions resulting from proxy contests.

Not In The Best Interests of All Shareholders

Promotion of Special Interests at Company’s Expense

The proposal seeks to permit a shareholder or group of shareholders with a narrowly-focused special interest (such as an activist investor) to use the proxy process to shift the expense and burden of promoting such shareholder’s specific agenda and special interests from the shareholder or group of shareholders to your Company. Even the threat of a contested election, virtually costless for a shareholder and potentially extremely expensive for your Company, could be used to extract concessions from your Company to the shareholder’s special interest. In the absence of proxy access, the playing field is level, as shareholders need to undertake the expense of soliciting proxies for their nominee(s). Your Board believes that any nominees for election to your Board that are set forth in your Company’s proxy statement should only be nominees whom your Board believes are focused on the best interests of all shareholders. Your Company should not have to bear the burden and expense of including, and thereby seemingly promoting, director nominees in your Company’s proxy statement and on your Company proxy card who favor the interests of a few rather than the interests of all shareholders. Moreover, implementation of the proposal would enable a holder or groups of shareholders of as little as 3% of our outstanding common shares to include candidates in your Company’s proxy materials. This politicization of your Board’s election process could come at virtually no cost to the nominating shareholder and at significant cost to your Company in terms of actual expenses as well as management time and attention. Your Board does not believe there is any legitimate reason why shareholders holding 3% of our outstanding common shares (which would constitute more than $455 million in value as of the Record Date for the Meeting) should not bear the expense and responsibility of soliciting proxies for their nominee(s).

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Promotion of Short-Term Interests Instead of Long-Term Goals

In addition to enabling shareholders with special interests to disrupt your Company’s director nomination process to promote their own goals, nothing in the proposal requires such shareholders to maintain their Company holdings for any period of time after the successful or unsuccessful election of one of their director nominees. This means that proxy access, as sought by the proposal, could be used to promote not only the special interests of shareholders and shareholder groups, but special interests that are decidedly short-term. For example, a shareholder group whose nominees are elected and implement a short-term, self-serving policy could exit its position in your Company’s common shares quickly thereafter, leaving other shareholders to suffer the long-term consequences of the short-term policy.

Unnecessary Process

Effective Corporate Governance and Accountability

We believe that our existing corporate governance structures make your Board accountable to shareholders, who have numerous realistic alternatives to voice their opinions and influence your Board. For example, to promote director accountability, we have in place a number of key protections, including:

•	all directors are elected annually;

•	your Board will again have an independent Chairman effective May 1, 2015;

•	all of our directors are independent, other than our CEO and, until May 1, 2015, our Executive Chairman; and

•	any director nominee in an uncontested director election who receives a majority withheld votes is required to tender his or her resignation.

In addition, our shareholders have the right to:

•	propose director nominees to the Corporate Governance Committee (see the “Review of Director Nominees” section above for a description of this process);

•	nominate directors pursuant to your Company’s Amended Code of Regulations and solicit proxies for their own director nominees under the applicable proxy rules (see the “Shareholder Proposals for 2016” in the questions and answers section above for a description of this process);

•	communicate directly with your Board and individual directors (see the “Communications with the Board of Directors” section above for a description of this process);

•	submit proposals for inclusion in your Company’s proxy statement and for consideration at an annual meeting under the applicable proxy rules (see the “Shareholder Proposals for 2016” in the questions and answers section above for a description of this process); and

•	express their views on our executive compensation program through an annual “say-on-pay” vote.

We believe these measures have worked, fostering responsiveness to shareholders while allowing your Board to devote the time and attention necessary to oversee the execution of your Company’s strategy.

Board Recommendation

In summary, your Board believes that its current process for identifying, screening and selecting candidates for election as directors has developed an effective and well-rounded Board that operates openly and collaboratively and represents the interests of all our shareholders. Your Board also believes that replacing our current process with proxy access could be disruptive and harmful to the operations of your Board and, as a result, our shareholders by unnecessarily shifting the responsibility and expense of soliciting proxies for shareholders with special interests or short-term interests from such shareholders to your Company.

Your Boardrecommends that you vote “AGAINST” this proposal (Item 8).

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Other Information

Compensation Committee Interlocks and Insider Participation

No members of the Compensation Committee meet the criteria to be considered for an interlock or insider participation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires your Company’s executive officers and directors to file initial reports of ownership and reports of changes in ownership of your Company’s common stock with the SEC and the NYSE. Your Company makes these filings for the convenience of the executive officers and directors. To your Company’s knowledge, for the fiscal year ended December 31, 2014, all Section 16(a) filing requirements applicable to its executive officers and directors were satisfied.

Certain Relationships and Related Person Transactions

Based on our size and varied business operations, we may engage in transactions (including any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness)) with companies and other organizations in which a member of your Board, executive officer, or such person’s immediate family member also may be a board member, executive officer, or significant investor. In some of these cases, such person may have a direct or indirect material interest in the transaction with your Company. We recognize that related person transactions have the potential to create perceived or actual conflicts of interest and could create the appearance that decisions are based on considerations other than the best interests of your Company and its shareholders. Accordingly, as a general matter, it is our preference to avoid related person transactions. However, there are situations where related person transactions may be in, or may not be inconsistent with, the best interests of your Company and its shareholders. Your Board has determined that it is appropriate and necessary to have a process in place to identify and provide proper review of any related person transactions.

Based on the foregoing, your Board established a written Related Person Transactions Policy (later referred to as the Policy) to be implemented by the Corporate Governance Committee, in order to effectuate the review, approval, and ratification process surrounding related person transactions. This Policy supplements your Company’s other conflict-of-interest policies set forth in the FirstEnergy Conflicts-of-Interest Policy, Code of Business Conduct, and the Board of Directors Code of Ethics and Business Conduct. Related person transactions may be entered into or continue only if a majority of the disinterested members of the Corporate Governance Committee or your Board approves or ratifies the transaction in accordance with the Policy. In making its decisions, the Corporate Governance Committee or your Board will review current and proposed transactions by taking into consideration the Policy, which includes the definitions and terms set forth in Item 404 of Regulation S-K under the Securities Act.

As part of this Policy, our management established written review procedures for any transaction, proposed transaction, or any material amendment to a transaction, in which we are currently, or in which we may be, a participant in which the amount exceeds $120,000, and in which the related person, as defined in Item 404 of Regulation S-K, had or will have a direct or indirect material interest. We also established procedures to allow us to identify such related persons. Any known related entities of the related persons are distributed to necessary business units so that senior management is made aware of a potential related person transaction or proposed transaction involving your Company and a related entity. As applicable, management brings transactions to the attention of the Corporate Governance Committee for its review, approval, or ratification.

When reviewing a transaction, the Corporate Governance Committee reviews the material facts of the related person’s relationship to us, and his or her interest in the transaction. Since January 1, 2014, we participated in the transactions described below, in which the amount involved exceeded $120,000 and in which any Board

102	FirstEnergy Corp. 2015 Proxy Statement

member, Board member nominee, executive officer, beneficial owner of more than five percent of our common stock, or a member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. Pursuant to the terms of the Policy, the Corporate Governance Committee ratified and approved the transactions described below.

Mr. Kenneth A. Strah served the Company as a Director of Revenue Operations and Customer Service Analytics in 2014. Mr. Kenneth Strah has been employed by the Company since 1980. Mr. Kenneth Strah is the brother of Mr. Steven E. Strah who has been an executive officer of the Company since February 2015. In 2014, Mr. Kenneth Strah was paid compensation in the aggregate amount of $229,702, which consisted of salary, bonus and the value of restricted stock units and performance shares. Mr. Kenneth Strah’s compensation is consistent with the terms of the Company’s compensation programs. No direct reporting relationship exists between Mr. Kenneth Strah and Mr. Steven Strah.

Since the beginning of 2014, your Company has paid approximately $59 million to Professional Electric Products Company (Pepco), a value-added packager and distributor serving a range of industries including the utility, electrical construction and industrial markets. Pepco has been a vendor to Company affiliates since 1999, and in 2014, your Company was Pepco’s largest utility customer. In May 2014, Chris Bonsky, the son-in-law of our Chief Financial Officer, James F. Pearson, was hired by Pepco, as a sales representative. Mr. Bonsky’s responsibilities include account management for a Company program with purchases from Pepco totaling approximately $2.7 million in 2014. Mr. Bonsky’s compensation is not tied directly to sales to your Company or its affiliates; however, he is subject to a bonus that is determined with respect to Pepco’s profitability overall.

Equity Compensation Plan Information

The following table contains information as of December 31, 2014, regarding compensation plans for which shares of FirstEnergy common stock may be issued.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders	5,357,725(1)	$44.83(2)	1,382,486(3)
Equity compensation plans not approved by security holders(4)	0	N/A	0
Total	5,357,725	$44.83	1,382,486

(1)

Represents shares of common stock that could be issued upon exercise of outstanding options granted under the FirstEnergy Corp. 2007 Incentive Plan (later referred to as the Incentive Plan), the Allegheny Energy, Inc. 2008 Long-Term Incentive Plan and the Allegheny Energy, Inc. 1998 Long-Term Incentive Plan. This number also includes 2,239,188 shares subject to outstanding awards of RSUs granted under the Incentive Plan if paid at target for the three outstanding cycles, as well as 1,242,177 additional shares assuming maximum performance metrics are achieved for the 2013-2015 and 2014-2016 cycles of RSUs, 19,871 outstanding EDCP related shares to be paid in stock, 390,964 shares related to the Director’s Plan that will be paid in stock, 26,380 shares related to the AYE Director’s Plan and AYE DCD that will be paid in stock per the election of the recipient. Performance shares currently outstanding, which are granted under the Incentive Plan and can be deferred into the EDCP, are payable only in cash as a result of a recent amendment to the EDCP, and therefore have not been included in the table.

(2)	Only options were included in the calculation for determining the weighted-average exercise price.

(3)

Represents shares available for issuance, assuming maximum performance metrics are achieved for the 2013-2015 and 2014-2016 cycles of RSUs, with respect to future awards under the Incentive Plan (or approximately 2,624,663 available assuming performance at target), plus any shares that become available again under the Incentive Plan due to

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cancellations, forfeitures, cash settlements or other similar circumstances with respect to outstanding awards. In addition, nominal amounts of shares may be issued in the future under the AYE Director’s Plan and AYE DCD to cover future dividends that may accrue on amounts previously deferred and payable in stock, but new awards are no longer being made under the Allegheny plans.

(4)	All equity compensation plans have been approved by security holders.

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Appendix A

FirstEnergy Corp.

2015 Incentive Compensation Plan

Effective May     , 2015

FirstEnergy Corp. 2015 Incentive Compensation Plan

Article 1. Establishment, Purpose, and Duration

1.1 Establishment. FirstEnergy Corp., an Ohio corporation (the “Company”), hereby establishes the FirstEnergy Corp. 2015 Incentive Compensation Plan (the “Plan”), as set forth in this document. The Plan was adopted by the Company’s Board on March 17, 2015, contingent on shareholder approval.

This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Cash-Based Awards and Other Stock-Based Awards.

1.2 Purpose of This Plan. The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing incentives to key employees and Directors that will link their personal interests to the long-term financial success of the Company and its Subsidiaries, and to increase shareholder value. The Plan is designed to provide flexibility to the Company and its Subsidiaries in their ability to motivate, attract and retain the services of employees and Directors whose judgment, interest, efforts and special skills will help enable the Company to succeed.

1.3 Duration of This Plan. This Plan shall become effective upon the date it receives shareholder approval (the “Effective Date”) and terminate on the tenth (10th) anniversary of the Effective Date, unless terminated earlier pursuant to Article 17 of the Plan. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding subject to this Plan’s terms and conditions.

Article 2. Definitions

As used in this Plan, the following capitalized terms shall have the following meanings:

2.1 “Aggregate Share Limit” shall have the meaning set forth in Section 4.1.

2.2 “Annual Award Limit” and “Annual Award Limits” have the meanings set forth in Section 4.4.

2.3 “Award” means, individually or collectively, a grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Cash-Based Awards, Other Stock-Based Awards and any dividends or dividend equivalents credited thereto, in each case, under and subject to the terms of this Plan.

2.4 “Award Agreement” means either: (a) a written agreement entered into by the Company and a Participant setting forth the terms of an Award, or (b) a written or electronic statement issued by the Company to a Participant describing the terms of an Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet, or other non-paper Award Agreements, and the use of electronic, Internet, or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.5 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7 “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 11.

2.8 “Cause” means, with respect to a Participant, the occurrence of any of the following:

(a)	the willful and continued failure by a Participant to substantially perform his/her duties (other than any such failure resulting from the Participant’s Disability), after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company or any of its Subsidiaries, as the case may be, believes that the Participant has not substantially performed his/her duties, and the Participant has failed to remedy the situation within ten (10) business days of receiving such notice;

(b)	the Participant’s conviction for committing a felony or a crime involving an act of moral turpitude, dishonesty or misfeasance;

(c)	the willful engaging by the Participant in gross misconduct materially and demonstrably injurious to the Company or any of its Subsidiaries. However, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his/her action or omission was in the best interest of the Company or any of its Subsidiaries; or

(d)	a material breach by a Participant of any agreement between the Participant and the Company.

Notwithstanding the foregoing, following a Change in Control, “Cause” will mean, with respect to any Participant who is also a participant in the Severance Plan as of the date of the Change in Control, the definition of “Cause” provided in the Severance Plan.

2.9 “Change in Control” shall mean:

(a)	An acquisition by any Person, directly or indirectly, of Beneficial Ownership immediately after which such Person has beneficial ownership of twenty-five percent (25%) or more of either: (i) the Outstanding Company Common Stock, or (ii) the Outstanding Company Voting Securities; provided, however, that the following acquisitions of beneficial ownership of Outstanding Company Common Stock or Outstanding Company Voting Securities shall not constitute a Change in Control:

i.	Any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege, unless the security being so converted was itself acquired directly from the Company);

ii.	Any acquisition by the Company;

iii.	Any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

iv.	Any acquisition pursuant to a reorganization, merger, or consolidation involving the Company or any direct or indirect wholly-owned subsidiary of the Company, whether or not the Company is the surviving corporation in such transaction (any of the foregoing, a ‘Reorganization’ for purposes of this Section 2.9), if, following such Reorganization, the conditions described in paragraph (c) below are satisfied;

(b)	Individuals who, as of January 1, 2011, constitute the Board (the ‘Incumbent Board’) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to January 1, 2011 whose election, or nomination for election by the Company’s shareholders, is approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (within the meaning of solicitations subject to Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act or any successor rule) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)	Consummation of a (A) Reorganization or (B) sale or disposition of all or substantially all of the assets of the Company in one transaction or a series of related transactions (determined on a consolidated basis), other than in connection with a sale-leaseback or other arrangement resulting in the continued utilization of such assets by the Company (a ‘Major Asset Disposition’), unless in each case following such Reorganization or Major Asset Disposition (either, a ‘Major Corporate Event’) each of the following conditions is met:

i.	The Outstanding Company Voting Securities immediately prior to such Major Corporate Event represent (either by remaining outstanding or by converting into or being exchanged for voting securities of the surviving corporation) at least sixty percent (60%) of the combined voting power of the surviving corporation (including a corporation which, as a result of such Major Corporate Event, owns the Company or all or substantially all of the assets of the Company) outstanding immediately after such Major Corporate Event;

ii.	No Person (excluding the Company, any employee benefit plan (or related trust) of the Company or the resulting or acquiring corporation resulting from such Major Corporate Event, and any Person beneficially owning, immediately prior to such Major Corporate Event, directly or indirectly, twenty-five percent (25%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, immediately after consummation of such Major Corporate Event, twenty-five percent (25%) or more of, respectively, the then-outstanding shares of common stock of the resulting or acquiring corporation in such Major Corporate Event, or the combined voting power of the then-outstanding voting securities of such resulting or acquiring corporation that are entitled to vote generally in the election of directors; and

iii.	At least a majority of the members of the board of directors of the corporation resulting from such Major Corporate Event were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Major Corporate Event; or

(d)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company;

However, in no event will a Change in Control be deemed to have occurred, with respect to a Participant, if the Participant is part of a purchasing group which consummates the Change in Control transaction. The Participant shall be deemed ‘part of a purchasing group’ for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (excluding passive ownership of less than five percent (5%) of the voting securities of the purchasing company or ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the nonemployee continuing members of the Board of Directors).

2.10 “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to Code Sections shall be deemed to include references to any applicable regulations thereunder and any successor provision with the same or similar purpose.

2.11 “Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan.

2.12 “Company” means FirstEnergy Corp., an Ohio corporation, and any successor thereto as provided in Article 19.

2.13 “Covered Employee” means any Employee who is or is reasonably likely to become a “covered employee,” as defined in Code Section 162(m), and who is designated, as an individual Employee or as a member of a class of Employees, by the Committee.

2.14 “Director” means a member of the Board.

2.15 “Disability” means, as of any date, a Participant’s qualification for, and receipt of, benefits under the Company’s then-existing long-term disability plan or program.

2.16 “Effective Date” has the meaning set forth in Section 1.3.

2.17 “Employee” means any individual performing services for the Company, or a Subsidiary and designated as an employee of the Company, or its Subsidiaries on the payroll records thereof. Without limiting the foregoing, an Employee shall not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant or an employee of an employment, consulting, or temporary agency or any entity other than the Company or a Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as, a common law employee of the Company or Subsidiary during such period by a court, agency or otherwise.

2.18 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

2.19 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option or the price established at the time of grant of an SAR pursuant to Article 7 which is used to determine the amount of any payment due upon exercise of the Option or SAR, as the case may be.

2.20 “Fair Market Value” or “FMV” means an amount, unless the Committee determines otherwise, with respect to publicly traded Shares equal to the average of the high and low sales prices of the common stock as reported on the composite tape of the NYSE for the date in which the determination of the fair market value is made or, if there are no sales of common stock on that date, then on the next preceding date on which there were sales of common stock. If Shares are not publicly traded, Fair Market Value shall be determined by the Committee in such manner as it deems appropriate. The Committee may determine Fair Market Value on other reasonable bases including a price based on the opening, closing, actual, high, low or average selling prices of a Share reported on the NYSE or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day or an average of trading days, as determined by the Committee in its sole discretion. Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement or payout of an Award. Notwithstanding anything in this Plan to the contrary, “Fair Market Value” shall be determined in a manner consistent with exemption from, and avoidance of adverse tax consequences under, Code Section 409A and, with respect to ISOs, also in a manner consistent with Code Section 422.

2.21 “Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

2.22 “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

2.23 “NYSE” means New York Stock Exchange.

2.24 “Nonemployee Director” means a Director who is not an Employee.

2.25 “Nonqualified Stock Option” or “NSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.26 “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.27 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described in this Plan, granted pursuant to Article 11.

2.28 “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.29 “Performance Measures” means measures described in Article 13 upon which performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan for Awards to qualify as Qualified Performance-Based Compensation.

2.30 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.31 “Performance Share” means an Award under Article 10 and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is a function of the extent to which, or whether, corresponding performance criteria have been achieved.

2.32 “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based upon the passage of time or the achievement of performance goals), as provided in Articles 8 and 9.

2.33 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.34 “Plan” means this FirstEnergy Corp. 2015 Incentive Compensation Plan, as it may be amended from time to time.

2.35 “Plan Year” means the calendar year.

2.36 “Qualified Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation for Covered Employees.

2.37 “Restricted Stock” means an Award granted to a Participant pursuant to Article 8, which is not a Restricted Stock Unit.

2.38 “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 9 and represents the right of the Participant to receive one Share per Restricted Stock Unit (or its cash equivalent) at the end of its applicable Period of Restriction or Performance Period.

2.39 “Severance Plan” means the FirstEnergy Corp. Change in Control Severance Plan, as may be amended from time to time.

2.40 “Share” means a share of common stock of the Company, $.10 par value per share.

2.41 “Stock Appreciation Right” or “SAR” means an Award designated as a stock appreciation right, granted pursuant to Article 7.

2.42 “Subsidiary” means any corporation or other entity in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

Article 3. Administration

3.1 General. The Committee is responsible for administering this Plan, subject to this Article and the other provisions of this Plan. The Committee will consist of such number of Nonemployee Directors as is necessary for compliance with Code Section 162(m), Rule 16b-4 of the Exchange Act and the NYSE listing standards, as and when applicable. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers, administrators and Directors shall be entitled to rely upon the advice, opinions or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company and all other individuals.

3.2 Authority of the Committee and the Board. With respect to Awards granted to Employees and application of the Plan to such Awards, the Committee has full and exclusive discretionary power to interpret the terms of this Plan and any Award Agreement or other agreement or document ancillary or related to this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority, with respect to Awards granted to Employees and the application of the Plan to such Awards, shall include selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, resolving or reconciling any ambiguity or inconsistency of or among provisions of the Plan, any Award Agreement or related documents, correcting any defect (including scrivener’s errors), supplying any omission and, subject to Article 17, adopting modifications and amendments to this Plan or any Award Agreement. Notwithstanding anything herein to the contrary, with respect to Awards granted to Nonemployee Directors and the application of the Plan to such Awards, the full Board shall have the authoritative powers set forth in this Section 3.2.

Subject to Section 4.5, in no event shall the Committee or the Board, without first obtaining the approval of the Company’s shareholders, have the right to: (i) cancel outstanding Options or SARs for the purpose of replacing or regranting such Options or SARs with an Exercise Price that is less than the original Exercise Price of the Option or SAR, or (ii) change the Exercise Price of an Option or SAR to an Exercise Price that is less than the original Option or SAR Exercise Price, or (iii) cancel outstanding Options or SARs with an Exercise Price that is more than the Fair Market Value of a Share on the date of cancellation in exchange for cash or another Award. Also notwithstanding the foregoing, no action of the Committee or the Board (other than pursuant to Section 4.5) may be taken with respect to an outstanding Award except in accordance with Section 17.3.

3.3 Delegation. To the extent permitted under applicable laws, regulations or NYSE listing standards, the Committee may delegate to one or more of its members or to one or more officers or employees of the Company and its Subsidiaries or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees (other than Covered Employees) to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee or a Nonemployee Director who is considered an insider (as determined by the Board applying Section 16 of the Exchange Act and related guidance); (ii) the Committee action providing such authorization sets forth the total number of Shares that may be issued with respect to Awards granted by such officer; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4. Shares Subject to This Plan and Maximum Awards

4.1 Number of Shares Available for Awards.

(a)	Subject to adjustment as provided in Section 4.5, the maximum number of Shares available for issuance with respect to Awards granted under this Plan (including any dividends or dividend equivalents payable in Shares) (the “Aggregate Share Limit”) shall be:

(i)	10,000,000 Shares, plus

(ii)	the total number of Shares remaining available for grant under the Company’s Amended and Restated 2007 Incentive Plan as of the Effective Date, plus

(iii)	the total number of Shares that are subject to awards granted under the Company’s Amended and Restated 2007 Incentive Plan that are not used due to the forfeiture, cancellation or expiration of awards granted thereunder.

(b)	10,000,000 Shares from the Aggregate Share Limit may be issued pursuant to the exercise of ISOs under this Plan.

(c)	The Shares available for issuance under this Plan may be authorized and unissued Shares, treasury Shares or Shares obtained on the open market.

4.2 Share Usage. The Committee shall determine the appropriate method for determining the number of Shares available for issuance under the Plan, subject to the following:

(a)

the maximum number of Shares that may be issued under an Award shall be counted against the Aggregate Share Limit at the time of grant and reserved for issuance, unless the Award Agreement provides that the Award will be paid in cash;

(b)

any Shares subject to an Award (other than an Award of Restricted Stock) that terminates by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, or is settled in cash or other consideration in lieu of Shares, shall be available again for grant under this Plan;

(c)

any Award that is to be paid in cash pursuant to the applicable Award Agreement, whether or not such Award is denominated in Shares, shall not result in any Shares being counted against the Aggregate Share Limit and reserved for issuance;

(d)

any Shares underlying Awards that are subject to dividends or dividend equivalents that are payable in Shares shall be counted against the Aggregate Share Limit when issued or credited, provided that any Shares subject to dividend equivalents that are forfeited or cancelled, or paid in cash or other consideration in lieu of Shares, shall be available again under this Plan; and

(e)

any dividends or dividend equivalents that are payable in cash under the applicable Award Agreement, whether or not such dividends or dividend equivalents are denominated in Shares, shall not result in any Shares being counted against the Aggregate Share Limit.

4.3 Certain Limitations on Share Usage. Notwithstanding anything herein to the contrary:

(a)

any Shares withheld by the Company or used (i) to pay the Exercise Price of an Option granted under this Plan or (ii) to satisfy tax withholding obligations associated with an Award granted under this Plan, shall, in each case, count against the Aggregate Share Limit;

(b)

any Shares that were subject to an SAR granted under this Plan that were not issued in connection with a settlement of the SAR in Shares upon the exercise of such SAR shall count against the Aggregate Share Limit; and

(c)	any Shares that were purchased by the Company on the open market with the proceeds from the exercise of an Option shall not be added to the Aggregate Share Limit.

4.4 Annual Award Limits. The following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”), as adjusted pursuant to Sections 4.5 and 17.2, shall apply to grants of such Awards under this Plan for Plan Years beginning on or after May     , 2015:

(a)	Options: During any Plan Year, the maximum number of Shares subject to Options intended to qualify as Qualified Performance Based Compensation granted to an Employee shall be 500,000 Shares;

(b)	SARs: During any Plan Year, the maximum number of Shares subject to Stock Appreciation Rights intended to qualify as Qualified Performance Based Compensation (whether paid in cash or stock) granted to an Employee shall be 500,000 Shares;

(c)	Restricted Stock: During any Plan Year, the maximum number of Shares that may be granted with respect to Awards of Restricted Stock intended to qualify as Qualified Performance Based Compensation to an Employee shall be 500,000 Shares;

(d)	Restricted Stock Units: During any Plan Year, the maximum number of Shares subject to Awards of Restricted Stock Units intended to qualify as Qualified Performance Based Compensation (whether paid in cash or stock) granted to an Employee shall be 500,000 Shares;

(e)	Performance Shares: During any Plan Year, the maximum number of Shares subject to Awards of Performance Shares intended to qualify as Qualified Performance Based Compensation (whether paid in cash or stock) granted to an Employee shall be 500,000 Shares;

(f)	Cash-Based Awards: During any Plan Year, the maximum amount awarded or credited with respect to Cash-Based Awards intended to qualify as Qualified Performance Based Compensation granted to an Employee may not exceed 15 Million Dollars ($15,000,000);

(g)	Other Stock-Based Awards: During any Plan Year, the maximum number of Shares with respect to Other Stock-Based Awards intended to qualify as Qualified Performance Based Compensation granted pursuant to Section 11.2 to an Employee shall be 500,000 Shares; and

(h)	Nonemployee Director Awards: During any Plan Year, the maximum number of Shares with respect to Awards granted to a Nonemployee Director shall be 500,000 Shares.

4.5 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spinoff, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in-kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Exercise Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect, or related to, such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. Subject to Article 17, but notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock or reorganization upon such terms and conditions as it may deem appropriate.

The determination of the Committee as to the foregoing adjustments and substitutions, if any, shall be conclusive and binding on Participants and beneficiaries under this Plan. The adjustments and substitutions described in this Section shall be made in compliance with: (i) Code Sections 422 and 424 with respect to ISOs; (ii) Treasury Department Regulation Section 1.424-1 (and any successor) with respect to NSOs, applied as if the NSOs were ISOs; (iii) Code Section 409A, to the extent necessary for exemption therefrom, and to avoid adverse tax consequences thereunder; and (iv) unless specifically determined otherwise by the Committee, Code Section 162(m) with respect to Awards granted to Covered Employees that the Committee intends be Qualified Performance-Based Compensation.

4.6 Minimum Vesting Periods. Each Award granted under this Plan shall have a Period of Restriction or a Performance Period that ends no less than one year from such Award’s Grant Date; provided that a total of 5% of the Shares in the Aggregate Share Limit may be used for Awards that are not subject to such minimum vesting period requirements.

Article 5. Eligibility and Participation

5.1 Eligibility. Individuals eligible to participate in this Plan include all Employees and Directors.

5.2 Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals (or classes or categories of individuals) to whom Awards shall be granted and shall determine, in its sole discretion, the nature and terms of each Award.

Article 6. Stock Options

6.1 Grant of Options. Subject to the terms of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time, as shall be determined by the

Committee, in its sole discretion; provided, however, that ISOs may be granted only to eligible Employees of the Company or any Subsidiary (as permitted under Code Sections 422 and 424) and only prior to the tenth anniversary of the Effective Date. An Employee who is employed by a Subsidiary may only be granted Options to the extent the Subsidiary is part of: (a) the Company’s controlled group of corporations, or (b) a trade or business under common control; as of the Date of Grant, each as determined under the rules of Code Section 414, but substituting for this purpose ownership of at least fifty percent (50%) of the Subsidiary to determine the members of the controlled group of corporations and the entities under common control. No Award of an Option may entitle a Participant to dividend equivalents with respect to the Shares covered by the Option.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which the Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement shall also specify whether the Option is intended to be an ISO or an NSO.

6.3 Exercise Price. The Exercise Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Exercise Price must be at least equal to one hundred percent (100%) of the FMV of the underlying Shares on the Grant Date. With respect to a Participant who owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company, any Subsidiary or any Affiliate, the Exercise Price of Shares subject to an ISO shall be at least equal to one hundred ten percent (110%) of the FMV of such Shares on the Grant Date.

6.4 Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary of its Date of Grant.

6.5 Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant. An Award Agreement for an Option may provide that such Option, or a portion thereof, becomes exercisable upon certain events, such as the Participant’s death, disability, or termination of employment under certain circumstances. The aggregate FMV of Shares with respect to which ISOs are exercisable for the first time by a grantee during any calendar year (under this Plan or any other plan adopted by the Company or its parent or subsidiary) shall not exceed one hundred thousand dollars ($100,000). If such aggregate FMV (determined with respect to each ISO at the time of grant) exceeds such amount, such number of ISOs as have an aggregate FMV equal to the amount in excess of such amount shall be treated as NSOs.

6.6 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

Payment of the Exercise Price is a condition precedent to the issuance of the Shares as to which an Option is exercised. The Exercise Price shall be payable to the Company in full by: (a) paying cash or its equivalent; (b) tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price; (c) cashless (broker-assisted) exercise; (d) any combination of (a), (b), and (c); or (e) any other method or methods approved or accepted by the Committee in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including, without limitation, satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares or, if requested by the Participant, certificated Shares in an appropriate amount based upon the number of Shares purchased under the Option(s). Alternatively, if the relevant Award Agreement requires payment of cash or its equivalent at that time, the Company shall pay to the Participant the appropriate amount of cash or its equivalent.

6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article as it may deem advisable including minimum holding period requirements and restrictions under applicable federal securities laws or regulations, the rules of any stock exchange or market upon which such Shares are then listed or traded or any blue sky or state securities laws applicable to such Shares.

6.8 Prohibition on Repricing. Subject to Section 4.5, in no event shall the Committee or the Board, without first obtaining the approval of the Company’s shareholders, have the right to: (i) cancel outstanding Options for the purpose of replacing or regranting such Options with an Exercise Price that is less than the original Exercise Price of the Option, or (ii) change the Exercise Price of an Option to an Exercise Price that is less than the original Option Exercise Price, or (iii) cancel outstanding Options with an Exercise Price that is more than the Fair Market Value of a Share on the date of cancellation in exchange for cash or another Award.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms of this Plan, SARs may be granted to Participants at any time, and from time to time, as shall be determined by the Committee in its sole discretion. However, an Employee of a Subsidiary may only be granted SARs to the extent the Subsidiary is: (a) part of the Company’s controlled group of corporations, or (b) a trade or business under common control with the Company, as of the date of grant, each determined under the rules of Code Section 414, but substituting for this purpose ownership of at least fifty percent (50%) of the Subsidiary to determine the members of the controlled group of corporations and the entities under common control.

Subject to the terms of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and the terms and conditions pertaining to such SARs.

The Exercise Price for each SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, that the Exercise Price must be at least equal to one hundred percent (100%) of the FMV of the underlying Shares on the Grant Date.

No Award of an SAR may entitle a Participant to dividend equivalents with respect to the Shares covered by the SAR.

7.2 SARs Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Exercise Price, the term of the SAR and such other provisions as the Committee shall determine.

7.3 Term of SARs. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary of its grant.

7.4 Exercise of SARs. SARs may be exercised upon the terms and conditions imposed by the Committee in its sole discretion. An Award Agreement for an SAR may provide that such SAR, or a portion thereof, becomes exercisable upon certain events, such as the Participant’s death, disability, or termination of employment under certain circumstances.

7.5 Settlement of SARs. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price; by

(b)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, payment upon the exercise of an SAR may be in cash, Shares or a combination thereof, or in any other manner approved by the Committee. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.6 Other Restrictions. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of a SAR granted under this Article as it may deem advisable including minimum holding period requirements and restrictions under applicable federal securities laws or regulations, the rules of any stock exchange or market upon which such Shares are then listed or traded or any blue sky or state securities laws applicable to such Shares.

7.7 Prohibition on Repricing. Subject to Section 4.5, in no event shall the Committee or the Board, without first obtaining the approval of the Company’s shareholders, have the right to: (i) cancel outstanding SARs for the purpose of replacing or regranting such SARs with an Exercise Price that is less than the original Exercise Price of the SAR, or (ii) change the Exercise Price of a SAR to an Exercise Price that is less than the original SAR Exercise Price, or (iii) cancel outstanding SARs with an Exercise Price that is more than the Fair Market Value of a Share on the date of cancellation in exchange for cash or another Award.

Article 8. Restricted Stock

8.1 Grant of Restricted Stock. Subject to the terms of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

8.2 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction or Performance Period, the number of Shares of Restricted Stock issued and such other provisions as the Committee shall determine.

8.3 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock as it may deem advisable including requirements that Participants pay stipulated purchase prices for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock. An Award Agreement for an Award of Restricted Stock may provide that such Restricted Stock, or a portion thereof, becomes nonforfeitable or vests upon certain events, such as the Participant’s death, disability, or termination of employment under certain circumstances.

Except as otherwise provided in this Article, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations).

If share certificates are required by law to be issued and to the extent deemed appropriate by the Committee, the Company may retain any certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

8.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3, any certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation or law, is subject to certain restrictions on transfer set forth in the FirstEnergy Corp. 2015 Incentive Compensation Plan, in the rules and administrative procedures adopted pursuant to such Plan, and in a Restricted Stock Award Agreement dated                     . A copy of the Plan, such rules and procedures, and such Restricted Stock Award Agreement may be obtained from the Corporate Secretary of FirstEnergy Corp.”

8.5 Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

8.6 Dividends. Any Award of Restricted Stock may require that any or all dividends or other distributions paid thereon during the applicable Period of Restriction be paid in cash or in additional Shares of Restricted Stock on a current, deferred or contingent basis subject to the same restrictions as the underlying Award; provided, however, that dividends or other distributions on Shares of Restricted Stock with restrictions that lapse as a result of the achievement of performance goals shall be reinvested in additional Shares of Restricted Stock subject to the achievement of the same performance goals.

Article 9. Restricted Stock Units

9.1 Grant of Restricted Stock Units. Subject to the terms of this Plan, the Committee, at any time and from time to time, may grant Awards of Restricted Stock Units to Participants in such amounts as the Committee shall determine.

9.2 Restricted Stock Unit Agreement. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Period of Restriction or Performance Period, the number Restricted Stock Units granted and such other provisions as the Committee shall determine.

9.3 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Restricted Stock Units as it may deem advisable including requirements that Participants pay stipulated purchase prices for each Share subject to a Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which the Shares are listed or traded, or holding requirements or sale restrictions placed by the Company on the Shares delivered to a Participant upon the vesting of the Restricted Stock Units. An Award Agreement for an Award of Restricted Stock Units may provide that such Restricted Stock Units, or a portion thereof, become nonforfeitable or vest upon certain events, such as the Participant’s death, disability, or termination of employment under certain circumstances.

Restricted Stock Units shall be settled in cash, Shares or a combination of cash and Shares as the Committee, in its sole discretion, shall determine.

9.5 Ownership. During the Period of Restriction or Performance Period, the Participant will have no rights of ownership in the Shares subject to the Restricted Stock Units and shall have no right to vote such Shares.

9.6 Dividends Equivalents. The Committee may, at the Grant Date of Restricted Stock Units, provide for the payment of dividend equivalents to the Participant either in cash or in additional Restricted Stock Units on a current, deferred or contingent basis; provided, however, that dividend equivalents on Restricted Stock Units with restrictions that lapse as a result of the achievement of performance goals will be deferred until, and paid contingent upon, the achievement of the applicable performance goals.

Article 10. Performance Shares

10.1 Grant of Performance Shares. Subject to the terms of this Plan, the Committee, at any time and from time to time, may grant Awards of Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

10.2 Value of Performance Shares. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set performance goals in its sole discretion which, depending on the extent to which they are met, will determine the value and number of Performance Shares upon which payout will be based.

10.3 Earning of Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares shall be entitled to receive payout based upon the value and number of Performance Shares earned by the Participant over the Performance Period determined as a function of the extent to which, or whether, the corresponding performance goals have been achieved. An Award Agreement for an Award of Performance Shares may provide that such Performance Shares, or a portion thereof, vest upon certain events, such as the Participant’s death, disability, or termination of employment under certain circumstances.

10.4 Payment of Performance Shares. Payment of earned Performance Shares shall be in such form and at such time as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Shares in the form of cash or Shares (or in a combination thereof) equal to the value of the earned Performance Shares. Any Shares delivered to a Participant upon the vesting and settlement of Performance Shares may be subject to any restrictions deemed appropriate by the Committee.

10.5 Dividends Equivalents. The Committee may, at the Grant Date of Performance Shares, provide for the payment of dividend equivalents to the Participant either in cash or in additional Performance Shares on a deferred or contingent basis; provided, however, that dividend equivalents on Performance Shares will be deferred until and paid contingent upon, the achievement of the applicable performance goals.

Article 11. Cash-Based Awards and Other Stock-Based Awards

11.1 Grant of Cash-Based Awards. Subject to the terms of the Plan, the Committee may, at any time and from time to time, grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine. The Committee may designate Cash-Based Awards to Covered Employees as being Qualified Performance-Based Compensation.

11.2 Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described in this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares. The Committee may designate Other Stock-Based Awards to Covered Employees as being Qualified Performance-Based Compensation.

11.3 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units denominated in Shares, as determined by the Committee. The Committee may establish performance goals in its sole discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which, or whether, the performance goals are met.

11.4 Payment of Cash-Based Awards and Other Stock-Based Awards. Any payment with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares, as the Committee determines. An Award Agreement for Cash-Based Award or Other Stock-Based Award may provide that such Award, or a portion thereof, becomes nonforfeitable or vests upon certain events, such as the Participant’s death, disability, or termination of employment under certain circumstances.

Article 12. Transferability of Awards

Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, no Award granted under this Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In no event may an Award be transferred for value. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, all Awards granted to a Participant under this Plan shall be exercisable during his or her lifetime only by the Participant.

Article 13. Performance Measures

13.1 Performance Measures. The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Qualified Performance-Based Compensation shall be based on one or more of the following Performance Measures:

(a)	Net earnings or net income (before or after taxes);

(b)	Income;

(c)	Retained earnings;

(d)	Earnings per share;

(e)	Net sales or revenue growth;

(f)	Net operating profit or income;

(g)	Operating earnings;

(h)	Return measures (including return on assets, capital, invested capital, equity, sales or revenue);

(i)	Cash flow (including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment);

(j)	Earnings before taxes, interest, depreciation and/or amortization (“EBITDA”);

(k)	Adjusted EBITDA;

(l)	Gross or operating margins;

(m)	Productivity ratios;

(n)	Share price (including growth measures and total shareholder return);

(o)	Costs or cost control;

(p)	Margins;

(q)	Operating efficiency;

(r)	Operating and maintenance cost management;

(s)	Demand-side management (including conservation and load management);

(t)	Market share;

(u)	Service reliability;

(v)	Energy production availability performance;

(w)	Results of customer satisfaction or employee satisfaction surveys;

(x)	Aggregate product price and other product price measures;

(y)	Working capital;

(z)	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

(aa)	Management development;

(bb)	Succession planning;

(cc)	Shaping legislative and regulatory initiatives and outcomes;

(dd)	Taxes;

(ee)	Safety record;

(ff)	Depreciation and amortization;

(gg)	Total shareholder return;

(hh)	Workforce hiring plan measures;

(ii)	Air quality control project management;

(jj)	Environmental;

(kk)	Risk management;

(ll)	Technology upgrade measures;

(mm)	Financial contribution to earnings from special projects or initiatives;

(nn)	Capital expenditures;

(oo)	Generation output;

(pp)	Power supply sourcing adequacy;

(qq)	Results of asset acquisitions;

(rr)	Results of asset divestitures;

(ss)	Capitalization;

(tt)	Credit metrics;

(uu)	Credit ratings;

(vv)	Compound growth rates (earnings, revenue, income from continuing operations, cash generation, etc.);

(ww)	Generation outage duration;

(xx)	Transmission outage duration;

(yy)	Distribution outage duration;

(zz)	Value creation;

(aaa)	Effective tax rate;

(bbb)	Financing flexibility;

(ccc)	Financing capability; and

(ddd)	Value returned to shareholders.

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary or Subsidiaries as a whole or any business unit or business or reporting segment of the Company and/or a Subsidiary or Subsidiaries or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of peer companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select a share price performance measure as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article. In establishing Performance Measures, the Committee may provide that any financial factor that in whole or in part comprises any Performance Measure will be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) or that any such financial factor may be non-GAAP or that such financial factor may be adjusted to exclude any or all GAAP or non-GAAP items. To the extent such exclusions affect Awards intended to be Qualified Performance-Based Compensation, such exclusions shall be prescribed in a form that meets the requirements of Code Section 162(m).

13.2 Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items, (f) acquisitions or divestitures and/or (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards that are intended to qualify as Qualified Performance-Based Compensation, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

13.3 Committee Discretion. If the Committee determines that it is advisable to grant Awards that are not intended to qualify as Qualified Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on performance measures other than those set forth in Section 13.1.

Article 14. Nonemployee Director Awards. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting of any type of Award to Nonemployee Directors. Each grant of an award to a Nonemployee Director will be upon such terms and conditions as approved by the Board and will be evidenced by an Award Agreement in such form as will be approved by the Board. Each Award Agreement will specify in the case of an Option and free-standing SAR, an Exercise Price per Share, which will not be less than the Fair Market Value per Share on the Grant Date. Each Option and SAR granted under the Plan to a Nonemployee Director will expire not more than 10 years from the Grant Date and may be subject to earlier termination as may be provided in the Award Agreement. If a Nonemployee Director subsequently becomes an employee of the Company or a Subsidiary while remaining a member of the Board, any Award held under this Plan by such individual at the time of such commencement of employment will not be affected thereby. Nonemployee Directors, pursuant to this Article 14, may be granted, or may be permitted to elect to receive, pursuant to procedures established by the Board, all or any portion of their annual retainers, meeting fees or other fees in Shares or Restricted Shares in lieu of cash.

Article 15. Rights of Participants

15.1 Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company and its Subsidiaries to terminate any Participant’s employment or service, at any time or for any reason, nor confer upon any Participant any right to continue employment or service as a Director for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or its Subsidiaries and, accordingly, subject to Articles 3 and 17, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company and its Subsidiaries.

15.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

15.3 Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder (or beneficial owner, as the case may be) with respect to Shares covered by any Award until the Participant becomes the record holder (or beneficial owner) of such Shares.

Article 16. Change in Control

16.1 Change in Control of the Company. Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article shall apply in the event of a Change in Control unless otherwise determined by the Committee in connection with the grant of an Award as reflected in the applicable Award Agreement.

Upon a Change in Control, except to the extent that another Award meeting the requirements of Section 16.2 (a “Replacement Award”) is provided to the Participant to replace such Award (the “Replaced Award”), all then-outstanding Stock Options and Stock Appreciation Rights shall immediately become fully vested and exercisable, and each other then-outstanding Award whose lapse of restrictions depends solely on the satisfaction of a service obligation by a Participant to the Company or Subsidiary shall vest in full and be free of restrictions related to the vesting of such Awards. The treatment of any other Awards shall be as determined by the Committee in connection with the grant thereof, as reflected in the applicable Award Agreement.

Except to the extent that a Replacement Award is provided to the Participant, the Committee may, in its sole discretion: (a) determine that any or all outstanding Awards granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive for each Share of Common Stock subject to such Awards a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by shareholders of the Company in respect of a Share of Common Stock in connection with such transaction and the purchase price per share, if any, under the Award multiplied by the number of Shares of Common Stock subject to such Award; provided that if such product is zero or less, or to the extent that the Award is not then exercisable, the Awards will be canceled and terminated without payment therefor, or (b) provide that the period to exercise Options or Stock Appreciation Rights granted under the Plan shall be extended (but not beyond the expiration of such Options or Stock Appreciation Rights).

16.2 Replacement Awards. An Award shall meet the conditions of this Section (and hence qualify as a Replacement Award) if: (a) it has a value at least equal to the value of the Replaced Award as determined by the Committee in its sole discretion; (b) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; and (c) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

16.3 Termination of Employment. Upon a termination of employment or termination of directorship of a Participant by the Company other than for Cause occurring in connection with or during the period of two (2) years after such Change in Control: (a) all Replacement Awards held by the Participant shall become fully vested and (if applicable) exercisable and free of restrictions, and (b) all Stock Options and Stock Appreciation Rights held by the Participant immediately before the termination of employment or termination of directorship that the Participant held as of the date of the Change in Control or that constitute Replacement Awards shall remain exercisable until the earlier of one (1) year following such termination and expiration of the stated term of such Stock Option or SAR; provided that if the applicable Award Agreement provides for a longer period of exercisability, that provision shall control.

16.4 Awards Subject to Code Section 409A. Notwithstanding anything to the contrary in this Plan, if the payment or settlement with respect to an Award constitutes a deferral of compensation under Code Section 409A, then to the extent necessary to comply with Code Section 409A, payment or delivery with respect to such Award following a Change in Control shall be made on the date for which payment or delivery was originally scheduled in the Award Agreement.

Article 17. Amendment, Modification, Suspension and Termination

17.1 Amendment, Modification, Suspension and Termination. Subject to Section 17.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend or terminate this Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders and except as provided in Section 4.5, Options or SARs issued under this Plan will not be repriced, replaced (with any other Awards), regranted through cancellation or regranted by lowering the Exercise Price of a previously granted Option or SAR, nor will any outstanding underwater Options or SARs under this Plan be purchased for cash.

17.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.5) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan; provided that, with respect to Awards that are intended to qualify as Qualified Performance-Based Compensation, any adjustment will comply with the requirements of Code Section 162(m). The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

17.3 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 17.4), no termination, amendment, suspension or modification of this Plan or an Award Agreement shall materially and adversely affect any Award previously granted under this Plan without the written consent of the Participant who received such Award.

17.4 Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement (and, with respect to Awards to Participants other than Nonemployee Directors, the Committee may amend an Award Agreement) prospectively or retroactively as it deems advisable to conform the Plan or such Award Agreement to any present or future law relating to plans of this or similar nature, to the administrative regulations and rulings promulgated thereunder or to NYSE listing standards.

By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section to any Award granted under the Plan without further consideration or action.

Article 18. Withholding

18.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state and local taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

18.2 Share Withholding. With respect to withholding required upon the lapse of restrictions, settlement or any other taxable event arising as a result of an Award other than a Stock Option or SAR that is payable through the issuance and delivery of Shares to the Participant, unless the Committee determines otherwise, each Participant shall satisfy his or her withholding requirement by having the Company withhold a number of Shares having a Fair Market Value on the date the withholding amount is to be determined in an amount not to exceed the minimum statutory tax that could be imposed on the transaction.

Article 19. Successors.

All obligations of the Company under this Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 20. Recoupment.

This Plan and any Award granted thereunder will be subject to and administered in compliance with Section 10D of the Exchange Act, any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Shares may be traded, and the Company’s Executive Compensation Recoupment Policy, as amended from time to time. This Plan and any Award Agreement may be amended to further such purpose without the consent of the Participant.

Article 21. Insider Trading Policy.

This Plan, any Award and any Shares issued pursuant to the exercise or settlement of any Award shall be subject to the Company’s Insider Trading Policy, as amended from time to time.

Article 22. Duration of the Plan and Shareholder Approval.

The Plan shall become effective on the Effective Date and shall terminate automatically ten years thereafter, unless terminated pursuant to its terms before that time. Notwithstanding the preceding sentence, termination of the Plan shall not affect any Award granted before the date of termination, unless expressly provided in the applicable Award Agreement.

Article 23. General Provisions

23.1 Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

23.2 Interpretation. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural. The word “including” or any variation thereof, means “including, without limitation,” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

23.3 Severability. In the event any provision of this Plan shall be found illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

23.4 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

23.5 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable ruling of any governmental body that the Company determines are advisable.

23.6 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such authority is not obtained.

23.7 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment purposes and without any intention to sell or distribute the Shares.

23.8 Uncertificated Shares. The issuance or transfer of Shares to Participants may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

23.9 Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments that the Company and its Subsidiaries may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other individual. To the extent that any individual acquires a right to receive payments from the Company or its Subsidiaries under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or Subsidiary, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company or a Subsidiary, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

23.10 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

23.11 Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

23.12 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or a Subsidiary to take any action which such entity deems to be necessary or appropriate.

23.13 Governing Law and Venue. The Plan and each Award Agreement shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award and their beneficiaries, estates, successors and assignees are deemed to submit to the exclusive jurisdiction and venue of the U.S. District Court for the Northern District of Ohio or the Summit County (Ohio) Court of Common Pleas, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

23.14 Action Required. If a Participant or beneficiary is required to take any action under this Plan within a certain number of days, and the final day of such period ends on Saturday, Sunday or a federal holiday, the Participant or beneficiary must take such action no later than the last business day preceding such day.

23.15 Compliance with Code Section 409A.

(a)

To the extent applicable, it is intended that the Plan and any Awards made hereunder comply with (or be exempt from) the provisions of Code Section 409A, so that the income inclusion provisions of Code Section 409A (a) (1) do not apply to the Participants. This Plan and any Awards granted hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Code Section 409A will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)

Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Code Section 409A) payable under this Plan and Awards granted hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment. Except as permitted under Code Section 409A, any deferred compensation (within the meaning of Code Section 409A) payable to a Participant or for a Participant’s benefit under this Plan and Awards granted hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Affiliates or Subsidiaries.

(c)

If, at the time of a Participant’s separation from service (within the meaning of Code Section 409A), (i) the Participant is a specified employee (within the meaning of Code Section 409A and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Code Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Code Section 409A in order to avoid taxes or penalties under Code Section 409A, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it on the first business day of the seventh month after such separation from service.

(d)

Notwithstanding any provision of the Plan and Awards granted hereunder to the contrary, in light of the uncertainty with respect to the proper application of Code Section 409A, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Code Section 409A. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and Awards granted hereunder (including any taxes and penalties under Code Section 409A), and neither the Company nor any of its affiliates will have any obligation to provide the Participant with any tax gross-up or indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

Appendix B

2014 Energy Services Peer Group

AMEREN CORP	DUKE ENERGY CORP	PEPCO HOLDINGS INC
AMERICAN ELECTRIC POWER CO INC	EDISON INTERNATIONAL	PG&E CORP
CENTERPOINT ENERGY INC	ENTERGY CORP	PPL CORP
CMS ENERGY CORP	EXELON CORP	PUBLIC SERVICE ENTERPRISE GROUP
CONSOLIDATED EDISON INC	INTEGRYS ENERGY GROUP, INC.	SEMPRA ENERGY
DOMINION RESOURCES INC	NEXTERA ENERGY INC	SOUTHERN CO
DTE ENERGY CO	NISOURCE INC	XCEL ENERGY INC

2014 General Industry Peer Group

3M CO	GOODYEAR TIRE & RUBBER CO	OWENS CORNING
AIR PRODUCTS & CHEMICALS INC	HALLIBURTON CO	PACCAR INC
ALCOA INC	HONEYWELL INTERNATIONAL INC	PARKER HANNIFIN CORP
ALTRIA GROUP, INC.	ILLINOIS TOOL WORKS INC	PPG INDUSTRIES INC
AUTOMATIC DATA PROCESSING INC	INTERNATIONAL PAPER CO	PROGRESSIVE CORP
AUTONATION, INC.	JABIL CIRCUIT INC	QUALCOMM INC
AVON PRODUCTS INC	JACOBS ENGINEERING GROUP INC	RAYTHEON CO
BAXTER INTERNATIONAL INC	KELLOGG CO	REYNOLDS AMERICAN INC
BRISTOL MYERS SQUIBB CO	KIMBERLY CLARK CORP	SAIC, INC.
COLGATE PALMOLIVE CO	L 3 COMMUNICATIONS HOLDINGS INC	SHERWIN WILLIAMS CO
CONAGRA FOODS INC	LILLY ELI & CO	STRYKER CORP
CUMMINS INC	MARRIOTT INTERNATIONAL INC	TEXAS INSTRUMENTS INC
DEAN FOODS CO	MEDTRONIC INC	TEXTRON INC
EATON CORP	MOSAIC CO	TRW AUTOMOTIVE HOLDINGS CORP
ECOLAB INC	NAVISTAR INTERNATIONAL CORP	TYSON FOODS INC
EMC CORP	NORFOLK SOUTHERN CORP	UNION PACIFIC CORP
EMERSON ELECTRIC CO	NORTHROP GRUMMAN CORP	WASTE MANAGEMENT INC
GENERAL MILLS INC	OCCIDENTAL PETROLEUM CORP	WHIRLPOOL CORP
GENUINE PARTS CO	ONEOK INC	XEROX CORP

B-1

76 South Main Street Akron, Ohio 44308

Rhonda S. Ferguson

Vice President and Corporate Secretary

April 1, 2015

Dear Shareholder:

You are cordially invited to attend the 2015 FirstEnergy Corp. Annual Meeting of Shareholders on Tuesday, May 19, 2015, at 8:00 a.m., Eastern Time, at the John S. Knight Center, 77 E. Mill Street, Akron, Ohio. If you plan to attend the meeting in person, you must register in advance. Instructions on how to register are included in the questions and answers section of the proxy statement. Please refer to the proxy statement for directions to the meeting.

As you may recall, you previously consented to accessing FirstEnergy’s annual reports and proxy statements on the Internet instead of receiving paper copies. The annual report, proxy statement and all other proxy material related to the 2015 FirstEnergy Corp. Annual Meeting of Shareholders may be accessed and viewed at www.ViewMaterial.com/FE.

The Notice of Annual Meeting of Shareholders is printed on the back of this letter. The notice and proxy statement contain important information about proxy voting and the business to be conducted at the meeting. We encourage you to read it carefully before voting. Your Board of Directors recommends that you vote “FOR” Items 1 through 4 and “AGAINST” each of the shareholder proposals, which are Items 5 through 8.

Enclosed is your proxy card, which provides instructions to appoint your proxy and vote your shares. We encourage you to take advantage of the Internet or telephone voting options. Instructions regarding Internet and telephone voting are provided on the enclosed proxy card and are available at www.ViewMaterial.com/FE. Please note that since you already have consented to accessing FirstEnergy’s annual reports and proxy statements on the Internet, it is not necessary when voting your shares to again provide consent.

If you wish to receive a paper copy of the annual report and proxy statement with your proxy card in the future, or if you would like a paper copy of this year’s documents, please call Shareholder Services at (800) 736-3402.

This notice and proxy statement is being mailed to shareholders on or about April 1, 2015.

Your vote and support are important to us. Thank you in advance for voting promptly.

Sincerely,

Important Note Regarding Voter Participation

Pursuant to applicable rules, if your shares are held in a broker account, you must provide your broker with voting instructions for all matters to be voted on at the Annual Meeting of Shareholders except for the ratification of PricewaterhouseCoopers LLP as FirstEnergy Corp.’s independent registered public accounting firm; your broker does not have the discretion to vote your shares on any other matters without the specific instruction from you to do so.

Please take time to vote your shares!

Notice of Annual Meeting of Shareholders

April 1, 2015

To the Holders of Shares of Common Stock:

The 2015 FirstEnergy Corp. Annual Meeting of Shareholders (later referred to as the Meeting) will be held on Tuesday, May 19, 2015 at 8:00 a.m., Eastern Time at the John S. Knight Center, 77 E. Mill Street, Akron, Ohio. The purpose of the Meeting will be to:

•	Elect the 13 nominees to the Board of Directors named in the proxy statement to hold office until the 2016 Annual Meeting of Shareholders and until their successors shall have been elected;

•	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2015;

•	Advisory vote to approve named executive officer compensation;

•	Approve the FirstEnergy Corp. 2015 Incentive Compensation Plan;

•	Vote on four shareholder proposals, if properly presented at the Meeting; and

•	Take action on other business that may come properly before the Meeting and any adjournment or postponement thereof.

Please carefully review this notice and the proxy statement and vote your shares by following the instructions on your proxy card/voting instruction form, Notice of Internet Availability of Proxy Materials or other electronic communications to ensure your representation at the Meeting. Only shareholders of record as of the close of business on March 20, 2015, or their proxy holders, may vote at the Meeting.

If you plan to attend the Meeting in person, you must register in advance. Instructions on how to register are included in the questions and answers section of the proxy statement.

On behalf of the Board of Directors,

Rhonda S. Ferguson

Vice President and Corporate Secretary

Akron, Ohio

ELECTRONIC ACCESS OF FUTURE PROXY MATERIALS

c/o Corporate Election Services P.O. Box 3200 Pittsburgh, PA 15230

To assist us in reducing the cost of mailing proxy materials, you can consent to access all future proxy statements, annual reports and other related materials via the Internet (no paper copies unless applicable regulations require delivery of printed proxy materials). To consent, please follow the instructions provided when you vote by Internet or telephone.

Or, if voting by mail, check the box at the bottom reverse side of this proxy/voting instruction form and return it in the envelope provided.

Your vote is important! Even if you plan to attend our annual meeting in person, please cast your vote as soon as possible by:

Internet Access the Internet site and cast your vote: www.cesvote.com	OR	QR Code Scan with a mobile device	OR	Telephone Call Toll-Free using a touch-tone telephone: 1-888-693-8683	OR	Mail Return your proxy/voting instruction form in the postage-paid envelope provided

Access to voting is available 24 hours a day, 7 days a week.

If you vote by telephone or Internet, please do not return your proxy/voting instruction form.

Your vote must be received by 7:00 a.m., Eastern Time on Tuesday, May 19, 2015, to be counted in the final tabulation except for participants in the FirstEnergy Corp. Savings Plan. If you are a participant in the FirstEnergy Corp. Savings Plan, your vote must be received by 6:00 a.m., Eastern Time on Monday, May 18, 2015, to be counted in the final tabulation.

ê Please sign and date the proxy/voting instruction form below and fold and detach at the perforation before mailing.  ê

Proxy/Voting Instruction Form

This proxy/voting instruction form is solicited by the Board of Directors for the Annual Meeting of Shareholders on May 19, 2015

The undersigned appoints Rhonda S. Ferguson, Daniel M. Dunlap, and Edward J. Udovich as Proxies with the power to appoint their substitutes; authorizes them to represent and to vote, as directed on the reverse side, all the shares of common stock of FirstEnergy Corp. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 19, 2015 at the John S. Knight Center, 77 E. Mill Street, Akron, Ohio at 8:00 a.m., Eastern Time, or at any adjournment or postponement thereof; and authorizes them to vote, at their discretion, on other business that properly may come before the meeting.

If applicable, as a participant and “named fiduciary” in the FirstEnergy Corp. Savings Plan, this form also serves as voting instructions to State Street Bank and Trust Company, as Trustee for shares held in the Plan. The Trustee will vote all shares as instructed by Plan participants and the shares for which the Trustee does not receive timely voting instructions will be voted by the Trustee in the same proportion as the shares held under the Plan for which the Trustee receives voting instructions.

Date:

Signature

Signature
Sign above as name(s) appear on this proxy/voting instruction form. If signing for a corporation or partnership or as an agent, attorney or fiduciary, indicate the capacity in which you are signing.

Please date, sign and mail promptly if you are not voting by telephone or Internet.

ADMISSION CARD

If you plan to attend the Annual Meeting, you must register in advance by following the instructions included in the question and answer section of the proxy statement. Also, if you plan to attend the Annual Meeting, please follow the related instructions when voting by telephone or Internet, or if voting by mail, check the box at the bottom and return it in the envelope provided.

Please bring this card if you choose to attend the Annual Meeting.

It will expedite your admittance when presented upon your arrival.

FirstEnergy Corp.

Annual Meeting of Shareholders

Tuesday, May 19, 2015 at 8:00 a.m. Eastern Time

John S. Knight Center

77 E. Mill Street, Akron, OH

For personal use of the named shareholder(s) – not transferable.

If you registered to attend the Annual Meeting, please present this card at the reception desk upon arrival and please bring a valid form of government-issued photo identification for admission to the Annual Meeting.

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Shareholders, please ensure your shares are represented at the meeting by promptly voting by telephone or Internet or by returning your proxy/voting instruction form in the enclosed envelope.

ê Please sign and date the proxy/voting instruction form below and fold and detach at the perforation before mailing.  ê

When properly executed, your proxy/voting instruction form will be voted in the manner you direct. If you do not specify your choices, your shares will be voted FOR Items 1 through 4 and AGAINST Items 5 through 8.

Your Board of Directors recommends a vote FOR Items 1 through 4.

1.	Election of Directors:	☐ FOR all nominees listed below		☐ WITHHOLD AUTHORITY
		(except as indicated to the contrary below)		to vote for all nominees listed below
	Nominees:	(01) Paul T. Addison	(02) Michael J. Anderson	(03) William T. Cottle	(04) Robert B. Heisler, Jr.
		(05) Julia L. Johnson	(06) Charles E. Jones	(07) Ted J. Kleisner	(08) Donald T. Misheff
		(09) Ernest J. Novak, Jr.	(10) Christopher D. Pappas	(11) Luis A. Reyes	(12) George M. Smart
(13) Dr. Jerry Sue Thornton
To withhold authority to vote for individual Nominee(s), write the name(s) or number(s) on the line below:

2.	Ratify the Appointment of the Independent Registered Public Accounting Firm	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Advisory Vote to Approve Named Executive Officer Compensation	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	Approve the FirstEnergy Corp. 2015 Incentive Compensation Plan	☐ FOR	☐ AGAINST	☐ ABSTAIN

Your Board of Directors recommends a vote AGAINST Items 5 through 8.

5.	Shareholder proposal: Report on Lobbying Expenditures	☐ FOR	☐ AGAINST	☐ ABSTAIN

6.	Shareholder proposal: Report on Carbon Dioxide Goals	☐ FOR	☐ AGAINST	☐ ABSTAIN

7.	Shareholder proposal: Simple Majority Vote	☐ FOR	☐ AGAINST	☐ ABSTAIN

8.	Shareholder proposal: Proxy Access Regulation (By-Law)	☐ FOR	☐ AGAINST	☐ ABSTAIN

☐

Check this box if you consent to accessing, in the future, the annual report, proxy statement and any other related material via the Internet (no paper copies unless applicable regulations require delivery of printed proxy materials).

☐	If you plan to attend the Annual Meeting in-person on May 19, 2015 in Akron, Ohio, check this box to register in advance.

SIGN ON THE REVERSE SIDE.